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                        CNL HOSPITALITY PROPERTIES, INC.

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                     Supplement No. 3, dated April 13, 1999
                      to Prospectus, dated October 6, 1998
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         This Supplement is part of, and should be read in conjunction with, the
Prospectus dated October 6, 1998. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of February 26, 1999, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after February 26, 1999, will be reported in a subsequent Supplement.

         As of February 26, 1999, the Company had received aggregate subscription proceeds of $73,605,508 (7,360,551 Shares), including 3,730 Shares ($37,299) issued pursuant to the Reinvestment Plan, from 2,937 stockholders. Net proceeds to the Company after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Offering Expenses totalled approximately $65,701,000. In addition, $3,684,745 was advanced to the Company as a convertible loan in connection with the Western International acquisitions. As of February 26, 1999, the Company had invested, either directly or indirectly, approximately $52,025,000 of such proceeds in six hotel Properties, had paid $9,400,000 as deposits on seven additional hotel Properties and had incurred approximately $3,541,000 in Acquisition Fees and miscellaneous acquisition expenses, leaving approximately $4,620,000 in Net Offering Proceeds available for investment in additional Properties and Mortgage Loans.


                                  RISK FACTORS

REAL ESTATE INVESTMENT RISKS

         Possible Lack of Diversification Increases Risk of Investment. There is no limit on the number of properties of a particular hotel chain or restaurant chain which we may acquire. However, under investment guidelines established by the Board of Directors, no single hotel chain may represent more than 50% of the total hotel portfolio unless approved by the Board of Directors, including a majority of the independent Directors. We are not obligated to invest in both types of properties. The Company could invest entirely in hotel properties. Because of the higher average purchase price of a hotel property compared to a restaurant property, investment in hotel properties will reduce the number of properties in which the Company could otherwise invest. While we may invest in both hotel and restaurant properties, management believes that over time the Company may focus its property investments exclusively on hotel properties. The Board of Directors, however, including a majority of the independent Directors, will review the Company's properties and potential investments in terms of geographic and chain diversification. At this time, all of the Company's properties are Marriott-branded hotels. If we continue to concentrate our acquisitions with Marriott chains or in the future concentrate our acquisitions on another chain, it will increase the risk that our financial condition will be adversely affected by a downturn in a particular market sub-segment or by the poor judgment of a particular management group.

TAX RISKS

         Risks Relating to Leases of Properties. Our tax counsel, Shaw Pittman Potts & Trowbridge, is of the opinion, based upon certain assumptions, that the leases of hotels and restaurants where we own the underlying land constitute leases for federal income tax purposes. However, with respect to the hotels and restaurants where we do not own the underlying land, Shaw Pittman is unable to render this opinion. If the lease of a hotel or restaurant does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Shaw Pittman, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would not be entitled to claim depreciation deductions with respect to the hotel or restaurant (although we would be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in certain taxable years our taxable income, and the corresponding obligation to distribute 95% of such income, would be increased. Any increase in our distribution requirements may limit our ability to invest in additional hotels and restaurants and to make additional mortgage loans.


                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Transactions."


                              CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Advisor and those Affiliates that will provide services to the Company.

                               CNL Group, Inc. (1)
              Subsidiaries, Affiliates and Strategic Business Units

 Capital Markets:                        Retail:
 ----------------                        -------
   CNL Securities Corp. (2)                Commercial Net Lease Realty, Inc. (4)
   CNL Investment Company

 Corporate Services:                     Restaurant:
 -------------------                     -----------
   CNL Corporate Services, Inc. (3)        CNL Fund Advisors, Inc.
                                           CNL Restaurant Services, Inc.

                                         Hospitality:
                                         ------------
                                           CNL Hospitality Advisors, Inc.
                                           (formerly CNL Real Estate Advisors,
                                           Inc.) (5)
                                           CNL Hotel Development Company

                                         Health Care:
                                         ------------
                                           CNL Health Care Advisors, Inc.
                                           CNL Health Care Development, Inc.

                                         Financial Services:
                                         -------------------
                                           CNL Financial Services, Inc.
                                           CNL Advisory Services, Inc.

                                         Corporate Properties:
                                         ---------------------
                                           CNL Corporate Properties, Inc.

--------------------------
(1) James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Group, Inc. with Dayle L. Seneff, his wife.

(2) CNL Securities Corp. (a subsidiary of CNL Group, Inc.) has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(3) CNL Corporate Services, Inc. (a wholly owned subsidiary of CNL Group, Inc.) and other Affiliates provide administrative and accounting services for various CNL entities, including the Company.

(4) Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.

(5) CNL Hospitality Advisors, Inc. (a subsidiary of CNL Group, Inc.) provides management and advisory services to the Company pursuant to the Advisory Agreement.

         The Advisor and certain other Affiliates of the Company are affiliated with CNL American Properties Fund, Inc., a public program which invests in restaurant properties. As of February 26, 1999, CNL American Properties Fund, Inc. had approximately $56,800,000 available for investment.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with those of the Company. In addition, the Company and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of Property, in which the approval of the Company and each co-venturer is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. The Company may experience difficulty in locating a third party purchaser for its Joint Venture interest and in obtaining a favorable sales price for such Joint Venture interest. See "Risk Factors -- Company May Not Control Joint Ventures."

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties, mortgage loans and secured equipment leases among certain affiliated entities. These restrictions include the following:

         5. The Board of Directors and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor and its Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of restaurants and other businesses and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment. The Advisor and certain other Affiliates of the Company are affiliated with CNL American Properties Fund, Inc., a public program whose offering of securities became fully subscribed in December 1998. As of February 26, 1999, CNL American Properties Fund, Inc. had approximately $56,800,000 available for investment.


                          SUMMARY OF REINVESTMENT PLAN

GENERAL

         An independent agent (the "Reinvestment Agent"), which currently is MMS Securities, Inc., will act on behalf of the participants in the Reinvestment Plan (the "Participants"). The Reinvestment Agent at all times will be registered as a broker-dealer with the Securities and Exchange Commission (the "Commission") and each state securities commission. At any time that the Company is engaged in an offering, including the offering described herein, the Reinvestment Agent will invest all Distributions attributable to Shares owned by Participants in Shares of the Company at the public offering price per Share, which is currently $10.00 per Share. At any time that the Company is not engaged in an offering and until Listing, the price per Share will be determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by the Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a Sale of the Company's Assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. All Shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the Reinvestment Plan. Until this offering has terminated, Shares will be available for purchase out of the additional 1,500,000 Shares registered with the Commission in connection with this offering. See "The Offering -- Plan of Distribution." After the offering has terminated, Shares will be available from any additional Shares (not expected to exceed 1,500,000 Shares at any one time) which the Company elects to register with the Commission for the Reinvestment Plan. The Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase Shares through the Reinvestment Plan at any time and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering, may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

         At any time that the Company is not engaged in an offering, the price per Share purchased pursuant to the Reinvestment Plan shall be the fair market value of the Shares based on quarterly appraisal updates of the Company's assets until such time, if any, as Listing occurs. Upon Listing, the Shares to be acquired for the Reinvestment Plan may be acquired either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per-Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares. The Company is unable to predict the effect which such a proposed Listing would have on the price of the Shares acquired through the Reinvestment Plan.


                              REDEMPTION OF SHARES

         Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its sole option, redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a stockholder's Shares may not be redeemed. If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of proceeds from the sale of Shares under the Reinvestment Plan (the "Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares redeemed by the Company exceed 5% of the number of shares of the Company's outstanding common stock at the beginning of such 12-month period.

         In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, the Company plans to redeem the Shares in the order in which such redemption requests have been received. A stockholder whose Shares are not redeemed due to insufficient funds can ask that the request to redeem the Shares be honored at such time, if any, as there are sufficient funds available for redemption. In such case, the redemption request will be retained and such Shares will be redeemed before any subsequently received redemption requests are honored. Alternatively, a stockholder whose Shares are not redeemed may withdraw his or her redemption request. Stockholders will not relinquish their Shares until such time as the Company commits to redeeming such Shares.

         If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional Property (directly or through a Joint Venture) or to invest in additional Mortgage Loans, or is used to repay outstanding indebtedness. In that event, the Company may use all or a portion of such amount to acquire one or more additional Properties, to invest in one or more additional Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to purchase such Property or Properties or invests in such Mortgage Loan or Mortgage Loans, or uses such amount to repay outstanding indebtedness, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares.

         A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the "Redemption Agent"), which is currently MMS Securities, Inc. The Redemption Agent at all times will be registered as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

         Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares redeemed during an offering would equal the then current offering price, which the Company anticipates will continue to be $10.00 per Share, until such time, if any, as Listing occurs, less a discount of 8%, for a net redemption price of $9.20 per Share. The aforementioned redemption price approximates the per Share net proceeds received by the Company in the offering, after deducting Selling Commissions of 7.5% and a 0.5% marketing support and due diligence fee payable to the Managing Dealer and certain Soliciting Dealers in such offering.

         It is not anticipated that there will be a market for the Shares before Listing occurs (although liquidity is not assured thereby). Accordingly, during periods when the Company is not engaged in an offering, it is expected that the purchase price for Shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Company: (i) the price at which Shares have been purchased by stockholders, either pursuant to the Reinvestment Plan or outside of the Reinvestment Plan (to the extent the Company has information regarding the prices paid for Shares purchased outside the Reinvestment Plan), (ii) the annual statement of Share valuation provided to certain stockholders (see "Reports to Stockholders"), and (iii) the price at which stockholders are willing to sell their Shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Board of Directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders. Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

         A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least 250 Shares (100 Shares for an IRA, Keogh Plan or pension plan).

         The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; (v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) the Directors, in their sole discretion, deem such suspension to be in the best interest of the Company. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders." The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when
Listing occurs. See "Risk Factors -- Investment Risks -- Lack of Liquidity of Shares."


                                    BUSINESS

GENERAL

         The Company is a Maryland corporation that was organized on June 12, 1996. On June 15, 1998, the Company formed CNL Hospitality Partners, LP, a wholly owned Delaware limited partnership (the "Partnership"). Properties acquired are expected to be held by the Partnership and, as a result, owned by the Company through the Partnership. The term "Company" includes CNL Hospitality Properties, Inc. and its subsidiaries, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Hospitality Partners, LP.

         The Company has been formed primarily to acquire Properties to be leased on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis. With proceeds of this offering, the Company intends to purchase primarily fast-food, family-style, and casual-dining restaurant Properties and limited service, extended stay and full service hotel Properties. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance. Some hotel Property leases may, however, obligate the tenant to fund, in addition to its lease payment, a reserve fund up to a pre-determined amount. Generally, money in that fund may be used by the tenant to pay for replacement of furniture and fixtures. The Company may be responsible for other capital expenditures or repairs. The tenant generally is responsible for replenishing the reserve fund and for paying a specified return on the amount of capital expenditures paid for by the Company in excess of amounts in the reserve fund. Management believes that the combination of restaurant and hotel Properties will benefit the Company and its investors by enabling the Company to take advantage of attractive investment opportunities in the growing restaurant and hotel industries and by providing the Company with increased diversification of its investments. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, and the building only with the land owned by a third party. The Company may provide Mortgage Loans to operators of Restaurant Chains and Hotel Chains secured by real estate owned by the operators. To a lesser extent, the Company may also offer Secured Equipment Leases to operators of Restaurant Chains and Hotel Chains pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         The Properties, which typically will be freestanding and will be located across the United States, will be leased to operators of Restaurant Chains and Hotel Chains to be selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan will be submitted to the Board of Directors for approval. Properties purchased by the Company are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property, with automatic rent increases and/or percentage rent based on gross sales above specified levels. See "Description of Leases -- Computation of Lease Payments," below.

         The Company has not specified any percentage of Net Offering Proceeds to be invested in either restaurant or hotel Properties. To the extent the Company invests in restaurant Properties, it is expected that those will be Properties of selected Restaurant Chains that are national and regional restaurant chains, primarily fast-food, family-style, and casual-dining chains. Fast-food restaurants feature quality food and quick service, which often includes drive-through service, and offer a variety of menu items such as hamburgers, steaks, seafood, chili, pizza, pasta dishes, chicken, hot and cold sandwiches, and salads. Family-style restaurants feature services that generally are associated with full-service restaurants, such as full table service and cooked-to-order food, but at more moderate prices. The casual-dining (or dinner house) concept features a variety of popular contemporary foods, full table service, moderate prices, and surroundings that are appealing to families. The casual-dining segment of the restaurant industry, like the family-style segment, features services that generally are associated with the full-service restaurant category. According to forecasts appearing in the January 1, 1997 issue of Restaurants and Institutions, it is projected that the casual-dining segment of full-service restaurant sales will experience 3.8% real growth in sales in 1997, with sales predicted to reach $49 billion. The top 15 casual-dining chains by sales have a total of 3,583 restaurants throughout the United States.

         The restaurant industry is one of the largest industries in the United States in volume of sales and number of employees (more than 10 million persons) and includes fast-food outlets, cafeterias, lunchrooms, convenience stores, family-style restaurants, casual-dining facilities, full-service restaurants, and contract and industrial feeders. Industry publications project that restaurant industry sales will increase from $173.7 billion in 1985 to $354 billion in 1999. Restaurant industry sales for 1998 are projected to be $338.4 billion. Nominal growth, which is comprised of real growth and inflationary growth, is estimated to be 4.6% in 1999. Real growth of the restaurant industry in 1998 was 2.6%, and industry analysts currently estimate that the restaurant industry will achieve 1.8% real growth in 1999; however, according to the National Restaurant Association, fast-food restaurants should also experience a 1.8% real growth increase over 1998. Sales in this segment of the restaurant industry are projected to be $110.4 billion for 1999.

         The Company may invest in the fast-food, family-style, and casual-dining segments of the restaurant industry, the most rapidly growing segments in recent years. According to the National Restaurant Association, 51% of adults eat at a quick-service restaurant and 42% of adults patronize a moderately-priced family restaurant at least once each week. In addition, the National Restaurant Association indicates that Americans spend approximately 44 cents of every food dollar on dining away from home. Surveys published in Restaurant Business indicate that families with children choose quick-service restaurants four out of every five times they dine out. Further, according to Nation's

Restaurant News, the 100 largest restaurant chains are posting an average of 8.65% growth in their systemwide sales figures for 1997. Casual-theme dining concepts are among the chains showing the strongest growth. In 1997, the sandwich segment experienced sales growth of 4.48% over 1996 figures, and the casual-dining segment experienced systemwide sales growth in 1997 of 10.63%, compared to 9.98% in 1995. Management believes that the Company will have the opportunity to participate in this growth through the ownership of Properties leased to operators of the Restaurant Chains.

         The fast-food, family-style and casual-dining segments of the restaurant industry have demonstrated their ability to adapt to changes in consumer preferences, such as health and dietary issues, decreases in the disposable income of consumers and environmental awareness, through various innovative techniques, including special value pricing and promotions, increased advertising, menu changes featuring low-calorie, low-cholesterol menu items, and new packaging and energy conservation techniques.

         The table set forth below provides information with respect to certain Restaurant Chains in which Affiliates of the Company (consisting of an unlisted public REIT, 18 public partnerships and 8 private partnerships) had invested as of December 31, 1998, and a listed public REIT (which was managed by an Affiliate through December 31, 1997, at which time such Affiliate merged with the REIT) had invested as of December 31, 1997:



                                           Approximate             Aggregate
                                        Dollars Invested         Percentage of              Number of
Restaurant Chain                          by Affiliates        Dollars Invested          Prior Programs
----------------                          -------------        ----------------          --------------
Golden Corral                             $145,920,000                13.1%                    23
Jack in the Box                            108,625,000                 9.7%                    15
Burger King                                 97,611,000                 8.9%                    24
Denny's                                     61,601,000                 5.5%                    19
Boston Market                               57,501,000                 5.2%                    11
IHOP                                        56,719,000                 5.1%                    10
Hardee's                                    54,108,000                 4.9%                    12
Bennigan's                                  43,143,000                 3.9%                     5
TGI Friday's                                33,734,000                 3.0%                     7
Shoney's                                    33,513,000                 3.0%                    10
Wendy's                                     33,251,000                 3.0%                    14
Steak & Ale                                 30,182,000                 2.7%                     1
Long John Silver's                          29,045,000                 2.6%                     6
Arby's                                      25,047,000                 2.3%                    10
Darryl's                                    22,296,000                 2.0%                     4
Checkers                                    21,125,000                 1.9%                     8
Chevy's Fresh Mex                           20,776,000                 1.9%                     6
Black-eyed Pea                              18,301,000                 1.7%                     4
Pizza Hut                                   17,964,000                 1.6%                     9
Applebee's                                  17,188,000                 1.6%                     1
Pollo Tropical                              17,086,000                 1.5%                     1
Ground Round                                15,751,000                 1.4%                     3
Perkins                                     15,157,000                 1.4%                     9
KFC                                         14,463,000                 1.3%                    12
Taco Bell                                   10,049,000                 0.9%                     9
Popeyes                                      9,906,000                 0.9%                     9
Tumbleweed Southwest
   Mesquite Grill & Bar                      9,323,000                0.8%                      1
Ruby Tuesday                                 9,030,000                0.8%                      3
Sonny's Real Pit Bar-B-Q                     9,000,000                0.8%                      1
Roadhouse Grill                              8,361,000                0.8%                      2
Ponderosa                                    6,400,000                0.6%                      4
Quincy's                                     5,968,000                0.5%                      5


         The Company also invests Net Offering Proceeds in Properties of selected national and regional limited service, extended stay and full service Hotel Chains. The Company believes that attractive opportunities exist to acquire limited service, extended stay and full service hotels in urban and resort locations. According to Smith Travel Research, a leading provider of lodging industry statistical research, the hotel industry has been steadily improving its financial performance over the past seven consecutive years. Also according to Smith Travel Research, in 1997, the industry reached its highest absolute level of pre-tax profit in its history at approximately $17 billion, an increase of approximately 36% over 1996.

                                 Pre-Tax Profits
                             of Hospitality Industry
                                  (in billions)

                     Year                         Profitability
                     ----                         -------------

                     1993                           $  2.4
                     1994                              5.5
                     1995                              8.5
                     1996                             12.5
                     1997                             17.0

         Source:  Smith Travel Research

         As indicated in the table below, the average daily room rate increased 4.4% in 1998, from $75.31 in 1997 to $78.62 in 1998, resulting in 11 consecutive years of room rate growth.

                          Hospitality Industry Average
                             Daily Room Rate By Year

                     Year                             Rate
                     ----                             ----

                     1987                           $52.58
                     1988                            54.47
                     1989                            56.35
                     1990                            57.96
                     1991                            58.08
                     1992                            58.91
                     1993                            60.53
                     1994                            62.86
                     1995                            65.81
                     1996                            70.81
                     1997                            75.31
                     1998                            78.62

         Source:  Smith Travel Research

         Revenue per available room also increased by 3.6% from $48.57 in 1997 to $50.32 in 1998. In 1998, growth in room supply exceeded growth in room demand and resulted in a slight dip in occupancy. In 1998, total occupancy fell 0.8% from 64.5% in 1997 to 64.0%. Growth in room demand exceeded the growth in new room supply for each year from 1992 through 1996 and industry-wide occupancy increased from a 20 year low of 61.8% in 1991 to 65% in 1996.

         According to American Hotel & Motel Association data, in 1997, Americans traveling in the United States spent more than $1.38 billion per day, $57.4 million per hour and $955,800 per minute on travel and tourism. Total travel expenditures in the United States generated $481.5 billion in sales. In addition, there were 49,000 hotel properties which included over 3.8 million hotel rooms recording $85.6 billion in revenue. Hotels are a vital part of travel and tourism. In the United States, the tourism industry, which globally is the world's largest industry, is currently ranked third behind auto sales and retail food sales. In terms of employment, the hotel industry supports over 7 million direct jobs, generating $18.93 billion in wages. Nationally, 13.8% of total hotel rooms available are located in urban areas, 35.3% in suburban areas, 33.2% in highway locations, 6.4% in airport areas, and the remaining 11.3% in resort locations.

         The Company will acquire limited service, extended stay or full service hotel Properties. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities.

         Management intends to structure the Company's investments to allow it to participate, to the maximum extent possible, in any sales growth in the restaurant and hotel industries, as reflected in the Properties that it owns. The Company therefore intends to generally structure its leases with percentage rent requirements which are based on gross sales over specified levels of the particular business located on the Property. Gross sales may increase even absent real growth because increases in the costs typically are passed on to the consumers through increased prices, and increased prices are reflected in gross sales. In an effort to provide regular cash flow to the Company, the Company intends to structure its leases to provide a minimum level of rent which is payable regardless of the amount of gross sales at a particular Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in these industry segments through careful selection and screening of its tenants (as described in "Standards for Investment" below) in order to reduce risks of default; monitoring statistics relating to restaurant and hotel chains and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Standards for Investment" below for a description of the standards which the Board of Directors will employ in selecting Restaurant Chains, Hotel Chains and particular Properties for investment.

         Management expects to acquire Properties in part with a view to diversification among the geographic location of the Properties. There are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Company may be located. It is anticipated that the Properties acquired by the Company will be located in various states and regions within the United States.

         The Company believes that freestanding, "triple-net" leased properties of the type in which the Company will generally invest are attractive to tenants because freestanding properties typically offer high visibility to passing traffic, ease of access from a busy thoroughfare, tenant control over the site to set hours of operation and maintenance standards and distinctive building designs conducive to customer name recognition.

         The Company may provide Mortgage Loans, generally for the purchase of buildings by tenants that lease the underlying land from the Company. However, because it prefers to focus on investing in Properties, which have the potential to appreciate, the Company currently expects to provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of Gross Proceeds. Mortgage Loans will be secured by the building and improvements on the land. The Company expects that the interest rate and terms (generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

         The Company also intends to offer Secured Equipment Leases to operators of Restaurant Chains and Hotel Chains. The Secured Equipment Leases will consist primarily of leases of, and loans for the purchase of, Equipment. As of the date of this Prospectus, the Company has neither identified any prospective operators of Restaurant Chains or Hotel Chains that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. The Company cannot predict terms and conditions of the Secured Equipment Leases, although the Company expects that the Secured Equipment Leases will (i) have terms that equal or exceed the useful life of the subject Equipment (although such terms will not exceed 7 years), (ii) in the case of the leases, include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee, (iii) include a stated interest rate, and (iv) in the case of the leases, provide that the Company and the lessees will each treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." In addition, the Company expects that each of the Secured Equipment Leases will be secured by the Equipment to which it relates. Payments received from lessees under Secured Equipment Leases will be treated as payments of principal and interest. All Secured Equipment Leases will be negotiated by the Advisor and approved by the Board of Directors including a majority of the Independent Directors.

         The Company will borrow money to acquire Assets and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $45,000,000, and may, in addition, also obtain Permanent Financing. On July 31, 1998, the Company entered into an initial $30,000,000 revolving Line of Credit to be used to acquire hotel Properties. See "Business -- Borrowings" for a description of the $30,000,000 Line of Credit. The Board of Directors anticipates that the aggregate amount of any Permanent Financing, if obtained, will not exceed 30% of the Company's total assets. The Permanent Financing would be used to acquire Assets and pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, to the Advisor. The Line of Credit may be repaid with offering proceeds, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee. The Company has not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms.

         As of February 26, 1999, the Company had acquired, directly or indirectly, six hotel Properties consisting of land, building and equipment and had initial commitments to acquire, directly or indirectly, seven additional Properties. However, as of February 26, 1999, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Mortgage Loan or Secured Equipment Lease.

INVESTMENT OF OFFERING PROCEEDS

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as the Company believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, and (iii) a satisfactory site inspection has been completed. The initial disclosure of any proposed acquisition, however, cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

         Based on their past experience in acquiring similar properties and in light of current market conditions, management of the Company and the Advisor have estimated an average purchase price of $800,000 to $900,000 per restaurant Property. Based on the purchase prices of the six Properties acquired directly or indirectly by the Company as of February 26, 1999, and current market conditions, the Company and the Advisor have estimated an average purchase price of $10,000,000 to $35,000,000 per hotel Property. See "Business -- General." If 15,000,000 Shares ($150,000,000) are sold, the Company could (i) invest in only hotel Properties, in which case it could acquire between 8 to 13 hotel Properties or (ii) invest in both restaurant and hotel Properties, although in this instance the number of restaurant Properties and hotel Properties would vary significantly depending upon the cost of the hotel Properties acquired. Based on the Properties owned as of February 26, 1999, and assuming that the remaining uninvested proceeds as of February 26, 1999 and any additional Net Offering Proceeds are divided evenly between restaurant and hotel Properties, as to which there is no assurance, the Company could invest in approximately 40 to 50 restaurant Properties and 7 to 10 hotel Properties. In certain cases, the Company may become a co-venturer in a Joint Venture that will own the Property. In each such case, the Company's cost to purchase an interest in such Property will be less than the total purchase price and the Company therefore will be able to acquire interests in a greater number of Properties. The Company may also borrow to acquire Assets. See "Business -- Borrowing." Management estimates that approximately 30% to 50% of the Company's investment in a restaurant Property generally will be for the cost of land, and 50% to 70% generally will be for the cost of the building. For a hotel Property, management estimates that 10% to 20% of the Company's investment will be for cost of land and 80% to 90% for the cost of the building. See "Joint Venture Arrangements" below and "Risk Factors -- Real Estate Investment Risks -- Possible Lack of Diversification Increases Risk of Investment." Management cannot estimate the number of Mortgage Loans that may be entered into. The Company may also borrow money to make Mortgage Loans.

         Although management cannot estimate the number of Secured Equipment Leases that may be entered into, it expects to fund the Secured Equipment Lease program from the proceeds of the Line of Credit or Permanent Financing in an amount not to exceed 10% of Gross Proceeds and management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

PROPERTY ACQUISITIONS

         Atlanta Portfolio. On July 31, 1998, the Company acquired two hotel Properties. The Properties are the Residence Inn(R) by Marriott(R) located in the Buckhead (Lenox Park) area of Atlanta, Georgia (the"Buckhead (Lenox Park) Property"), and the Residence Inn by Marriott located at Gwinnett Place in Duluth, Georgia (the "Gwinnett Place Property").

         The Company acquired the Buckhead (Lenox Park) Property for $15,731,414 from Buckhead Residence Associates, L.L.C. and the Gwinnett Place Property for $11,514,125 from Gwinnett Residence Associates, L.L.C. In connection with the purchase of the two Properties, the Company, as lessor, entered into two separate, long-term lease agreements. The lessee of the Buckhead (Lenox Park) and the Gwinnett Place Properties is the same unaffiliated lessee. The leases on both Properties are cross-defaulted. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:

0 The initial term of each lease expires in approximately 19 years, on August 31, 2017.

0 At the end of the initial lease term, the tenant will have three consecutive renewal options of five years.

0        The  leases  will  require   minimum  rent   payments  to  the  Company
         aggregating $1,651,798 per year for the Buckhead (Lenox Park) Property and $1,208,983 per year for the Gwinnett Place Property.

0 Minimum rent payments will increase to $1,691,127 per year for the Buckhead (Lenox Park) Property and $1,237,768 per year for the Gwinnett Place Property after the first lease year.

0 In addition to minimum rent, for each calendar year, the leases will require percentage rent equal to 15% of the aggregate amount of all revenues combined, for the Buckhead (Lenox Park) and the Gwinnett Place Properties, in excess of $8,080,000.

0 A security deposit equal to $819,000 for the Buckhead (Lenox Park) Property and $598,500 for the Gwinnett Place Property will be retained by the Company as security for the tenant's obligations under the leases.

0 Management fees payable to Stormont Trice Management Corporation for operation of the Buckhead (Lenox Park) and Gwinnett Place Properties are subordinated to minimum rents due to the Company.

0 The tenant of the Buckhead (Lenox Park) and Gwinnett Place Properties will establish a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve will be made monthly as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

0 Stormont Trice Corporation, Stormont Trice Development Corporation and Stormont Trice Management Corporation jointly and severally will guarantee the obligations of the tenant under the leases for the Buckhead (Lenox Park) and the Gwinnett Place Properties combined. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the Buckhead (Lenox
         Park) and the Gwinnett Place Properties exceeds minimum rent due under the leases by 25% for any trailing 12 month period. The guarantee is equal to $2,835,000 for the first two years, and $1,197,000 for the third year.

         The estimated  federal income tax basis of the  depreciable  portion of
the  Buckhead   (Lenox  Park)  Property  and  the  Gwinnett  Place  Property  is
$14,700,000 and $11,100,000, respectively.

         The Buckhead (Lenox Park) Property and the Gwinnett Place Property are newly constructed hotels which commenced operations on August 7, 1997 and July 29, 1997, respectively. The Buckhead (Lenox Park) Property is situated in a 22 acre mixed-use development and has 150 guest suites. The Gwinnett Place Property is located 30 minutes from downtown Atlanta and has 132 guest suites. Other lodging facilities located in proximity to the Buckhead (Lenox Park) Property include an Embassy Suites, a Summerfield Suites, a Homewood Suites, an
Amerisuites, a Courtyard(R) by Marriott(R) and another Residence Inn by Marriott. Other lodging facilities located in proximity to the Gwinnett Place Property include a Courtyard by Marriott, an Amerisuites, a Sumner Suites and a Hampton Inn. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:



                       Buckhead (Lenox Park) Property                               Gwinnett Place Property
           --------------------------------------------------------     -------------------------------------------------
                  Average           Average              Revenue            Average           Average           Revenue
                 Occupancy         Daily Room         per Available        Occupancy        Daily Room       per Available
   Year             Rate              Rate                Room                Rate             Rate               Room
------------    -------------    ---------------    ------------------    -------------    --------------    ---------------

      *1997         42.93%            $91.15              $39.13              39.08%           $85.97            $33.60
     **1998         75.20%             99.70               75.01              74.10%            87.36             64.73



* Data for the Buckhead (Lenox Park) Property represents the period August 7, 1997 through December 31, 1997 and data for the Gwinnett
         Place Property represents the period August 1, 1997 through December 31, 1997.
**       Data for 1998  represents the period  January 1, 1998 through  December
         31, 1998.

         The Company believes that the results achieved by the Properties for year-end 1997, are not indicative of their long-term operating potential, as both Properties had been open for less than six months during the reporting period. On a proforma basis, had the Company owned the Properties as of January 1, 1998, combined net operating income before subordinated management fees would be 1.23 times base rent on a year-to-date basis.

         Western International Portfolio. In February 1999, the Company executed a series of agreements with Five Arrows Realty Securities II L.L.C. ("Five Arrows"), pursuant to which the Company and Five Arrows formed a jointly-owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), for the purpose of acquiring up to eight hotels from various sellers affiliated with Western International (the "Hotels"). The eight Hotels are either newly constructed or in various stages of completion. When fully built, four of eight Hotels will operate as Courtyard by Marriott hotels, three will operate as Residence Inn by Marriott hotels, and one will operate as a Marriott Suites(R).

         The Company's advisor, CNL Hospitality Advisors, Inc. (the "Advisor"), will act as the advisor to Hotel Investors pursuant to a separate advisory agreement. However, in no event will the Company pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its Advisory Agreement. In that capacity, the Advisor has entered into separate purchase agreements for each of the eight Hotels, which agreements include customary closing conditions, including inspection of and due diligence on the completed properties. The aggregate purchase price of all eight Hotels, once acquired, will be approximately $184 million, excluding closing costs.

         In order to fund these purchases, Five Arrows has committed to make an investment of up to $50.9 million in Hotel Investors. The Company has committed to make an investment of up to $40 million in Hotel Investors, which investment will be made through the Company's wholly owned subsidiary, CNL Hospitality Partners, LP ("Hospitality Partners"). Hotel Investors expects to fund the remaining amount of approximately $96.6 million with permanent financing from Jefferson-Pilot Life Insurance Company, secured by Hotel Investors' interests in the properties (the "Hotel Investors Loan"). Hotel Investors intends to use funds from Five Arrows, the Company, and the Hotel Investors Loan proportionately to fund each property acquisition.

         In return for their respective funding commitments, Five Arrows will receive a 51% common stock interest and Hospitality Partners will receive a 49% common stock interest in Hotel Investors. As funds are advanced to Hotel Investors, Five Arrows will receive up to 50,886 shares of Hotel Investors' 8% Class A cumulative, preferred stock ("Class A Preferred Stock"), and Hospitality Partners will receive up to 39,982 shares of Hotel Investors' 9.76% Class B cumulative, preferred stock ("Class B Preferred Stock"). The Class A Preferred Stock is exchangeable upon demand into common stock of the Company, as determined pursuant to a formula that is intended to make the conversion not dilutive to the Company's common stockholders.

         Five Arrows has also committed to invest up to $15 million in the Company through the purchase of common stock pursuant to the Company's current public offering, the proceeds of which will be used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. Five Arrows will purchase the Company's stock as properties are acquired by Hotel Investors, as described above. In addition to the above investments, Five Arrows purchased a 10% interest in the Advisor.

         Cash flow from operations of Hotel Investors is expected to be distributed first to Five Arrows with respect to dividends payable on the Class A Preferred Stock. Such dividends are calculated based on Five Arrows' "special investment amount" which, is $1,294.78 per share, which represents the sum of its investment in Hotel Investors and its $15,000,000 investment in the Company on a per share basis, adjusted for any dividends received from the Company.
Then, cash flow from operations is expected to be distributed to the Company with respect to its Class B Preferred Stock. Next, cash flow will be distributed to 100 CNL associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash flow from operations will be distributed pro rata with respect to the interest in the common shares.

         On February 25, 1999, Hotel Investors purchased four of the eight Hotels for an aggregate purchase price of $90,448,000 (the "Initial Hotels") and paid $10,000,000 as a deposit on the four remaining Hotels. The Initial Hotels are the Courtyard by Marriott located in Plano, Texas (the "Legacy Park Property"), the Marriott Suites located in Dallas, Texas (the "Market Center Property"), the Residence Inn by Marriott located in Las Vegas, Nevada (the "Hughes Center Property") and the Residence Inn by Marriott located in Plano, Texas (the "Dallas Plano Property"). As a result of these purchases and the deposit, Five Arrows has funded $31,536,824 of its $50,890,000 commitment to Hotel Investors and purchased 31,537 shares of Class A Preferred Stock. In addition, Five Arrows has invested $9,297,056 of its $15 million commitment to the Company. Due to the current stock ownership limitations specified in the Company's Articles of Incorporation, $5,612,311 has been invested in the Company's common stock through the purchase of 590,770 Shares and $3,684,745 was advanced to the Company as a convertible loan, which bears interest at a rate of eight percent per annum. In connection with the acquisitions and the deposit, the Company has funded $24,778,933 of its $40 million commitment to Hotel Investors and purchased 24,779 shares of Class B Preferred Stock. Hotel Investors has obtained an advance of $47,863,052 relating to the Hotel Investors Loan in order to facilitate the acquisition of the Initial Hotels.

         In connection with Five Arrows' commitment to invest $15 million in the Company, the Advisor and certain Affiliates have agreed to waive certain fees otherwise payable to them by the Company.

         Hotel Investors acquired the Legacy Park Property for $12,694,000 from PLC Hotel Property, Ltd., the Market Center Property for $32,973,000 from Marcen Property, Ltd., the Hughes Center Property for $33,097,000 from LVHC Hotel
Property, Ltd. and the Dallas Plano Property for $11,684,000 from PLR1 Hotel Property, Ltd. In connection with the purchase of the four Properties, Hotel Investors, as lessor, entered into four separate, long-term lease agreements. The lessee of the Initial Hotels is the same unaffiliated lessee. The leases on all four Properties are cross-defaulted. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business Description of Property Leases." The principal features of the leases are as follows:

0 The initial term of each lease expires in approximately 20 years, on December 28, 2018.

0 At the end of the initial lease term, the tenant will have three consecutive renewal options of fifteen years.

0        The leases will require minimum rent payments as follows.


                                                                  Minimum Annual Rent
                                                         ---------------------------------------
                             Year 2 and
                             Property                        Year 1               Thereafter
                   -----------------------------         ----------------       ----------------
                   Legacy Park Property                       $1,308,673             $1,341,390
                   Market Center Property                      3,399,319              3,484,302
                   Hughes Center Property                      3,412,068              3,497,369
                   Dallas Plano Property                       1,204,485              1,234,597

0 In addition to minimum rent, for lease years one and two, the leases will require percentage rent equal to 7.75% of the aggregate amount of all room revenues combined, for the Initial Hotels, in excess of a combined quarterly threshold of $26,672,000. For lease year three and thereafter, the leases will require percentage rent equal to 7.75% of the aggregate amount of all room revenues combined, for the Initial Hotels, in excess of lease year two actual room revenues.

0 The tenant of the Initial Hotels will establish a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve will be made once every four weeks as follows: (i) for the Legacy Park, Hughes Center and Dallas Plano Properties, 1% of gross receipts for the first lease year; 3% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter and (ii) for the Market Center Property, 1% of gross receipts for the first lease year; 2% of gross receipts for the second lease year; 3% of gross receipts for the third through fifth lease years; 4% of gross receipts for the sixth through tenth lease years; and 5% of gross receipts for the eleventh lease year and thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company.

0 The tenant under each lease is required to maintain, for up to three years from the commencement of the last lease for the Hotels to be executed (but in no event earlier than December 31, 2003), a liquid net worth equal to a minimum amount (the "Net Worth Requirement"), which may be used solely to make payments under the leases. The Net Worth Requirement may be reduced after twelve months to the extent by which payment of rent exceeds cash available for lease payments (gross revenues less property expenses) derived from the leased Hotels during the one-year period. In addition, providing that all of the Hotels have been opened for one year, the Net Worth Requirement will terminate at such time that cash available for lease payments for all of the leased Hotels equals 125% of total minimum rent due under the leases; or that the lease is terminated pursuant to its terms (other than for an event of default).

         The estimated federal income tax basis of the depreciable portion of the Initial Hotels is as follows.

                   Legacy Park Property               $11,224,000
                   Market Center Property               30,623,000
                   Hughes Center Property               29,788,000
                   Dallas Plano Property                10,470,000

         Each of the Initial Hotels are newly constructed hotels which recently commenced operations. The Legacy Park Property is located approximately 25 miles north of the city of Dallas and has 153 guest rooms and five suites. The Market Center Property is approximately two miles northwest of the Dallas central business district and has 266 guest suites. The Hughes Center Property is in a commercial park located east of the Las Vegas strip and has 256 guest suites. The Dallas Plano Property is located approximately 25 miles north of the city of Dallas and has 126 guest suites. Other lodging facilities located in proximity to the Legacy Park Property include a Hampton Inn, a Fairfield Inn by Marriott, a LaQuinta Inn & Suites and another Courtyard by Marriott. Other lodging facilities located in proximity to the Market Center Property include a Renaissance(R) Hotel, an Embassy Suites, a Sheraton Suites, a Wyndham Garden Hotel and a Courtyard by Marriott. Other lodging facilities located in proximity to the Hughes Center Property include an AmeriSuites, a Hawthorn Suites and another Residence Inn by Marriott. Other lodging facilities located in proximity to the Dallas Plano Property include a Homewood Suites, a Bradford Suites, a Mainstay Suites, a La Quinta Inn & Suites, a Courtyard by Marriott and another Residence Inn by Marriott.

         Since the Initial Hotels are newly constructed properties, limited operating history is available. Of the Initial Hotels, the Hughes Center Property and the Dallas Plano Property were the earliest to commence operations, in October 1998. Based on information provided to the Company by Western International for the period ended December 31, 1998, these properties generated gross operating profits of $690,000 and $188,000, respectively, which resulted in net operating profits (earnings before interest, taxes and depreciation) of $394,000 and $55,000 respectively. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:



                                                           Average            Average               Revenue
                                                          Occupancy          Daily Room               per
                 Property                   Year             Rate               Rate             Available Room
       -----------------------------      ----------     -------------     ---------------     -------------------
       Legacy Park Property                  *1998            8.20%             $45.28                $ 3.70
                                            **1999           42.20%             105.37                 44.45

       Market Center Property                *1998           37.90%            $100.95               $ 38.26
                                            **1999           81.50%             138.50                112.91

       Hughes Center Property                *1998           47.30%            $107.86               $ 51.00
                                            **1999           51.60%             100.33                 51.79

       Dallas Plano Property                 *1998           46.70%            $ 88.79               $ 41.47
                                            **1999           47.10%              94.95                 44.68

* Data for the Legacy Park Property represents the period December 23, 1998 through January 1, 1999, data for the Market Center Property represents the period November 11, 1998 through January 1, 1999, data for the Hughes Center Property represents the period October 1, 1998 through January 1, 1999 and data for the Dallas Plano Property represents the period October 12, 1998 through January 1, 1999.

**       Data for 1999 represents the period January 2, 1999 through January 29,
         1999.

         The Company believes that the results achieved by the Initial Hotels for year-end 1998, are not indicative of their long-term operating potential, as they each had been open for three months or less during the reporting period.

         The brands, Residence Inn by Marriott, Courtyard by Marriott and Marriott Hotels, Resorts and Suites(R) are part of Marriott International's portfolio of brands. According to data obtained in February 1999 from Marriott's Market Planning & Feasibility department, Marriott International is one of the world's leading hospitality companies, managing the most hotels worldwide and is ranked as the sixth largest hotel company overall by brand (based on number of rooms in 1997). According to Marriott data, as of September 1998, Marriott International had more than 1,600 units (or properties), for an aggregate of more than 315,000 rooms worldwide. Although Marriott International has entered into a management agreement relating to the Initial Hotels, it has not guaranteed the payments due under the leases.

         Each Residence Inn by Marriott hotel typically offers daily complimentary breakfast and newspaper, an evening hospitality hour, a swimming pool, heated whirlpool and Sport Court(R). Guest suites provide in-room modem jacks, separate living and sleeping areas and a fully equipped kitchen with appliances and cooking utensils. According to Marriott, as of September 1998, there were over 250 Residence Inn by Marriott hotels in the United States and four in Canada and Mexico. With a usage rate of more than 83% among extended stay chains, Residence Inn by Marriott is the top U.S. extended stay lodging brand, appealing to travelers who need a room for five or more consecutive nights, according to data obtained in February 1999 from Marriott's Marketing Planning & Feasibility department.

         Each Courtyard by Marriott features a residential atmosphere, a restaurant, lounge, meeting space, exercise room and swimming pool. According to data obtained in February 1999 from Marriott's Marketing Planning & Feasibility department, Courtyard by Marriott is a leading moderate price lodging chain featuring a residential atmosphere. According to Marriott, as of September 1998, there were more than 340 Courtyard by Marriott hotels across the United States, Canada and abroad.

         Marriott Hotels, Resorts and Suites is Marriott International's flagship brand of upscale, full-service hotels and resorts. Each of the Marriott Hotels, Resorts and Suites features multiple restaurants and lounges, health club, swimming pool, gift shop, concierge level, business center and meeting facilities. According to Marriott, as of September 1998, there were over 340 Marriott Hotels, Resorts and Suites worldwide.

         In connection with the acquisition of certain of the Properties, the Company and Hotel Investors have entered into agreements with Marriott International or one of its affiliates. Among other things, these agreements require under certain circumstances that the Company or Hotel Investors obtain the consent of, or offer the Property to, Marriott International or one of its affiliates in the event that the Company or Hotel Investors wishes to sell the Property to a third party. The Company believes that these agreements and the terms thereof are consistent with standard practices in the hospitality industry.

PENDING INVESTMENTS

         As of February 26, 1999, the Company had initial commitments to acquire, directly or indirectly, seven hotel properties. Three of the Properties are located in Little Lake Bryan, a 300-acre community planned by The Little Lake Bryan Company. Included in the proposed acquisition are a 314-room Courtyard by Marriott, a 389-room Fairfield Inn(R) by Marriott(R) and a 398-room SpringHill Suites(R) by Marriott(R) (formerly Fairfield Suites(R) by Marriott(R)). The hotels will be developed by Marriott International, Inc. with completion scheduled for the year 2000. The community is less than five miles from the WALT DISNEY WORLD(R) Resort and less than ten miles from SeaWorld(R) Orlando, Universal Studios Escape(R) and the Orange County Convention Center.

         As shown below, the lodging market in the Lake Buena Vista area averaged 77% occupancy and an average daily room rate of $121 for year-end 1998. The Lake Buena Vista lodging market also achieved a 9.6% growth in room demand on a compounded annual basis over the last ten years. The following table reflects the hotel occupancy rates and daily room rates for hotels in the Orlando area:



                                        ORLANDO AREA HOTEL OCCUPANCY RATES
                                           AND AVERAGE DAILY ROOM RATES

                                   ORLANDO                                      LAKE BUENA VISTA*
                                           AVERAGE DAILY                                     AVERAGE DAILY
  YEAR              OCCUPANCY RATE           ROOM RATE                OCCUPANCY RATE           ROOM RATE
 ----------      -------------------    -------------------         -----------------     -------------------
 1993                    72.2%                 $64.61                     74.7%                  $103.09
 1994                    71.3%                  65.85                     76.3%                   100.26
 1995                    74.6%                  68.55                     80.3%                    96.99
 1996                    80.1%                  73.04                     82.5%                   104.65
 1997                    78.7%                  80.99                     80.2%                   116.18
 1998                    74.7%                  84.64                     76.9%                   121.48



* Little Lake Bryan is part of the Lake Buena Vista market area.

Source:  Smith Travel Research

         Orlando. According to the Orlando/Orange County Convention & Visitors Bureau 1998 Research report, Central Florida is one of the top five travel destinations in the United States and leisure travel to Orlando continues to grow. The number of domestic non-Florida leisure travelers visiting Orlando in 1997 increased 16.1% over 1996. In 1997, Universal Studios Escape(R) drew an estimated 8.9 million visitors and SeaWorld(R) Orlando had an estimated 4.9 million visitors. Area attractions continue to grow with new developments.

         In addition, according to the Orlando/Orange County Convention & Visitors Bureau 1998 Research report, visitor arrivals at Orlando International Airport increased from approximately 21,500,000 passengers in 1993, to 27,300,000 passengers in 1997. The number of domestic non-Florida business travelers during 1997 increased 22.1% over 1996. In addition, more than six million international visitors arrived in Florida in 1997, for a national market share of 25.1%. The Orlando area claimed 11.5% of the national market share. On average, international visitors spent $800 per person/per trip, excluding airfare, while visiting Orlando in 1997.

         The Orange County Convention Center recently completed a new phase of development. With 1.1 million square feet of exhibition space, an independent study ranked the center as number two in the nation for continuous exhibition space. The following table reflects the number of events which took place at the Orange County Convention Center between 1994 and 1997 and attendance levels for those events:

                            ORANGE COUNTY CONVENTION
                                CENTER ATTENDANCE

                  Year             # of Events           Attendance
                  ----             -----------           ----------

                  1994                 188                  705,824
                  1995                 168                  700,429
                  1996                 240               1,017,679
                  1997                 260                  930,219

Source:  Orlando/Orange County CVB

         Fairfield Inn by Marriott and SpringHill Suites by Marriott are economy lodging brands appealing to both business and leisure travelers. According to Marriott, as of September 1998, there are more than 340 Fairfield Inn by Marriott hotels and SpringHill Suites by Marriott hotels in 47 states.

         The four remaining hotel properties which the Company has initial commitments to acquire indirectly, are the following. The 176-room Courtyard by Marriott is located in Addison, Texas, a northern suburb of Dallas, in close proximity to high-rise office buildings, retail centers and restaurants. The 180-room Courtyard by Marriott is located in Scottsdale, Arizona, in central Scottsdale, within close proximity to office and retail developments in addition to galleries and upscale shops. The 250-room Courtyard by Marriott is located in Seattle, Washington, in the Lake Union district which is considered the northern boundary of the downtown area. The 200-room Residence Inn by Marriott is located in Phoenix, Arizona, approximately four miles from Sky Harbor International Airport.

         The acquisition of each of these properties is subject to the fulfillment of certain conditions. In order to acquire these properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of these properties are expected to be entered into on substantially the same terms described in "Business -- Description of Property Leases."

         The following chart provides additional information on systemwide occupancy levels for Marriott lodging brands:

                          Total Occupancy Rate for 1997
                          Marriott Brand as Compared to
                              U.S. Lodging Industry

                                                           Occupancy Rate
                                                           --------------

           U.S. Lodging Industry                               64.5%
           Courtyard by Marriott                               78.2%
           Fairfield Inns by Marriott &
               SpringHill Suites by Marriott                   73.0%
           Marriott Hotels, Resorts and Suites                 76.6%
           Residence Inn by Marriott                           80.6%

       Source:   Smith Travel Research (U.S. Lodging Industry only) and Marriott
       International, Inc. 1997 Annual Report

         Leases. Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.



                                   Estimated
                                    Purchase        Lease Term and              Minimum Annual
Property                              Price         Renewal Options                  Rent                      Percentage Rent
--------                            ---------       ---------------             --------------                 ---------------
Courtyard by Marriott                  (2)      15 years; two ten-year      10% of the Company's        for each lease year after
Orlando, FL (1)                                 renewal options             total cost to purchase      the second lease year, 7%
(the "Courtyard Little Lake Bryan                                           the property                of revenues in excess of
Property")                                                                                              revenues for the second
Hotel to be constructed                                                                                 lease year

Fairfield Inn by Marriott              (2)      15 years; two ten-year      10% of the Company's        for each lease year after
Orlando, FL (1)                                 renewal options             total cost to purchase      the second lease year, 7%
(the "Fairfield Inn Little Lake                                             the property                of revenues in excess of
Bryan Property")                                                                                        revenues for the second
Hotel to be constructed                                                                                 lease year

SpringHill Suites by Marriott          (2)      15 years; two ten-year      10% of the Company's        for each lease year after
Orlando, FL (1)                                 renewal options             total cost to purchase      the second lease year, 7%
(the "SpringHill Suites Little                                              the property                of revenues in excess of
Lake Bryan Property")                                                                                   revenues for the second
Hotel to be constructed                                                                                 lease year

Courtyard by Marriott               $17,085,000  approximately 20 years;   10.309% of the total cost   for the first and second
Addison, TX (3)(4)(5)(6)                         three 15-year renewal     to purchase the Property;   lease years, 7.75% of room
(the "Courtyard Addison                          options                   increases to 10.567%        revenues in excess of the
Property")                                                                 after the first lease year  second year pro forma
Hotel to be constructed                                                                                revenues; and for the third
                                                                                                       lease year and thereafter,
                                                                                                       7.75% of room revenues in
                                                                                                       excess of the second year
                                                                                                       actual revenues

Courtyard by Marriott               $19,614,000  approximately 20 years;   10.309% of the total cost   for the first and second
Scottsdale, AZ (3)(4)(5)(6)                      three 15-year renewal     to purchase the Property;   lease years, 7.75% of room
(the "Courtyard Scottsdale                       options                   increases to 10.567%        revenues in excess of the
Property")                                                                 after the first lease year  second year pro forma
Hotel to be constructed                                                                                revenues; and for the third
                                                                                                       lease year and thereafter,
                                                                                                       7.75% of room revenues in
                                                                                                       excess of the second year
                                                                                                       actual revenues



                                Estimated
                                Purchase        Lease Term and            Minimum Annual
Property                          Price         Renewal Options                Rent                     Percentage Rent
--------                        ---------       ---------------           --------------                ---------------


Courtyard by Marriott        $35,801,000    approximately 20 years;  10.309% of the total cost    for the first and second lease
Seattle, WA (3)(4)(5)(6)                    three 15-year renewal    to purchase the Property;    years, 7.75% of room revenues in
(the "Courtyard Seattle                     options                  increases to 10.567% after   excess of the second year pro
Property")                                                           the first lease year         forma revenues; and for the third
Hotel to be constructed                                                                           lease year and thereafter, 7.75%
                                                                                                  of room revenues in excess of the
                                                                                                  second year actual revenues

Residence Inn by Marriott    $21,352,000    approximately 20 years;  10.309% of the total cost    for the first and second lease
Phoenix, AZ (3)(4)(5)(6)                    three 15-year renewal    to purchase the Property;    years, 7.75% of room revenues in
(the "Residence Inn Phoenix                 options                  increases to 10.567% after   excess of the second year pro
Property")                                                           the first lease year         forma revenues; and for the third
Hotel to be constructed                                                                           lease year and thereafter, 7.75%
                                                                                                  of room revenues in excess of the
                                                                                                  second year actual revenues


------------------------------------

FOOTNOTES:

(1)      The leases for the  Courtyard  Little Lake  Bryan,  the  Fairfield  Inn
         Little  Lake  Bryan  and  the  SpringHill   Suites  Little  Lake  Bryan
         Properties are expected to be with the same unaffiliated lessee.

(2) The anticipated aggregate purchase price for the Courtyard Little Lake Bryan, Fairfield Inn Little Lake Bryan and SpringHill Suites Little Lake Bryan Properties is approximately $100 million.

(3) The leases for the Courtyard Addison, the Courtyard Scottsdale, the Courtyard Seattle, and the Residence Inn Phoenix Properties (in addition to the Initial Hotels) are expected to be with the same unaffiliated lessee.

(4) The Company, together with an institutional investor, will indirectly acquire these four hotel properties (in addition to the Initial Hotels) through Hotel Investors. (See "Property Acquisitions.")

(5) In connection with the acquisition of the four properties (in addition to the Initial Hotels), Hotel Investors is expected to obtain approximately $96,567,500 in long-term, permanent financing to be used to fund a portion of the purchase prices. Such financing will be secured by the properties, bear interest at a market rate and be nonrecourse to Hotel Investors. (See "Property Acquisitions.")

(6) In connection with the acquisition of the four hotel properties (in addition to the Initial Hotels), an investment of $15,000,000 in the Company and the acquisition of a ten percent interest in the Advisor by the institutional investor, the Advisor and certain of its Affiliates intend to waive or reduce certain fees otherwise payable by the Company. In connection with these transactions, Hotel Investors will pay the advisor of the institutional investor a commitment fee. (See "Property Acquisitions.")

BORROWING

         The Company will borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with any borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $45,000,000, and may, in addition, also obtain Permanent Financing. The Line of Credit may be repaid with offering proceeds, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee.

         On July 31, 1998, the Company entered into a revolving line of credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The Line of Credit provides that the Company will be able to receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the Line of Credit will bear interest at either (i) a rate per annum equal to 318 basis points above the LIBOR or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition a fee of 0.5% per loan will be due and payable to the bank on funds as advanced. Each loan made under the Line of Credit will be secured by the assignment of rents and leases. In addition, the Line of Credit provides that the Company will not be able to further encumber the applicable hotel Property during the term of the loan without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the Line of Credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the Line of Credit and each advance. As of February 26, 1999, the Company had obtained and repaid three advances totalling $9,600,000 relating to the Line of Credit. In connection with the Line of Credit, the Company incurred a commitment fee, legal fees and closing costs of $68,762. The proceeds were used in connection with the purchase of two hotel Properties described in "Business -- Property Acquisitions" and in connection with the agreement to acquire three additional hotel Properties described in "Business -- Pending Investments."


                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition of the Company" and the Financial Statements included in Exhibit B.



                                                  1998               1997 (1)          1996 (2)
                                             ----------------     ------------      ------------
Year Ended December 31:
    Revenues                                       $1,955,461     $     46,071   $         -
    Net earnings                                      958,939           22,852             -
    Cash distributions declared (3)                 1,168,145           29,776             -
    Funds from operations (4)                       1,343,105           22,852             -
    Earnings per share                                   0.40             0.03             -
    Cash distributions declared per Share                0.46             0.05             -
    Weighted average number of Shares
          outstanding (5)                           2,402,344          686,063             -

At December 31:
    Total assets                                  $48,856,690       $9,443,476          $598,190
    Total stockholders' equity                     37,116,491        9,233,917           200,000



(1) No operations commenced until the Company received minimum offering proceeds and funds were released from escrow on October 15, 1997.

(2) Selected financial data for 1996 represents the period June 12, 1996 (date of inception) through December 31, 1996.

(3) Approximately 18% and 23% of cash distributions for the years ended December 31, 1998 and 1997, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying financial statements and notes thereto. See Exhibit B -- Financial Information.

(5) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION OF THE COMPANY

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, continued availability of proceeds from the Company's offering, the ability of the Company to obtain permanent financing on satisfactory terms, the ability of the Company to identify suitable investments, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of such tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases.

         The Company is a Maryland corporation that was organized on June 12, 1996. On June 15, 1998, the Company formed CNL Hospitality Partners, LP, a wholly owned Delaware limited partnership (the "Partnership"). Properties acquired are expected to be held by the Partnership and, as a result, owned by the Company through the Partnership. The term "Company" includes CNL Hospitality Properties, Inc. and its subsidiaries, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Hospitality Partners, LP.

LIQUIDITY AND CAPITAL RESOURCES

         On July 9, 1997, the Company commenced its offering of Shares of Common Stock. As of December 31, 1998, the Company had received aggregate subscription proceeds of $43,019,080 (4,301,908 Shares) from the offering, including $37,299 (3,730 Shares) through the Company's Reinvestment Plan. The Company anticipates significant additional sales of Shares prior to the termination of the offering. The Company has elected to extend the offering of Shares until a date no later than July 9, 1999.

         As of December 31, 1998, net proceeds to the Company from its offering of Shares, capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses, totalled approximately $37,313,000. In addition, the Company had received three advances under the Line of Credit totalling $9,600,000. As of December 31, 1998, the proceeds had been used to invest approximately $27,246,000 in two hotel Properties, to pay $5,000,000 as a deposit on three additional Properties and to pay approximately $3,487,000 in acquisition fees and expenses, leaving approximately $11,180,000 of net offering proceeds available for investment in Properties and Mortgage Loans.

         On November 23, 1998, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to an additional 27,500,000 Shares of common stock ($275,000,000) (the "Second Offering ") which is expected to commence immediately following the completion of this Offering. Of the 27,500,000 Shares of common stock to be offered, 2,500,000 will be available only to stockholders purchasing Shares through the Reinvestment Plan. The price per Share and the other terms of the Second Offering, including the percentage of Gross Proceeds payable to the Managing Dealer for Selling Commissions and expenses in connection with the offering, payable to the Advisor for Acquisition Fees and Acquisition Expenses and reimbursable to the Advisor for Offering Expenses, will be substantially the same as those for this Offering. The Company expects to use net proceeds from the Second Offering to purchase additional Properties and, to a lesser extent, make Mortgage Loans.

         The Company expects to use net proceeds it receives from this Offering, plus any net proceeds from the sale of Shares in the Second Offering, to purchase additional Properties and, to a lesser extent, make Mortgage Loans. See "Investment Objectives and Policies." In addition, the Company intends to borrow money to acquire Assets, and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowing. The Company currently plans to obtain one or more revolving Lines of Credit in an aggregate amount initially of up to $45,000,000 and may, in addition, also obtain Permanent Financing. The Line of Credit may be repaid with offering proceeds, working capital or Permanent Financing. Although the Board of Directors anticipates that the Line of Credit will initially be in an amount up to $45,000,000 and that the aggregate amount of any Permanent Financing will not exceed 30% of the Company's total assets, the maximum amount the Company may borrow, absent a satisfactory showing that a higher level of borrowing is appropriate as approved by a majority of the Independent Directors, is 300% of the Company's Net Assets.

         On July 31, 1998, the Company entered into an initial Line of Credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The initial Line of Credit provides that the Company will be able to receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the Line of Credit will bear interest at either (i) a rate per annum equal to 318 basis points above the London Interbank Offered Rate (LIBOR) or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of .5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the Line of Credit will be collateralized by an assignment of rents and leases. In addition, the Line of Credit provides that the Company will not be able to further encumber the applicable hotel Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the Line of Credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the Line of Credit and each advance. As of February 26, 1999, the Company obtained and repaid three advances totalling $9,600,000 relating to the Line of Credit. In connection with the Line of Credit, the Company incurred a commitment fee, legal fees, and closing costs of $68,762. The proceeds were used in connection with the purchase of two hotel Properties and the commitment to acquire three additional Properties. The Company has not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms.

         As of February 26, 1999, the Company had received subscription proceeds of $73,605,508 (7,360,551 Shares) from its offering of Shares. As of February 26, 1999, net proceeds to the Company from its offering of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses, totalled approximately $65,901,000. In addition, $3,684,745 was advanced to the Company as a convertible loan in connection with the Western International acquisitions. The Company has used net proceeds and loan proceeds to invest, directly or indirectly, approximately $52,025,000 in six hotel Properties, to pay $9,400,000 as deposits on seven additional hotel Properties and to pay approximately $3,541,000 in Acquisition Fees and miscellaneous acquisition expenses, leaving approximately $4,620,000 in Net Offering Proceeds available for investment in additional Properties and Mortgage Loans.

         As of February 26, 1999, the Company had initial commitments to acquire, directly or indirectly, seven hotel Properties. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the Line of Credit. In connection with three of these agreements, the Company was required by the seller to obtain a letter of credit. The letter of credit was collateralized by a $5,000,000 certificate of deposit. In connection with the letter of credit, the Company incurred $22,500 in closing costs. In connection with the four remaining agreements, Hotel Investors was required by the seller to pay a deposit of $10,000,000 which is being held in escrow by the title company. Of this amount, Five Arrows contributed $5,600,000 and the Company contributed $4,400,000. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. As of February 26, 1999, the Company had not entered into any arrangements creating a reasonable probability a particular Mortgage Loan or Secured Equipment Lease would be funded. The Company is presently negotiating to acquire additional Properties, but as of February 26, 1999, the Company had not acquired any such Properties or entered into any Mortgage Loans.

         The Properties are, and are expected to be, leased on a long-term, triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's operating expenses. For these reasons, no short-term or long-term liquidity problems associated with operating the Properties are currently anticipated by management.

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At December 31, 1998, the Company had $13,228,923 invested in such short-term investments as compared to $8,869,838 at December 31, 1997. The increase in the amount invested in short-term investments reflects proceeds received from the sale of Shares and advances on the Line of Credit during the year ended December 31, 1998, net of the investment in Properties. The remaining funds will be used primarily to purchase additional Properties, to make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders, to pay other Company expenses and, in management's discretion, to create cash reserves.

         During the years ended December 31, 1998 and 1997 and the period June 12, 1996 (date of inception) through December 31, 1996, Affiliates of the Company incurred on behalf of the Company $459,250, $638,274 and $555,812, respectively, for certain Organizational and Offering Expenses. In addition, during the years ended December 31, 1998 and 1997, Affiliates of the Company incurred on behalf of the Company $392,863 and $26,149, respectively, for certain Acquisition Expenses and $98,212 and $11,003, respectively, for certain Operating Expenses. As of December 31, 1998, the Company owed the Advisor $318,937 for such amounts, unpaid fees and administrative expenses. The Advisor has agreed to pay or reimburse to the Company all Organizational and Offering Expenses in excess of three percent of Gross Proceeds. In addition, the Advisor is required to reimburse the Company the amount by which total Operating Expenses paid or incurred by the Company exceed, in any four consecutive fiscal quarters, the greater of two percent of Average Invested Assets or 25 percent of net income, as defined in the Advisory Agreement (the "Expense Cap"). During the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

         During the year ended December 31, 1998 and 1997, the Company generated cash from operations (which includes cash received from tenants and interest and other income received less cash paid for operating expenses and interest expense) of $2,776,965 and $22,469, respectively. Based on cash from operations, the Company declared Distributions to its stockholders of $1,168,145 and $29,776 during the year ended December 31, 1998 and the period October 15, 1997 (the date operations commenced) through December 31, 1997, respectively. In addition, in January, February and March 1999, the Company declared Distributions totalling $251,967, $314,928 and $431,754, respectively ($0.0583 per Share), payable in March 1999. In April 1999, the Company declared Distributions totalling $554,793 (representing $0.0604 per share), payable in June 1999. For the years ended December 31, 1998 and 1997, 76 percent and 100 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and for the year ended December 31, 1998, approximately 24 percent was considered a return of capital for federal income tax purposes. No amounts distributed or to be distributed to the stockholders as of February 26 1999, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital.

         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to a Property.

         The tenants of the six Properties owned by the Company, either directly or indirectly, as of February 26, 1999, have established reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Funds in the FF&E Reserve have been paid, granted and assigned to the Company. For the year ended December 31, 1998, revenues relating to the FF&E Reserve totalled $98,099. Due to the fact that the Properties are leased on a long term, triple-net basis, management does not believe that working capital reserves are necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in the Prospectus.

         Management expects that the cash to be generated from operations will be adequate to pay Operating Expenses and to make Distributions to stockholders.

RESULTS OF OPERATIONS

         No operations commenced until the Company received the minimum offering proceeds of $2,500,000 on October 15, 1997. As of December 31, 1998, the Company had acquired two Properties consisting of land, building and equipment, and had entered into a long-term, triple-net lease agreements relating to these Properties.

         The Property leases provide for minimum base annual rental payments ranging from approximately $1,209,000 to $1,651,800, which are payable in monthly installments. The leases also provide that, commencing in the second lease year, the annual base rent required under the terms of the leases will increase. In addition to annual base rent, the tenant pays a percentage rent computed as a percentage of the gross sales of the Property. No such rent was owed during 1998. The Company's leases also require the establishment of the FF&E Reserves. The FF&E Reserves established for the tenant at December 31, 1998 are owned by the Company and have been reported as additional rent. In connection therewith, the Company earned $1,316,599 (including $98,099 in FF&E Reserve income) from the two Properties during the year ended December 31, 1998. Because the Company has not yet acquired all of its Properties and the Properties owned were only operational for a portion of the period, revenues for the year ended December 31, 1998, represent only a portion of revenues which the Company is expected to earn in future periods.

         During the years ended December 31, 1998 and 1997, the Company earned $638,862 and $46,071, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. Interest income is expected to increase as the Company invests subscription proceeds received in the future in highly liquid investments pending investment in Properties and Mortgage Loans. However, as Net Offering Proceeds are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short term, highly liquid investments is expected to decrease.

         Operating Expenses, including interest expense and depreciation and amortization expense, were $996,522 and $23,219 for the years ended December 31, 1998 and 1997, respectively. Operating expenses increased during the year ended December 31, 1998, as compared to the year ended December 31, 1997, primarily as a result of the fact that the Company did not commence operations until October 15, 1997 and due to the fact that the Company acquired Properties and received advances under the Line of Credit during 1998. Operating Expenses represent only a portion of Operating Expenses which the Company is expected to incur during a full year in which the Company owns Properties. The dollar amount of Operating Expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

         During the year ended December 31, 1998, the Company reduced Operating Expenses by $92,733 as a result of Operating Expenses reimbursed by the Advisor due to such expenses exceeding the Expense Cap as defined in the Advisory Agreement as described above in "Liquidity and Capital Resources."

         The Company has made an election under Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a REIT under the Code beginning with its taxable year ended December 31, 1997. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 1998 and 1997. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         The Company anticipates that its leases will be triple-net leases and will contain provisions that management believes will mitigate the effect of inflation. Such provisions will include clauses requiring the payment of percentage rent based on certain gross sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in gross sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the Properties and on potential capital appreciation of the Properties.

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which is effective for the Company as of January 1, 1999. This SOP requires start-up and organization costs to be expensed as incurred and also requires previously deferred start-up costs to be recognized as a cumulative effect adjustment in the statement of income. Management of the Company does not believe that adoption of this SOP will have a material effect on the Company's financial position or results of operations.

Market Risk

         The Company is subject to interest rate risk through outstanding balances on its variable rate Line of Credit. The Company may mitigate this risk by paying down the Line of Credit from offering proceeds should interest rates rise substantially.

Year 2000

         The year 2000 ("Year 2000") problem is the result of information technology systems and embedded systems (products which are made with microprocessor (computer) chips such as HVAC systems, physical security systems and elevators) using a two-digit format, as opposed to four digits, to indicate the year. Such information technology and embedded systems may be unable to properly recognize and process date-sensitive information beginning January 1, 2000.

         The Company does not have any information technology systems. Affiliates of the Advisor provide all services requiring the use of information technology systems pursuant to the Advisory Agreement with the Company. The maintenance of embedded systems, if any, at the Company's Properties is the responsibility of the tenants of the Properties in accordance with the terms of the Company's leases. The Advisor and its Affiliates have established a team dedicated to reviewing the internal information technology systems used in the operation of the Company, and the information technology and embedded systems and the Year 2000 compliance plans of the Company's tenants, significant suppliers, financial institutions and transfer agent.


         The information technology infrastructure of the Affiliates of the Advisor consists of a network of personal computers and servers that were obtained from major suppliers. The Affiliates utilize various administrative and financial software applications on that infrastructure to perform the business functions of the Company. The inability of the Advisor and its Affiliates to identify and timely correct material Year 2000 deficiencies in the software and/or infrastructure could result in an interruption in, or failure of, certain of the Company's business activities or operations. Accordingly, the Advisor and its Affiliates have requested and are evaluating documentation from the suppliers of the software and infrastructure of the Affiliates regarding the Year 2000 compliance of their products that are used in the business activities or operations of the Company. The Advisor has not yet received sufficient certifications to be assured that the suppliers have fully considered and mitigated any potential material impact of the Year 2000 deficiencies. The costs expected to be incurred by the Advisor and its Affiliates to become Year 2000 compliant will be incurred by the Advisor and its Affiliates; therefore, these costs will have no impact on the Company's financial position or results of operations.

         The Company has material third party relationships with its tenants, financial institutions and transfer agent. The Company depends on its tenants for rents and cash flows, its financial institutions for availability of cash and its transfer agent to maintain and track investor information. If any of these third parties are unable to meet their obligations to the Company because of the Year 2000 deficiencies, such a failure may have a material impact on the Company. Accordingly, the Advisor has requested and is evaluating documentation from the Company's tenants, financial institutions, and transfer agent relating to their Year 2000 compliance plans. The Advisor has not yet received sufficient certifications to be assured that the tenants, financial institutions, and transfer agent have fully considered and mitigated any potential material impact of the Year 2000 deficiencies. Therefore, the Advisor does not, at this time, know of the potential costs to the Company of any adverse impact or effect of any Year 2000 deficiencies by these third parties.

         The Advisor currently expects that all Year 2000 compliance testing and any necessary remedial measures on the information technology systems used in the business activities and operations of the Company will be completed prior to June 30, 1999. Based on the progress the Advisor and its Affiliates have made in identifying and addressing the Company's Year 2000 issues and the plan and timeline to complete the compliance program, the Advisor does not foresee significant risks associated with the Company's Year 2000 compliance at this time. Because the Advisor and its Affiliates are still evaluating the status of the systems used in business activities and operations of the Company and the systems of the third parties with which the Company conducts its business, the Advisor has not yet developed a comprehensive contingency plan and is unable to identify "the most reasonably likely worst case scenario" at this time. As the Advisor identifies significant risks related to the Company's Year 2000 compliance or if the Company's Year 2000 compliance program's progress deviates substantially from the anticipated timeline, the Advisor will develop appropriate contingency plans.


                                   MANAGEMENT

         This  Management   section  replaces  the  Management  section  in  the
Prospectus dated October 6, 1998.

RECENT DEVELOPMENTS

         The prior independent  directors of the Company,  G. Richard Hostetter,
J. Joseph Kruse and Richard C. Huseman, have determined, in order to focus on CNL American Properties Fund, Inc., a public, unlisted real estate investment trust for which they also serve as independent directors, that it is in the best interests of the Company that they resign as directors of the Company. Therefore, the Board of Directors has appointed three new independent directors to serve on the Board of Directors until the 1999 stockholder meeting. On February 11, 1999, G. Richard Hostetter, J. Joseph Kruse and Richard C. Huseman resigned from their positions on the Board of Directors. See "Directors and Executive Officers" for a description of Charles E. Adams, John A. Griswold and Craig M. McAllaster, the newly appointed directors.

         In addition, in accordance with the agreements relating to Five Arrows' investment, Five Arrows can nominate one member to the Company's Board of Directors. Accordingly, in connection with the closing on the Initial Hotels, Matthew W. Kaplan was nominated by Five Arrows and appointed to the Company's Board of Directors. So that a majority of the Board of Directors would continue to be comprised of independent directors, Lawrence A. Dustin was appointed to the Board of Directors at the same time to serve as an additional independent director. Both Mr. Kaplan and Mr. Dustin were appointed on an interim basis to serve until the upcoming annual meeting of stockholders, and were subsequently nominated by the Board of Directors for election at the 1999 stockholder meeting. See "Directors and Executive Officers" for a description of Mathew W. Kaplan and Lawrence A. Dustin, the newly appointed directors.

GENERAL

         The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws.

         The Company currently has seven Directors; it may have no fewer than three Directors and no more than 15. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

         Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

         The Board of Directors will be responsible for the management and control of the affairs of the Company; however, the Board of Directors will retain the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of Directors.

         The Directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, will have a fiduciary duty to the Company.

         The Directors will establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the Directors, the Company will follow the policies on investments set forth in this Prospectus. See "Investment Objectives and Policies."

         The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. This determination shall be reflected in the minutes of the meetings of the Board of Directors. For purposes of this determination, Net Assets are the Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor, if any, for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for the Company and (ii) justify the compensation provided for in its contract with the Company.

         The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Director and Officer Liability."

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

         Name                  Age       Position with the Company
         ----                  ---       -------------------------

James M. Seneff, Jr.           52        Director, Chairman of the Board, and
                                         Chief Executive Officer
Robert A. Bourne               52        Director and President
Matthew W. Kaplan              36        Director
Charles E. Adams               36        Independent Director
Lawrence A. Dustin             53        Independent Director
John A. Griswold               50        Independent Director
Craig M. McAllaster            47        Independent Director
Charles A. Muller              40        Chief Operating Officer and Executive
                                         Vice President
C. Brian Strickland            36        Vice President of Finance and
                                         Administration
Jeanne A. Wall                 40        Executive Vice President
Lynn E. Rose                   50        Secretary and Treasurer

         James M. Seneff, Jr. Director, Chairman of the Board, and Chief Executive Officer. Mr. Seneff currently holds the position of Chairman of the Board, Chief Executive Officer and director of CNL Hospitality Advisors, Inc., the Advisor. Mr. Seneff also serves as Chairman of the Board, Chief Executive Officer and a director of CNL American Properties Fund, Inc. and CNL Health Care Properties, Inc., public, unlisted real estate investment trusts, and CNL Fund Advisors, Inc. and CNL Health Care Advisors, Inc., their advisors, respectively. Mr. Seneff is a principal stockholder of CNL Group, Inc., a diversified real estate company, and has served as its Chairman of the Board of Directors, director, and Chief Executive Officer since its formation in 1980. CNL Group, Inc. is the parent company of CNL Securities Corp., which is acting as the Managing Dealer in this offering, CNL Investment Company, CNL Fund Advisors, Inc. and CNL Hospitality Advisors, Inc. Mr. Seneff has been Chairman of the Board, Chief Executive Officer and a director of CNL Securities Corp. since its formation in 1979. Mr. Seneff also has held the position of Chairman of the Board, Chief Executive Officer, President and a director of CNL Management Company, a registered investment advisor, since its formation in 1976, has served as Chief Executive Officer, Chairman of the Board and a director of CNL Investment Company, and Chief Executive Officer and Chairman of the Board of Commercial Net Lease Realty, Inc. since 1992, served as Chief Executive Officer and Chairman of the Board of CNL Realty Advisors, Inc. from its inception in 1991 through 1997 at which time such company merged with Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange, and has held the position of Chief Executive Officer,
Chairman of the Board and a director of CNL Institutional Advisors, Inc., a registered investment advisor, since its inception in 1990. Mr. Seneff also serves as a director of First Union National Bank of Florida, N.A. Mr. Seneff previously served on the Florida State Commission on Ethics and is a former member and past Chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration, Florida's principal investment advisory and money management agency, oversees the investment of more than $60 billion of retirement funds. Since 1971, Mr. Seneff has been active in the acquisition, development, and management of real estate projects and, directly or through an affiliated entity, has served as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 65 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr. Seneff, directly or through an affiliated entity, serves or has served as a general partner. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director and President. Mr. Bourne currently holds the position of President and director of CNL Hospitality Advisors, Inc., the Advisor. Mr. Bourne has also served as Vice Chairman and Treasurer of CNL American Properties Fund, Inc. since February 1999 and as President and a director of CNL Health Care Properties, Inc., public, unlisted real estate investment trusts, and Vice Chairman of the Board of Directors, a director and Treasurer of CNL Fund Advisors, Inc. and President and a director of CNL Health Care Advisors, Inc., their advisors, respectively. Mr. Bourne has served as a director of CNL American Properties Fund, Inc. since May 1994, and previously served as President from May 1994 through February 1999. He also served as
President of CNL Fund Advisors, Inc. from the date of its inception in 1994 through October 1997. Mr. Bourne is President and Treasurer of CNL Group, Inc., President, Treasurer, a director, and a registered principal of CNL Securities Corp. (the Managing Dealer of this offering), President, Treasurer, a director, and a registered principal of CNL Investment Company, and Chief Investment Officer, a director and Treasurer of CNL Institutional Advisors, Inc., a registered investment advisor. Mr. Bourne served as President of CNL Institutional Advisors, Inc. from the date of its inception through June 30, 1997. Mr. Bourne served as President and a director from July 1992 to February 1996, served as Secretary and Treasurer from February 1996 through December 1997, and has served as Vice Chairman of the Board of Directors since February 1996, of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, Mr. Bourne served as President of CNL Realty Advisors, Inc. from 1991 to February 1996, and served as a director of CNL Realty Advisors, Inc. from 1991 through December 1997, and as Treasurer and Vice Chairman from February 1996 through December 1997, at which time such company merged with Commercial Net Lease Realty, Inc. Upon graduation from Florida State University in 1970, where he received a B.A. in Accounting, with honors, Mr. Bourne worked as a certified public accountant and, from September 1971 through December 1978 was employed by Coopers & Lybrand, Certified Public Accountants, where he held the position of tax manager beginning in 1975. From January 1979 until June 1982, Mr. Bourne was a partner in the accounting firm of Cross & Bourne and from July 1982 through January 1987 he was a partner in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Mr. Bourne, who joined CNL Securities Corp. in 1979, has participated as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 64 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr. Bourne, directly or through an affiliated entity, serves or has served as a general partner.

         Matthew W. Kaplan.  Director.  Mr.  Kaplan  serves as a director of the
Advisor, Hotel Investors, CNL Financial Services, Inc. and CNL Financial Corporation. Mr. Kaplan is a managing director of Rothschild Realty Inc. where he has served since 1992, and where he is responsible for securities investment activities including acting as portfolio manager of Five Arrows Realty Securities LLC, a $900 million private investment fund. From 1990 to 1992, Mr. Kaplan served in the corporate finance department of Rothschild Inc., an affiliate of Rothschild Realty Inc. Mr. Kaplan served as a director of Ambassador Apartments Inc. from August 1996 through May 1998 and is a member of the Urban Land Institute. Mr. Kaplan received a B.A. with honors from Washington University in 1984 and a M.B.A. from the Wharton School of Finance and Commerce at the University of Pennsylvania in 1988.

         Charles E. Adams. Independent Director. Mr. Adams is the president and a founding principal with Celebration Associates, Inc., a real estate advisory and development firm with offices in Celebration, Florida and Charlotte, North Carolina. Celebration Associates specializes in large-scale master planned communities, seniors' housing and specialty commercial developments. Mr. Adams joined The Walt Disney Company in 1990 and from 1996 until May 1997 served as vice president of community business development for The Celebration Company and Walt Disney Imagineering. He was responsible for Celebration Education, Celebration Network, Celebration Health and Celebration Foundation, as well as New Business Development, Strategic Alliances, Retail Sales and Leasing, Commercial Sales and Leasing, the development of Little Lake Bryan and Celebration. Previously, Mr. Adams was responsible for the initial residential, amenity, sales and marketing, consumer research and master planning efforts for Celebration. Additionally, Mr. Adams participated in the planning for residential development at EuroDisney in Paris, France. He was a founding member of the Celebration School Board of Trustees and served as president and founding member of the Celebration Foundation Board of Directors. Mr. Adams is a founding member of the Health Magic Steering Committee and council member on the Recreation Development Council for the Urban Land Institute. Before joining The Walt Disney Company in 1990, Mr. Adams worked with Trammell Crow Residential developing luxury apartment communities in the Orlando and Jacksonville, Florida areas. Mr. Adams received a B.A. from Northeast Louisiana University in 1984 and a M.B.A. from Harvard Graduate School of Business in 1989.

         Lawrence A. Dustin. Independent Director. Mr. Dustin is a principal of BBT, an advisory company specializing in hotel operations, marketing and development. Mr. Dustin has 29 years of experience in the hospitality industry. From 1994 to September 1998, Mr. Dustin served as senior vice president of lodging of Universal Studios Recreation Group, where he was responsible for matters related to hotel development, marketing, operations and management. Mr. Dustin supervised the overall process of developing the five highly themed hotels and related recreational amenities within Universal Studios Escape and provided guidance for hotel projects in Universal City, California, Japan and Singapore. From 1989 to 1994, Mr. Dustin served as a shareholder, chief executive officer and director of AspenCrest Hospitality, Inc., a professional services firm which helped hotel owners enhance both the operating performance and asset value of their properties. From 1969 to 1989, Mr. Dustin held various positions in the hotel industry, including 14 years in management with Westin Hotels & Resorts. Mr. Dustin received a B.A. from Michigan State University in 1968.

         John A. Griswold. Independent Director. Mr. Griswold serves as president of Tishman Hotel Corporation, an operating unit of Tishman Realty & Construction Co., Inc., founded in 1898. Tishman Hotel Corporation is a hotel developer, owner and operator, and has provided such services for more than 85 hotels, totalling more than 30,000 rooms. Mr. Griswold joined Tishman Hotel Corporation 1985. From 1981 to 1985, Mr. Griswold served as general manager of the Buena Vista Palace Hotel in the Walt Disney World Village. From 1978 to 1981, he served as vice president and general manager of the Homestead Resort, a luxury condominium resort in Glen Arbor, Michigan. Mr. Griswold served as an operations manager for the Walt Disney Company from 1971 to 1978. He was responsible for operational, financial and future planning for multi-unit dining facilities in Walt Disney World Village and Lake Buena Vista Country Club. He is a member of the board of directors of the Florida Hotel & Motel Association and the First Orlando Foundation. Mr. Griswold received a B.S. from the School of Hotel Administration at Cornell University in Ithaca, New York.

         Craig M. McAllaster. Independent Director. Dr. McAllaster has served as director of the executive MBA program at the Roy E. Crummer Graduate School of Business at Rollins College since 1994. Besides his duties as director, he is on the management faculty and serves as executive director of the international consulting practicum programs at the Crummer School. Prior to Rollins College, Dr. McAllaster was on the faculty at the School of Industrial and Labor Relations and the Johnson Graduate School of Management, both at Cornell University, and the University of Central Florida. Dr. McAllaster spent over ten years in the consumer services and electronics industry in management, organizational and executive development positions. He is a consultant to many domestic and international companies in the areas of strategy and leadership. Dr. McAllaster received a B.S. from the University of Arizona in 1973, a M.S. from Alfred University in 1981 and a M.A. and Doctorate from Columbia University in 1987.

         Charles A. Muller. Chief Operating Officer and Executive Vice President. Mr. Muller joined CNL Hospitality Advisors, Inc. in October 1996 and is responsible for the planning and implementation of CNL's interest in hotel industry investments, including acquisitions, development, project analysis and due diligence. He currently serves as the Chief Operating Officer of CNL Hospitality Advisors, Inc., the Advisor, and Executive Vice President of CNL Hotel Development Company. Mr. Muller joined CNL following more than 15 years of broadbased hotel industry experience with firms such as Tishman Hotel Corporation, Wyndham Hotels & Resorts, Pannell Kerr Forster, and AIRCOA Hospitality Services. Mr. Muller's background includes responsibility for market review and valuation efforts, property acquisitions and development, capital improvement planning, hotel operations and project management for renovations and new construction. Mr. Muller served on the former Market, Finance and Investment Analysis Committee of the American Hotel & Motel Association and is a founding member of the Lodging Industry Investment Council. He holds a bachelor's degree in Hotel Administration from Cornell University.

         C. Brian Strickland. Vice President of Finance and Administration. Mr. Strickland currently serves as Vice President of Finance and Administration of CNL Hospitality Advisors, Inc., the Advisor. Mr. Strickland supervises the companies' financial reporting, financial control and accounting functions as well as forecasting, budgeting and cash management activities. He is also responsible for SEC compliance, equity and debt financing activities and insurance for the companies. Mr. Strickland joined CNL Hospitality Advisors, Inc. in April 1998 with an extensive accounting background. Prior to joining CNL, he served as vice president of taxation with Patriot American Hospitality, Inc., where he was responsible for implementation of tax planning strategies on corporate mergers and acquisitions and where he performed or assisted in strategic processes in the REIT industry. From 1989 to 1997, Mr. Strickland served as director of tax and asset management for Wyndham Hotels & Resorts where he was integrally involved in structuring acquisitive transactions, including the roll-up and initial public offering of Wyndham Hotel Corporation and its subsequent merger with Patriot American Hospitality, Inc. In his capacity of director of asset management, he was instrumental in the development and opening of a hotel and casino in San Juan, Puerto Rico. Prior to 1989, Mr. Strickland was senior tax accountant for Trammell Crow Company where he provided tax consulting services to regional development offices. From 1986 to 1988, Mr. Strickland was tax accountant for Ernst & Whinney where he was a member of the real estate practice group. Mr. Strickland is a certified public accountant and holds a bachelor's degree in accounting.

         Jeanne A. Wall. Executive Vice President. Ms. Wall serves as Executive Vice President and director of CNL Hospitality Advisors, Inc., the Advisor. Ms. Wall is also Executive Vice President of CNL American Properties Fund, Inc. and CNL Health Care Properties, Inc., public, unlisted real estate investment trusts, and their advisors, CNL Fund Advisors, Inc. and CNL Health Care Advisors, Inc., respectively. Ms. Wall currently serves as Executive Vice President of CNL Group, Inc., a diversified real estate company. Ms. Wall has served as Chief Operating Officer of CNL Investment Company and of CNL Securities Corp. since November 1994 and has served as Executive Vice President of CNL Investment Company since January 1991. In 1984, Ms. Wall joined CNL Securities Corp. In 1985, Ms. Wall became Vice President of CNL Securities Corp. In 1987, she became a Senior Vice President and in July 1997, she became Executive Vice President of CNL Securities Corp. In this capacity, Ms. Wall serves as national marketing and sales director and oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees product development, partnership administration and investor services for programs offered through participating brokers. Ms. Wall also has served as Senior Vice President of CNL Institutional Advisors, Inc., a registered investment advisor, from 1990 to 1993, as Vice President of CNL Realty Advisors, Inc. since its inception in 1991 through 1997, and as Vice President of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange, since 1992 through 1997. Ms. Wall holds a B.A. in Business Administration from Linfield College and is a registered principal of CNL Securities Corp. Ms. Wall currently serves as a trustee on the Board of the Investment Program Association and is a member of the Corporate Advisory Council for the International Association for Financial Planning and previously served on the Direct Participation Program Committee for the National Association of Securities Dealers.

         Lynn E. Rose. Secretary and Treasurer. Ms. Rose serves as Secretary, Treasurer and a director of CNL Hospitality Advisors, Inc., the Advisor. Ms. Rose is also Secretary of CNL American Properties Fund, Inc. and Secretary and Treasurer of CNL Health Care Properties, Inc., public, unlisted real estate investment trusts, and Secretary and a director of CNL Fund Advisors, Inc. and Secretary, Treasurer and a director of CNL Health Care Advisors, Inc., their advisors, respectively. Ms. Rose, a certified public accountant, has served as Secretary of CNL Group, Inc. since 1987, as Chief Financial Officer of CNL Group, Inc., since December 1993, and served as Controller of CNL Group, Inc. from 1987 until December 1993. In addition, Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. She has served as Chief Operating Officer, Vice President and Secretary of CNL Corporate Services, Inc. since November 1994. Ms. Rose also has served as Chief Financial Officer and Secretary of CNL Institutional Advisors, Inc. since its inception in 1990 as Secretary and a director of CNL Realty Advisors, Inc. from its inception in 1991 through 1997, and as Treasurer of CNL Realty Advisors, Inc. from 1991 to February 1996. In addition, Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 to February 1996. Ms. Rose also currently serves as Secretary for approximately 50 additional corporations. Ms. Rose oversees the legal compliance, accounting, tenant compliance, and reporting for over 250 corporations, partnerships and joint ventures. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

INDEPENDENT DIRECTORS

         Under the Articles of Incorporation, a majority of the Board of Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall nominate replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediately family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the Advisor or its Affiliates, or serve as a director of more than three REITs organized by the Advisor or its Affiliates. Except to carry out the responsibilities of a Director, an Independent Director may not perform material services for the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of the Company. The Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

         In addition, the Company has formed a Compensation Committee, the members of which are selected by the full Board of Directors each year.

         At least a majority of the members of each committee of the Company's Board of Directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

MANAGEMENT COMPENSATION

         For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and distributions to be paid directly or indirectly by the Company to the Advisor, Managing Dealer, and their Affiliates, see "Management Compensation."


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Hospitality Advisors, Inc. (formerly CNL Real Estate Advisors, Inc.) is a Florida corporation organized in January 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective July 9, 1997. CNL Hospitality Advisors, Inc., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

The directors and officers of the Advisor are as follows:

     James M. Seneff, Jr............Chairman of the Board, Chief Executive
                                    Officer, and Director
     Robert A. Bourne...............President and Director
     Matthew W. Kaplan..............Director
     Charles A. Muller..............Chief Operating Officer and Executive Vice
                                    President
     C. Brian Strickland............Vice President of Finance and Administration
     Jeanne A. Wall.................Executive Vice President and Director
     Lynn E. Rose...................Secretary, Treasurer and Director


                              CERTAIN TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of common stock for services in connection with the offering of Shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. For the years ended December 31, 1998 and 1997, the Company had incurred $2,377,026 and $849,405, respectively, of such fees, of which approximately $2,201,000 and $792,832, respectively, was paid by the Managing Dealer as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the years ended December 31, 1998 and 1997, the Company had incurred $158,468 and $56,627, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Gross Proceeds, loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding that portion of the Permanent Financing used to finance Secured Equipment Leases. For the years ended December 31, 1998 and 1997, the Company had incurred $1,426,216 and $509,643, respectively, of such fees.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the year ended December 31, 1998, the Company incurred $68,114 of such fees.

         The Company incurs Operating Expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year"), the greater of two percent of Average Invested Assets or 25 percent of Net Income (the "Expense Cap"). During the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the years ended December 31, 1998 and 1997, the Company incurred a total of $644,189 and $192,224, respectively, for these services, $494,729 and $185,335, respectively, of such costs representing stock issuance costs, $9,084 and $0, respectively, representing acquisition related costs and $140,376 and $6,889, respectively, representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

     All amounts paid by the Company to affiliates of the Company are believed by the Company to be fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.


                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have invested only in restaurant Properties and have not invested in hotel Properties. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares in the Company will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and officers of two unlisted public REITs. None of these limited partnerships or the unlisted REITs have been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Bourne and Seneff believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties similar to those that the Company intends to acquire and have investment objectives similar to those of the Company. In addition, Messrs. Bourne and Seneff currently serve as directors and officers of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases similar to those in which the Company may invest in, and CNL Health Care Properties, Inc., an unlisted public REIT organized to invest in health care and seniors' housing facilities. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of December 31, 1998, the 18 partnerships and the unlisted REITs had raised a total of $1,405,003,115 from a total of 82,987 investors, and had invested in 1,139 fast-food, family-style and casual-dining restaurant properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the unlisted public REITs is set forth below.


                                                                            Number of          Date 90% of Net
                                                                            Limited             Proceeds Fully
                        Maximum                                           Partnership            Invested or
Name of                 Offering                                        Units or Shares          Committed to
Entity                  Amount (1)            Date Closed                    Sold              Investment (2)
------                  ----------            -----------               ---------------        --------------
CNL Income              $15,000,000           December 31, 1986                30,000           December 1986
Fund, Ltd.              (30,000 units)
CNL Income              $25,000,000           August 21, 1987                  50,000           November 1987
Fund II, Ltd.           (50,000 units)
CNL Income              $25,000,000           April 29, 1988                   50,000           June 1988
Fund III, Ltd.          (50,000 units)
CNL Income              $30,000,000           December 6, 1988                 60,000           February 1989
Fund IV, Ltd.           (60,000 units)
CNL Income              $25,000,000           June 7, 1989                     50,000           December 1989
Fund V, Ltd.            (50,000 units)
CNL Income              $35,000,000           January 19, 1990                 70,000           May 1990
Fund VI, Ltd.           (70,000 units)
CNL Income              $30,000,000           August 1, 1990               30,000,000           January 1991
Fund VII, Ltd.          (30,000,000 units)
CNL Income              $35,000,000           March 7, 1991                35,000,000           September 1991
Fund VIII, Ltd.         (35,000,000 units)
CNL Income              $35,000,000           September 6, 1991             3,500,000           November 1991
Fund IX, Ltd.           (3,500,000 units)
CNL Income              $40,000,000           April 22, 1992                4,000,000           June 1992
Fund X, Ltd.            (4,000,000 units)
CNL Income              $40,000,000           October 8, 1992               4,000,000           September 1992
Fund XI, Ltd.           (4,000,000 units)
CNL Income              $45,000,000           April 15, 1993                4,500,000           July 1993
Fund XII, Ltd.          (4,500,000 units)
CNL Income              $40,000,000           September 13, 1993            4,000,000           August 1993
Fund XIII, Ltd.         (4,000,000 units)
CNL Income              $45,000,000           March 23, 1994                4,500,000           May 1994
Fund XIV, Ltd.          (4,500,000 units)
CNL Income              $40,000,000           September 22, 1994            4,000,000           December 1994
Fund XV, Ltd.           (4,000,000 units)
CNL Income              $45,000,000           July 18, 1995                 4,500,000           August 1995
Fund XVI, Ltd.          (4,500,000 units)
CNL Income              $30,000,000           October 10, 1996              3,000,000           December 1996
Fund XVII, Ltd.         (3,000,000 units)
CNL Income Fund         $35,000,000           February 6, 1998              3,500,000           December 1997
XVIII, Ltd.             (3,500,000 units)





                                                                            Number of           Date 90% of Net
                                                                            Limited             Proceeds Fully
                        Maximum                                           Partnership             Invested or
Name of                 Offering                                        Units or Shares           Committed to
Entity                  Amount (1)            Date Closed                    Sold                Investment (2)
------                  ----------            -----------               ---------------         --------------
CNL American            $747,464,413              (3)                         (3)                     (3)
Properties Fund,        (74,746,441 shares)
Inc.
CNL Health Care         $155,000,000              (4)                         (4)                     (4)
Properties, Inc.        (15,500,000 shares)



(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd.
      and CNL Income Fund XVIII, Ltd.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, CNL American Properties Fund, Inc. commenced an offering of a maximum of 15,000,000 shares of common stock ($150,000,000), excluding 1,500,000 shares ($15,000,000), available to investors participating in the distribution reinvestment plan. On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment  plan.  Following  completion  of  the  initial  offering  on
      February 6, 1997, CNL American Properties Fund, Inc. commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, CNL American Properties Fund, Inc. commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, CNL American Properties Fund, Inc. had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares) through the reinvestment plan, from the 1998 Offering and had purchased 409 properties. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions.

(4) Effective September 18, 1998, CNL Health Care Properties, Inc. commenced an offering of up to 15,500,000 shares ($155,000,000) of common stock. As of December 31, 1998, CNL Health Care Properties, Inc. had not yet acquired any properties.

         As of December 31, 1998, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of December 31, 1998. These 69 partnerships raised a total of $185,927,353 from approximately 4,519 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 216 projects as of December 31, 1998. These 216 projects consist of 19 apartment projects (comprising 10% of the total amount raised by all 69 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 69 partnerships), 169 fast-food, family-style, or casual-dining restaurant property and business investments (comprising 69% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 69 partnerships), eight commercial/retail properties (comprising 10% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 89 real estate limited partnerships whose offerings had closed as of December 31, 1998 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 1998, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs that have investment objectives similar to those of the Company.


Name of                 Type of                                            Method of                Type of
Entity                  Property                Location                   Financing                Program
------                  --------                --------                   ---------                -------
CNL Income              22 fast-food or       AL, AZ, CA, FL, GA,          All cash                 Public
Fund, Ltd.              family-style          LA, MD, OK, PA, TX,
                        restaurants           VA, WA

CNL Income              49 fast-food or       AL, AZ, CO, FL, GA,          All cash                 Public
Fund II, Ltd.           family-style          IL, IN, KS, LA, MI,
                        restaurants           MN, MO, NC, NM, OH,
                                              TN, TX, WA, WY

CNL Income              37 fast-food or       AZ, CA, CO, FL, GA,          All cash                 Public
Fund III, Ltd.          family-style          IA, IL, IN, KS, KY,
                        restaurants           MD, MI, MN, MO, NC,
                                              NE, OK, TX

CNL Income              46 fast-food or       AL, DC, FL, GA, IL,          All cash                 Public
Fund IV, Ltd.           family-style          IN, KS, MA, MD, MI,
                        restaurants           MS, NC, OH, PA, TN,
                                              TX, VA

CNL Income              35 fast-food or       AZ, FL, GA, IL, IN,          All cash                 Public
Fund V, Ltd.            family-style          MI, NH, NY, OH, SC,
                        restaurants           TN, TX, UT, WA

CNL Income              56 fast-food or       AR, AZ, FL, GA, IL,          All cash                 Public
Fund VI, Ltd.           family-style          IN, KS, MA, MI, MN,
                        restaurants           NC, NE, NM, NY, OH,
                                              OK, PA, TN, TX, VA,
                                              WA, WY

CNL Income              49 fast-food or       AZ, CO, FL, GA, IN,          All cash                 Public
Fund VII, Ltd.          family-style          LA, MI, MN, NC, OH,
                        restaurants           SC, TN, TX, UT, WA

CNL Income              42 fast-food or       AZ, FL, IN, LA, MI,          All cash                 Public
Fund VIII, Ltd.         family-style          MN, NC, NY, OH, TN,
                        restaurants           TX, VA

CNL Income              43 fast-food or       AL, CO, FL, GA, IL,          All cash                 Public
Fund IX, Ltd.           family-style          IN, LA, MI, MN, MS,
                        restaurants           NC, NH, NY, OH, SC,
                                              TN, TX

CNL Income              52 fast-food or       AL, CA, CO, FL, ID,          All cash                 Public
Fund X, Ltd.            family-style          IL, LA, MI, MO, MT,
                        restaurants           NC, NH, NM, NY, OH,
                                              PA, SC, TN, TX





Name of                 Type of                                            Method of                Type of
Entity                  Property                Location                   Financing                Program
------                  --------                --------                   ---------                -------
CNL Income              41 fast-food or       AL, AZ, CA, CO, CT,          All cash                 Public
Fund XI, Ltd.           family-style          FL, KS, LA, MA, MI,
                        restaurants           MS, NC, NH, NM, OH,
                                              OK, PA, SC, TX, VA,
                                              WA

CNL Income              50 fast-food or       AL, AZ, CA, FL, GA,          All cash                 Public
Fund XII, Ltd.          family-style          LA, MO, MS, NC, NM,
                        restaurants           OH, SC, TN, TX, WA

CNL Income              50 fast-food or       AL, AR, AZ, CA, CO,          All cash                 Public
Fund XIII, Ltd.         family-style          FL, GA, IN, KS, LA,
                        restaurants           MD, NC, OH, PA, SC,
                                              TN, TX, VA

CNL Income              65 fast-food or       AL, AZ, CO, FL, GA,          All cash                 Public
Fund XIV, Ltd.          family-style          KS, LA, MN, MO, MS,
                        restaurants           NC, NJ, NV, OH, SC,
                                              TN, TX, VA

CNL Income              55 fast-food or       AL, CA, FL, GA, KS,          All cash                 Public
Fund XV, Ltd.           family-style          KY, MN, MO, MS, NC,
                        restaurants           NJ, NM, OH, OK, PA,
                                              SC, TN, TX, VA

CNL Income              48 fast-food or       AZ, CA, CO, DC, FL,          All cash                 Public
Fund XVI, Ltd.          family-style          GA, ID, IN, KS, MN,
                        restaurants           MO, NC, NM, NV, OH,
                                              TN, TX, UT, WI

CNL Income              29 fast-food,         CA, FL, GA, IL, IN,          All cash                 Public
Fund XVII, Ltd.         family-style or       MI, NC, NV, OH, SC,
                        casual-dining         TN, TX
                        restaurant properties




CNL Income              24 fast-food,         AZ, CA, FL, GA, IL,          All cash                 Public
Fund XVIII, Ltd.        family-style or       KY, MD, MN, NC, NV,
                        casual-dining         NY, OH, TN, TX
                        restaurant properties

CNL American            409 fast-food,        AL, AZ, CA, CO, CT,          All cash               Public REIT
Properties Fund, Inc.   family-style or       DE, FL, GA, IA, ID,
                        casual-dining         IL, IN, KS, KY, MD,
                        restaurant properties MI, MN, MO, MS, NC,
                                              NE, NJ, NM, NV, NY,
                                              OH, OK, OR, PA, RI,
                                              SC, TN, TX, UT, VA,
                                              WA, WI, WV





Name of                 Type of                                            Method of                Type of
Entity                  Property                Location                   Financing                Program
------                  --------                --------                   ---------                -------
CNL Health Care           (1)                     (1)                         (1)                 Public REIT
Properties, Inc.




(1) As of December 31, 1998, CNL Health Care Properties, Inc. had not acquired any properties.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Health Care Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate programs and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those programs and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Exhibit C. Information about the previous public partnerships, the offerings of which became fully subscribed between July 1993 and June 1998, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Exhibit C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs.
Seneff and Bourne.


                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following table reflects total Distributions and Distributions per Share declared and paid by the Company for each month since the Company commenced operations.

                                    Total                      Distributions
Month                           Distributions                    Per Share
-----                           -------------                    ---------

November 1997                    $  10,757                        $0.002500
December 1997                       19,019                         0.002500
January 1998                        28,814                         0.002500
February 1998                       32,915                         0.002500
March 1998                          39,627                         0.002500
April 1998                          46,677                         0.002500
May 1998                            52,688                         0.002500
June 1998                           56,365                         0.002500
July 1998                           99,589                         0.041700

                                    Total                      Distributions
Month                           Distributions                    Per Share
-----                           -------------                    ---------

August 1998                       $105,708                        $0.041700
September 1998                     156,747                         0.058300
October 1998                       167,848                         0.058300
November 1998                      183,302                         0.058300
December 1998                      197,865                         0.058300

         In addition, in January, February and March 1999, the Company declared Distributions totalling $251,967, $314,928 and $431,754, respectively (each representing $0.0583 per share). In April 1999, the Company declared Distributions totalling $554,793 (representing $0.0604 per share). The Company intends to continue to make regular Distributions to stockholders. The payment of Distributions commenced in December 1997. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly during the offering period, declared monthly during any subsequent offering, paid on a quarterly basis during an offering period, and declared and paid quarterly thereafter. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property, (ii) offer each stockholder the election of receiving in-kind property distributions, and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

         For the year ended December 31, 1998, and the period October 15, 1997 (the date operations of the Company commenced) through December 31, 1997, approximately 76% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and for the year ended December 31, 1998, approximately 24% was considered a return of capital for federal income tax purposes. Due to the fact that the Company had not yet acquired any Properties and was still in the offering stage as of December 31, 1998, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future years.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

         The Company has authorized a total of 126,000,000 shares of capital stock, consisting of 60,000,000 shares of Common Stock, $.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 63,000,000 additional shares of excess stock ("Excess Shares"), $.01 par value per share. Of the 63,000,000 Excess Shares, 60,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at " -- Restriction of Ownership." As of February 26, 1999, the Company had 7,380,551 shares of Common Stock outstanding (including 20,000 shares issued to the Advisor prior to the
commencement   of  this  offering  and  3,730  Shares  issued  pursuant  to  the
Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding. The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available.


                                     EXPERTS

         The audited balance sheets of the Company as of December 31, 1998 and 1997, and the related statements of earnings, stockholders' equity and cash flows for the years ended December 31, 1998 and 1997, and for the period June 12, 1996 (date of inception) through December 31, 1996, included in this
Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                   DEFINITIONS

         "Advisor" means CNL Hospitality Advisors, Inc. (formerly CNL Real Estate Advisors, Inc.), a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Hospitality Advisors, Inc. or any successor advisors subcontracts substantially all of its functions.

         "Independent Director" means a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) the performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law or sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its affiliates, or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

         "Reinvestment Agent" or "Agent" means the independent agent, which currently is MMS Securities, Inc., for Participants in the Reinvestment Plan.

                                    EXHIBIT B

                              FINANCIAL INFORMATION


                 -----------------------------------------------
                 |                                             |
                 |  THE FINANCIAL STATEMENT INCLUDED IN THIS   |
                 |  EXHIBIT B UPDATE AND REPLACE EXHIBIT B TO  |
                 |  THE ATTACHED PROSPECTUS, DATED OCTOBER 6,  |
                 |  1998.                                      |
                 -----------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)

                                                                          Page
                                                                          ----

Pro Forma Consolidated Financial Information (unaudited):

    Pro Forma Consolidated Balance Sheet as of December 31, 1998           B-2

    Pro Forma Consolidated Statement of Earnings for the year ended
      December 31, 1998                                                    B-3

    Notes to Pro Forma Consolidated Financial Statements for the year
      ended December 31, 1998                                              B-4

Audited Financial Statements:

    Report of Independent Accountants                                      B-8

    Consolidated Balance Sheets as of December 31, 1998 and 1997           B-9

    Consolidated Statements of Earnings for the years ended December
      31, 1998 and 1997, and the period June 12, 1996 (Date of
      inception) through December 31, 1996                                B-10

    Consolidated Statements of Stockholders' Equity for the years ended December 31, 1998 and 1997, and the period June 12, 1996
      (Date of inception) through December 31, 1996                       B-11

    Consolidated Statements of Cash Flows for the years ended December
      31, 1998 and 1997, and the period June 12, 1996 (Date of inception)
      through December 31, 1996                                           B-12

    Notes to Consolidated  Financial Statements for the years ended
      December 31, 1998 and 1997,  and the period June 12, 1996 (Date of
      inception) through December 31, 1996                                B-14

Financial Statement Schedule:

    Schedule III - Real Estate and Accumulated Depreciation as of
      December 31, 1998                                                   B-23

    Notes to Schedule III - Real Estate and Accumulated Depreciation as
      of December 31, 1998                                                B-25

                         PRO FORMA FINANCIAL INFORMATION





         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and subsidiaries (the "Company") gives effect to
(i) the receipt of $43,019,080 in gross offering proceeds from the sale of 4,301,908 shares of common stock pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, for the period from inception through December 31, 1998 and the application of such funds to purchase two properties, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $30,586,428 in gross offering proceeds from the sale of 3,058,643 additional shares and $3,684,745 from borrowings on a convertible loan, for the period January 1, 1999 through February 26, 1999, and (iii) the application of such funds to purchase four properties indirectly through an investment in a private real estate investment trust, to pay down the three advances on the line of credit totalling $9,600,000, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1998, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on December 31, 1998.

         The Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1998, includes the historical operating results of the properties described in (i) above that were acquired by the Company during the year ended December 31, 1998 and in (iii) above that were acquired by the Company during the period January 1, 1999 through February 26, 1999, from the later of (1) the date the property became operational or (2) January 1, 1998 to the end of the pro forma period presented.

         This pro forma financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1998


                                                                                    Pro Forma
                        ASSETS                                    Historical       Adjustments         Pro Forma
                                                                 -------------     --------------    --------------
Land, building and equipment on operating leases,
    less accumulated depreciation of $384,166                     $28,368,383          $    --          $28,368,383
Investment in private real estate investment trust                         --       26,107,084   (a)     26,107,084
Cash and cash equivalents                                          13,228,923       (2,926,680 ) (a)     10,302,243
Restricted cash                                                        82,407               --               82,407
Certificate of deposit                                              5,016,575               --            5,016,575
Receivables                                                            28,257               --               28,257
Prepaid expenses                                                        9,391               --                9,391
Organization costs, less accumulated amortization
    of $5,221                                                          19,752               --               19,752
Accrued rental income                                                  44,160               --               44,160
Loan costs, less accumulated amortization of $12,980                   78,282               --               78,282
Other assets                                                        1,980,560       (1,100,923 ) (a)        879,637
                                                                -------------     -------------       --------------

                                                                  $48,856,690      $22,079,481          $70,936,171
                                                                ==============    =============       ==============

         LIABILITIES AND STOCKHOLDERS' EQUITY

Line of credit                                                     $9,600,000     $( 9,600,000 ) (a)         $   --
Convertible loan                                                           --        3,684,745   (a)      3,684,745
Accounts payable and accrued expenses                                 333,726         (324,521 ) (a)          9,205
Due to related parties                                                318,937         (292,872 ) (a)         26,065
Security deposits                                                   1,417,500               --            1,417,500
Rents paid in advance                                                   3,489               --                3,489
Interest payable                                                       66,547               --               66,547
                                                                --------------    -------------       --------------
       Total liabilities                                           11,740,199       (6,532,648 )          5,207,551
                                                                --------------    -------------       --------------

                 Stockholders' equity

Preferred stock, without par value.
    Authorized and unissued 3,000,000 shares                                --                --                 --
Excess shares, $.01 par value per share.
    Authorized and unissued 63,000,000 shares                               --                --                 --
Common stock, $.01 par value per share.
    Authorized 60,000,000 shares; issued and
       outstanding 4,321,908 shares; issued and
       outstanding, as adjusted, 7,380,551 shares                      43,219           30,586   (a)         73,805
Capital in excess of par value                                     37,289,402       28,581,543   (a)     65,870,945
Accumulated distributions in excess of net earnings                  (216,130 )             --             (216,130 )
                                                                --------------    -------------       --------------

       Total stockholders' equity                                  37,116,491       28,612,129           65,728,620
                                                                -------------     -------------       --------------

                                                                  $48,856,690      $22,079,481          $70,936,171
                                                                ==============    =============       ==============


                     See accompanying notes to unaudited pro
                    forma consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                             Pro Forma
                                                       Historical           Adjustments             Pro Forma
                                                       ------------        --------------         --------------

Revenues:
    Rental income from
       operating leases                                  $1,218,500            $1,706,732  (1)        $2,925,232
    FF&E Reserve income                                      98,099               140,000  (2)           238,099
    Interest income                                         638,862              (609,975 )(3)            28,887
    Dividend income                                              --               423,938  (4)           423,938
                                                       -------------
                                                                          ----------------       ----------------
                                                          1,955,461             1,660,695              3,616,156
                                                       -------------      ----------------       ----------------

Expenses:
    Interest expense                                        350,322               441,467  (5)           791,789
    General operating and
       administrative                                       167,951                92,733  (6)           260,684
    Asset management fees to
       related party                                         68,114               106,571  (7)           174,685
    Professional services                                    21,581                    --                 21,581
    Depreciation and amortization                           388,554               545,376  (8)           933,930
                                                       -------------      ----------------       ----------------
                                                            996,522             1,186,147              2,182,669
                                                       -------------      ----------------       ----------------

Earnings Before Equity in Loss
    of Private Real Estate
    Investment Trust                                        958,939               474,548              1,443,487

Equity in Loss of Private Real
    Estate Investment Trust                                      --               (56,464 )(9)           (56,464 )
                                                       -------------      ----------------       ----------------

Net Earnings                                              $ 958,939             $ 418,084            $ 1,377,023
                                                       =============      ================       ================

Earnings Per Share of Common
    Stock (Basic and Diluted) (10)                         $   0.40                                     $   0.51
                                                       =============                             ================

Weighted Average Number of
    Shares of Common Stock
    Outstanding (10)                                      2,402,344                                    2,697,355
                                                       =============                             ================






                     See accompanying notes to unaudited pro
                    forma consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $30,586,428 from the sale of 3,058,643 shares during the period January 1, 1999 through February 26, 1999, the receipt of $3,684,745 from borrowings on a convertible loan, and $2,926,680 in cash and cash equivalents, used (i) to invest, together with an institutional investor, in the formation of a separate, private real estate investment trust for $24,778,933 ($1,295,216 of which had been recorded as other assets as of December 31, 1998), (ii) to pay down three advances on the line of credit totalling $9,600,000, (iii) to pay acquisition fees and costs of $1,950,217 ($427,773 of which was accrued as due to related parties at December 31, 1998), to reclassify from other assets $1,100,923 of acquisition fees and costs previously incurred relating to the indirectly held properties and to pay selling commissions and offering expenses of $2,163,919 which have been netted against stockholders' equity (a total of $189,621 of which was accrued as of December 31, 1998).

         The  pro  forma   adjustment  to  investment  in  private  real  estate
         investment trust as a result of the above transactions was as follows:


                                                                   Acquisition Fees
                                               Estimated             Allocated to
                                              Investment              Investment                Total
                                          --------------------    --------------------    ------------------
             Investment in private
               real estate investment
               trust                              $24,778,933              $1,328,151           $26,107,084
                                          ====================    ====================    ==================

         The Company indirectly acquired an interest in four hotel properties through an investment in a separate, private real estate investment trust, CNL Hotel Investors, Inc. (the "Private REIT"). The Company acquired $24,778,630 of 9.76% Class B cumulative preferred stock and $303 of common stock of the Private REIT. The common stock owned by the Company represents a 49% interest in the Private REIT.

         The investment in common stock will be accounted for using the equity method in accordance with generally accepted accounting principles. Common stock dividends received from the Private REIT will decrease the investment while equity in the net earnings or loss of the Private REIT will increase or decrease the investment.

         The investment in preferred stock of the Private REIT will be accounted for using the cost method with dividends declared by the Private REIT recorded as income on the statement of earnings of the Company.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1998

Unaudited Pro Forma Consolidated Statement of Earnings:

(1) Represents rental income from operating leases for the properties acquired as of December 31, 1998, which were operational prior to the acquisition of the property by the Company (the "Pro Forma Properties "), for the period commencing the later of (i) the date the Pro Forma Property became operational by the previous owner or (ii) January 1, 1998, to the end of the pro forma period presented. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                                 Date Pro Forma
                                             Date Placed        Property Became
                                              in Service         Operational as
                                            By the Company      Rental Property
                                            --------------      ---------------
            Residence Inn Buckhead (Lenox
              Park) in Atlanta, GA           July 31, 1998      January 1, 1998
            Residence Inn Gwinnett Place
              in Duluth, GA                  July 31, 1998      January 1, 1998



         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1998 that the Company held the properties, no pro forma adjustment was made for percentage rental income for the years ended December 31, 1998.

(2) Represents capital expenditure reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. In connection therewith, FF&E Reserve income was earned at approximately $10,000 per month, per Pro Forma Property.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing the later of (i) the dates the Pro Forma Properties became operational by the previous owners and the dates the Private REIT properties became operational or (ii) January 1, 1998, through the end of the pro forma period presented, as described in Note
         (1) above. The estimated pro forma adjustment is based upon the fact that (i) all of the net offering proceeds received during the year ended December 31, 1998 and invested in interest bearing accounts for historical purposes were considered invested in Pro Forma Properties or the investment in the Private REIT for pro forma purposes and (ii) interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 1998.

(4) Represents dividend income earned on the Company's $24,778,630 investment in the 9.76% Class B cumulative preferred stock of the Private REIT between October 1, 1998 and December 31, 1998, from the dates each of the Private REIT properties became operational. The cash from the Company's investment, along with loan proceeds and funds from an institutional investor were used to purchase four hotel properties which were operational prior to the Company's investment in the Private REIT. The following presents the

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1998


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

         actual date the Private REIT's properties were acquired or placed in service by the Private REIT as compared to the date the Private REIT's properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings:


                                                                      Date Private REIT
                                                   Date Placed        Properties Became
                                                   in Service          Operational as
                                               By the Private REIT     Rental Property
                                               -------------------     ---------------
               Residence Inn Las Vegas, NV      February 25, 1999       October 1, 1998
               Residence Inn Plano, TX          February 25, 1999       October 12, 1998
               Marriott Suites Dallas, TX       February 25, 1999       November 11, 1998
               Courtyard Plano, TX              February 25, 1999       December 23, 1998


(5) Represents interest expense incurred at a rate of 8.8% per annum in connection with the assumed borrowings from the line of credit of $8,600,000 on October 15, 1997 and $1,000,000 on September 10, 1998. It
         was assumed that the $9,600,000 was paid off on December 31, 1998 with proceeds from the convertible loan and offering proceeds.

(6) The Company has incurred operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement, CNL Hospitality Advisors, Inc. (the "Advisor") is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). During the year ended December 31, 1998, the Company's operating expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the advisory agreement. However, as a result of the increase in pro forma earnings for the year ended December 31, 1998, the Company's operating expenses no longer exceeded the Expense Cap. Therefore, this reimbursement was reversed for pro forma purposes.

(7) Represents asset management fees relating to the Pro Forma Properties for the period commencing the later of (i) the date the Pro Forma Properties became operational by the previous owners or (ii) January 1, 1998, through the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value including investment in the Private REIT (excluding acquisition fees).

(8) Represents depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan origination fee of $48,000 (.5% on the $9,600,000 from borrowings on the line of credit) and $20,762 of other miscellaneous closing costs, amortized under the straight-line method over a period of five years.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1998


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

(9) Represents equity in loss of the investment in the Private REIT. This represents the Company's share of net earnings or loss after deduction of preferred stock dividends declared as described below:

           Private REIT Earnings Before Preferred  Dividends                $ 752,368
           8% Class A Cumulative Preferred Stock (institutional investor)    (442,261)
           9.76% Class B Cumulative Preferred Stock (the Company)            (423,938)
           8% Class C Cumulative Preferred Stock (other  investors)          (  1,402)
                                                                            ---------
           Net Loss of Private REIT After Preferred Dividends               $(115,233)
                                                                            =========

           The Company's 49% Interest in the Loss of the Private REIT       $( 56,464)
                                                                            =========


(10) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 1998.

         As a result of the two Pro Forma Properties being treated in the Pro Forma Consolidated Statement of Earnings as operational since January 1, 1998, the Company assumed approximately 2,206,573 shares of common stock were sold, and the net offering proceeds were available for purchase of these properties. Due to the fact that approximately 1,929,115, of these shares of common stock were actually sold subsequently, during the period January 1, 1998 through May 21, 1998, the weighted average number of shares outstanding for the pro forma period was adjusted.

         In addition, as a result of the investment in the Private REIT being treated in the Pro Forma Consolidated Statement of Earnings as invested pro rata beginning on October 1, 1998 (the date the first property became operational), the Company assumed additional shares of common stock were sold and net offering proceeds were available for investment during the period October 1, 1998 through December 31, 1998. Due to the fact that approximately 857,020 of these shares of common stock were actually sold during the period January 1, 1999 through February 26, 1999, the weighted average number of shares outstanding for the pro forma period was adjusted. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the period January 1, 1998 through December 31, 1998.

                        Report of Independent Accountants



To the Board of Directors
CNL Hospitality Properties, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings and of stockholders' equity and of cash flows present fairly in all material respects, the financial position of CNL Hospitality Properties, Inc. (a Maryland corporation) and its subsidiaries at December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the two years ended December 31, 1998 and 1997 and the period June 12, 1996 (date of inception) through December 31, 1996, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinions expressed above.




/s/ PRICEWATERHOUSECOOPERS  LLP

Orlando, Florida
January 19, 1999

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                           CONSOLIDATED BALANCE SHEETS


                                                                                   December 31,
                                                                             1998                1997
                                                                          ------------        ------------
                          ASSETS

Land, building and equipment on operating leases,
    less accumulated depreciation                                        $28,368,383        $         --
Cash and cash equivalents                                                 13,228,923           8,869,838
Restricted cash                                                               82,407                  --
Certificate of deposit                                                     5,016,575                  --
Receivables                                                                   28,257                  --
Due from related party                                                            --               7,500
Prepaid expenses                                                               9,391              11,179
Organization costs, less accumulated amortization of
    $5,221 and $833, respectively                                             19,752              19,167
Loan costs, less accumulated amortization of $12,980                          78,282                  --
Accrued rental income                                                         44,160                  --
Other assets                                                               1,980,560             535,792
                                                                        -------------       -------------

                                                                         $48,856,690          $9,443,476
                                                                        ============        =============

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Line of credit                                                            $9,600,000              $   --
Accounts payable and accrued expenses                                        333,726              16,305
Due to related parties                                                       318,937             193,254
Security deposits                                                          1,417,500                  --
Rents paid in advance                                                          3,489                  --
Interest payable                                                              66,547                  --
                                                                        -------------       -------------
       Total liabilities                                                  11,740,199             209,559
                                                                        -------------       -------------

Commitments (Note 10)

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued  3,000,000 shares                                   --                 --
    Excess shares,  $.01 par value per share.
       Authorized and unissued 63,000,000 shares                                   --                 --
    Common stock, $.01 par value per share. Authorized
       60,000,000 shares, issued and outstanding
       4,321,908 and 1,152,540 shares, respectively                           43,219              11,525
    Capital in excess of par value                                        37,289,402           9,229,316
    Accumulated distributions in excess of net earnings                     (216,130 )            (6,924 )
                                                                        -------------       -------------
          Total stockholders' equity                                      37,116,491           9,233,917
                                                                        -------------       -------------

                                                                         $48,856,690         $ 9,443,476
                                                                        =============       =============



          See accompanying notes to consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                       CONSOLIDATED STATEMENTS OF EARNINGS




                                                                                     June 12, 1996
                                                                                        (Date of
                                                                                       Inception)
                                                          Year Ended                    through
                                                         December 31,                 December 31,
                                                   1998                1997              1996
                                                ------------       -------------      ------------

Revenues:
    Rental income from
       operating leases                         $1,218,500              $   --            $   --
    FF&E Reserve income                             98,099                  --                --
    Interest and other income                      638,862              46,071                --
                                               ------------        ------------      ------------
                                                 1,955,461              46,071                --
                                               ------------        ------------      ------------

Expenses:
    Interest and loan cost
       amortization                                350,322                  --                --
    General operating and
       administrative                              167,951              22,386                --
    Professional services                           21,581                  --                --
    Asset management fees to
       related party                                68,114                  --                --
    Depreciation and amortization                  388,554                 833                --
                                               ------------        ------------      ------------
                                                   996,522              23,219                --
                                               ------------        ------------      ------------

Net Earnings                                     $ 958,939            $ 22,852       $        --
                                               ============        ============      ============

Earnings Per Share of Common
    Stock (Basic and Diluted)                     $   0.40            $   0.03       $        --
                                               ============        ============      ============

Weighted Average Number of
    Shares of Common Stock
    Outstanding                                  2,402,344             686,063                --
                                               ============        ============      ============





          See accompanying notes to consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


                                                                                     Accumulated
                                            Common stock                            distributions
                                       ------------------------     Capital in       in excess
                                         Number         Par         excess of          of net
                                       of Shares       value        par value         earnings           Total
                                       -----------    ---------    -------------    --------------    -------------

Balance at June 12, 1996                       --         $ --            $   --         $    --            $   --

Sale of common stock to
    related party                          20,000          200           199,800              --           200,000
                                       -----------    ---------     -------------   -------------      ------------

Balance at December 31, 1996               20,000          200           199,800              --           200,000

Subscriptions received for common
    stock through public offering
    and distribution reinvestment
    plan                                1,132,540       11,325        11,314,077              --        11,325,402

Stock issuance costs                           --           --        (2,284,561 )            --        (2,284,561 )

Net earnings                                   --           --                --          22,852            22,852

Distributions declared and paid
    ($.05 per share)                           --           --                --         (29,776 )         (29,776 )
                                       -----------    ---------     -------------   -------------      ------------

Balance at
    December 31, 1997                   1,152,540       11,525         9,229,316          (6,924 )       9,233,917

Subscriptions received for common
    stock through public offering
    and distribution reinvestment
    plan                                3,169,368       31,694        31,661,984              --        31,693,678

Stock issuance costs                           --           --        (3,601,898 )            --        (3,601,898 )

Net earnings                                   --           --                --         958,939           958,939

Distributions declared and paid
    ($.46 per share)                           --           --                --      (1,168,145 )      (1,168,145 )
                                       -----------    ---------     -------------   -------------      ------------

Balance at
    December 31, 1998                   4,321,908      $43,219       $37,289,402      $ (216,130 )     $37,116,491
                                       ===========    =========     =============   =============      ============





          See accompanying notes to consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                           June 12, 1996
                                                                                             (Date of
                                                                                            Inception)
                                                                  Year Ended                  through
                                                                 December 31,              December 31,
                                                             1998            1997               1996
                                                          -----------    -------------      -------------
Increase (Decrease) in Cash and Cash
    Equivalents:

    Cash Flows from Operating Activities:
       Cash received from tenants                        $2,665,171            $   --             $   --
       Interest received                                    622,237            46,071                 --
       Cash paid for expenses                              (239,648 )         (23,602 )               --
       Cash paid for interest                              (270,795 )              --                 --
                                                        ------------      ------------        -----------
              Net cash provided by operating
                  activities                              2,776,965            22,469                 --
                                                        ------------      ------------        -----------

    Cash Flows from Investing Activities:
       Additions to land,  buildings and equipment
on                                                      (28,216,757 )              --                 --
          operating leases
       Investment in certificate of deposit              (5,000,000 )              --                 --
       Increase in restricted cash                          (82,407 )              --                 --
       Increase in other assets                          (1,211,818 )        (463,470 )               --
                                                        ------------      ------------        -----------
               Net cash used in investing
                   activities                           (34,510,982 )        (463,470 )               --
                                                        ------------      ------------        -----------

    Cash Flows from Financing Activities:
       Reimbursement of acquisition, organization,
          deferred  offering  and  stock  issuance
          costs paid by related parties on behalf of
          the Company                                      (862,068 )      (1,003,031 )         (197,916 )
       Sale of common stock to related party                     --                --            200,000
       Proceeds from borrowing on line of credit          9,600,000                --                 --
       Payment of loan costs                                (91,262 )              --                 --
       Subscriptions received from stockholders          31,693,678        11,325,402                 --
       Distributions to stockholders                     (1,168,145 )         (29,776 )               --
       Payment of stock issuance costs                   (3,086,630 )        (986,338 )               --
       Other                                                  7,529             2,498                 --
                                                        ------------      ------------        -----------
              Net cash provided by financing
                 activities                              36,093,102         9,308,755              2,084
                                                        ------------      ------------        -----------

Net Increase in Cash and Cash Equivalents                 4,359,085         8,867,754              2,084

Cash and Cash Equivalents at Beginning
    of Period                                             8,869,838             2,084                 --
                                                        ------------      ------------        -----------
Cash and Cash Equivalents at End of
    Period                                              $13,228,923        $8,869,838         $    2,084
                                                        ============      ============        ===========





          See accompanying notes to consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                      STATEMENTS OF CASH FLOWS - CONTINUED



                                                                                           June 12, 1996
                                                                                             (Date of
                                                                                            Inception)
                                                                 Year Ended                   through
                                                                December 31,               December 31,
                                                            1998              1997              1996
                                                        -------------      -----------       -----------

Reconciliation of Net Earnings to Net Cash
    Provided by Operating Activities:

       Net earnings                                       $ 958,939         $  22,852             $   --
                                                        ------------       -----------        -----------
       Adjustments to reconcile net earnings
          to net cash  provided by operating
          activities:
             Depreciation                                   384,166                --                 --
             Amortization                                    17,368               833                 --
             Increase in receivables                        (44,832 )              --                 --
             Decrease (increase) in prepaid
                expenses                                      1,788           (11,179 )               --
             Increase in accrued rental income              (44,160 )              --                 --
             Increase in accounts payable
                 and other accrued expenses                  71,869             6,141                 --
             Increase  in  due  to  related
                parties, excluding reimbursement
                of acquisition,organization,
                deferred offering and stock
                issuance costs paid on behalf
                of the Company                               10,838             3,822                 --
             Increase in security deposits                1,417,500                --                 --
             Increase in rents paid in advance                3,489                --                 --
                                                        ------------       -----------        -----------
                   Total adjustments                      1,818,026              (383 )               --
                                                        ------------       -----------        -----------

Net Cash Provided by Operating Activities                $2,776,965         $  22,469             $   --
                                                        ============       ===========        ===========

Supplemental Schedule of Non-Cash
    Investing and Financing Activities:

       Related parties paid certain
          acquisition, organization,deferred
          offering and stock issuance costs
          on behalf of the Company as
          follows:
             Acquisition costs                            $ 392,863         $  26,149             $   --
             Organization costs                               4,973                --             20,000
             Deferred offering costs                             --                --            535,812
             Stock issuance costs                           454,277           638,274                 --
                                                        ============       ===========        ===========
                                                          $ 852,113         $ 664,423          $ 555,812
                                                        ============       ===========        ===========





          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL Hospitality Properties, Inc., formerly known as CNL American Realty Fund, Inc., was organized in Maryland on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., each of which were organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partners, respectively, of CNL Hospitality Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp. and CNL Hospitality LP Corp.

         The Company was formed primarily to acquire properties (the "Properties") located across the United States to be leased on a long-term, triple-net basis. The Company intends to invest the proceeds from its public offering, after deducting offering expenses, in hotel Properties to be leased to operators of national and regional limited service, extended stay and full service hotel chains (the "Hotel
         Chains") and in restaurant properties to be leased to operators of selected national and regional fast-food, family-style and casual dining restaurant chains (the "Restaurant Chains"). While the Company may currently invest in both restaurant and hotel Properties, management believes that over time the Company will focus its Property investments exclusively on hotel Properties. The Company may also provide mortgage financing (the "Mortgage Loans"). The Company also intends to offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Hotel Chains and Restaurant Chains.

         The Company was a development stage enterprise from June 12, 1996 through October 15, 1997. Since operations had not begun, activities through October 15, 1997 were devoted to organization of the Company.

         Principles of Consolidation - The accompanying consolidated financial statements include the accounts of CNL Hospitality Properties, Inc., and its wholly owned subsidiaries, CNL Hospitality GP Corp. and CNL Hospitality LP Corp., as well as the accounts of CNL Hospitality Partners, LP. All significant intercompany balances and transactions have been eliminated.

         Real Estate and Lease Accounting - The Company records the acquisition of land, buildings and equipment at cost, including acquisition and closing costs. Land, buildings and equipment are leased to unrelated third parties on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs.

         The Property leases are accounted for using the operating method. Under the operating method, land, building and equipment leases are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings and equipment are depreciated on the straight-line method over their estimated useful lives of 40 and seven years, respectively. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the Property is placed in service. Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


1.       Significant Accounting Policies - Continued:

         When the Properties or equipment are sold, the related cost and accumulated depreciation, plus any accrued rental income, will be removed from the accounts and any gain or loss from sale will be reflected in income. Management reviews its Properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the individual Property. If an impairment is indicated, the assets are adjusted to their fair value.

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. The Company limits investment of temporary cash investments to financial institutions with high credit standing; therefore, management believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Organization Costs - Organization costs are amortized over five years using the straight-line method.

         Loan Costs - Loan costs incurred in connection with the Company's $9,600,000 line of credit and a $5,000,000 letter of credit have been capitalized and are being amortized over the term of the loan and letter of credit commitment, respectively, using the straight-line method which approximates the effective interest method.

         Income Taxes - The Company has made an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 95 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements. Notwithstanding the Company's qualification for taxation as a REIT, the Company is subject to certain state taxes on its income and property.

         Earnings Per Share - Basic earnings per share are calculated based upon net earnings (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the reporting period. The Company does not have any dilutive potential common shares.

         Reclassification   -  Certain  items  in  the  prior  years'  financial
         statements have been reclassified to conform with the 1998 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


1.       Significant Accounting Policies - Continued:

         Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         New Accounting Standards - In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which will be effective for the Company as of January 1, 1999. This SOP requires start-up and organization costs to be expensed as incurred and also requires previously deferred start-up costs to be recognized as a cumulative effect adjustment in the statement of earnings. Management of the Company does not believe that adoption of this SOP will have a material effect on the Company's financial position or results of operations.

2.       Public Offerings:

         The Company has a currently effective registration statement on Form S-11 with the Securities and Exchange Commission for the sale of 16,500,000 shares of common stock (the "Offering"). Of the 16,500,000 shares of common stock, the Company has registered 1,500,000 shares ($15,000,000) which are available only to stockholders who elect to participate in the Company's reinvestment plan. The Company has adopted a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company. As of December 31, 1998, the Company had received subscription proceeds of $43,019,080 (4,301,908 shares), including $37,299 (3,730 shares) through the reinvestment plan.

         On November 23, 1998, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 27,500,000 additional shares of common stock ($275,000,000) (the "Secondary Offering") in an offering expected to commence immediately following the completion of the Company's current Offering. Of the 27,500,000 shares of common stock to be offered, 2,500,000 will be available only to stockholders purchasing shares through the reinvestment plan. The price per share and the other terms of the Secondary Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) the advisor for acquisition fees and acquisition expenses, will be substantially the same as those for the Company's current Offering. The Company expects to use net proceeds from the Secondary Offering to purchase additional Properties and, to a lesser extent, make Mortgage Loans.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


3.       Land, Buildings and Equipment on Operating Leases:

         The Company leases its land, buildings and equipment to a hotel operator. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases," and have been classified as operating leases. The leases are for 19 years, provide for minimum and contingent rentals and require the tenant to pay executory costs. In addition, the tenant pays all property taxes and assessments and carries insurance coverage for public liability, property damage, fire and extended coverage. The lease options allow the tenant to renew each of the leases for three successive five-year periods subject to the same terms and conditions of the initial leases. The leases also require the establishment of capital expenditure reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Funds in the FF&E Reserve have been earned, granted and assigned to the Company as additional rent. For the year ended December 31, 1998, revenues from the FF&E Reserve totalled $98,099, of which $15,692 is included in receivables and $82,407 is restricted cash.

         Land, buildings and equipment on operating leases consisted of the following at:

                                               December 31,       December 31,
                                                   1998              1997
                                               -------------     -------------

             Land                                 $2,926,976           $   --
             Buildings                            23,476,442               --
             Equipment                             2,349,131               --
                                               --------------    -------------
                                                  28,752,549                --
             Less accumulated depreciation          (384,166 )             --
                                               ==============    =============
                                                 $28,368,383           $   --
                                               ==============    =============

         The leases provide an increase in the minimum annual rent at a predetermined interval during the terms of the leases. Such amount is recognized on a straight-line basis over the terms of the leases commencing on the date the Property is placed in service. For the year ended December 31, 1998, the Company recognized $44,160 of such rental income.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at December 31, 1998:

               1999                                             $2,889,162
               2000                                              2,928,895
               2001                                              2,928,895
               2002                                              2,928,895
               2003                                              2,928,895
               Thereafter                                       40,028,238
                                                            ===============
                                                               $54,632,980
                                                            ===============

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


3.       Land, Buildings and Equipment on Operating Leases - Continued:

         Since leases are renewable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents which may be received on the leases based on a percentage of the tenant's gross sales.

4.       Other Assets:

         Other assets as of December 31, 1998 and 1997 were $1,980,560 and $535,792, respectively, which consisted of acquisition fees and miscellaneous acquisition expenses that will be allocated to future Properties.

5.       Line of Credit:

         On July 31, 1998, the Company entered into an initial revolving line of credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The line of credit provides that the Company may receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the line of credit will bear interest at either (i) a rate per annum equal to 318 basis points above the London Interbank Offered Rate (LIBOR) or
         (ii) a rate per annum equal to 30
         basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of .5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the line of credit will be collateralized by the assignment of rents and leases. In addition, the line of credit provides that the Company will not be able to further encumber the applicable hotel Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the line of credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the line of credit and each advance.

         As of December 31, 1998, the Company had obtained three advances totalling $9,600,000 relating to the line of credit. In connection with the line of credit, the Company incurred a commitment fee, legal fees and closing costs of $68,762. The proceeds were used in connection with the purchase of two hotel Properties and the commitment to acquire three additional Properties (see Note 10). The interest rate of the line of credit at December 31, 1998 was 8.05% (bank's base rate plus 30 basis points).

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


6.       Stock Issuance Costs:

         The Company has incurred certain expenses of its Offering, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the Offering. Preliminary costs incurred prior to raising capital were advanced by an affiliate of the Company, CNL Hospitality Advisors, Inc., (formerly known as CNL Real Estate Advisors, Inc.) (the "Advisor"). The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross Offering proceeds received from the sale of shares of the Company in connection with the Offering.

         During the years ended December 31, 1998 and 1997, the Company incurred $3,606,871 and $2,304,561, respectively, in organizational and offering costs, including $2,535,494 and $906,032, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see
         Note 8). Of these amounts $3,601,898 and $2,284,561, respectively, have been treated as stock issuance costs and $4,973 and $20,000, respectively, have been treated as organization costs. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

7.       Distributions:

         For the years ended December 31, 1998 and 1997, approximately 76 percent and 100 percent, respectively, of the distributions paid to stockholders were considered ordinary income, and for the year ended December 31, 1998, approximately 24 percent was considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 1998 and 1997 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

8.       Related Party Transactions:

         Certain affiliates of the Company received fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company.

         On  June  12,  1996  (date  of  inception),  CNL  Fund  Advisors,  Inc.
         contributed $200,000 in cash to the Company and became its sole stockholder. In February 1997, the Advisor purchased the Company's outstanding common stock from CNL Fund Advisors, Inc. and became the sole stockholder of the Company.

         During the years ended December 31, 1998 and 1997, the Company incurred $2,377,026 and $849,405, respectively, in selling commissions due to CNL Securities Corp. for services in connection with the Offering. A substantial portion of these amounts ($2,200,516 and $792,832, respectively) were or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


8.       Related Party Transactions - Continued:

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 1998 and 1997, the Company incurred $158,468 and $56,627, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         CNL Securities Corp. will also receive, in connection with the Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31 of the year following the year in which the Offering is completed in the amount of 0.20% of the invested capital of the stockholders that invest in the Company through this Offering. CNL Securities Corp. in turn may reallow all or a portion of such fee to soliciting dealers whose clients held shares on such date. As of December 31, 1998, no such fees had been incurred.

         The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and Mortgage Loans equal to 4.5% of the gross proceeds of the Offering, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the years ended December 31, 1998 and 1997, the Company incurred $1,426,216 and $509,643, respectively, of such fees. Such fees are included in land, buildings and equipment on operating leases and other assets.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the year ended December 31, 1998, the Company incurred $68,114 of such fees. No such fees were incurred by the Company for 1997.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement described above, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). During the year ended December 31, 1998, the Company's operating expenses exceeded the Expense Cap by $92,733; therefore the Advisor reimbursed the Company such amount in accordance with the advisory agreement.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


8.       Related Party Transactions - Continued:

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the Offering), on a day-to-day basis. The expenses incurred for these services were classified as follows:


                                                                                                  June 12, 1996
                                                                                                    (Date of
                                                                                                   Inception)
                                                                   Year Ended                        through
                                                                  December 31,                    December 31,
                                                             1998                1997                 1996
                                                        ---------------      -------------        --------------
               Deferred offering costs                          $  --               $  --              $28,665
               Stock issuance costs                           494,729             185,335                   --
               Land, buildings and equipment
                    on operating leases and
                    other assets                                9,084                  --                   --
               General operating and
                    administrative expenses                   140,376               6,889                   --
                                                         =============        ============         ============
                                                             $644,189            $192,224              $28,665
                                                         =============        ============         ============

         The amounts due to related parties consisted of the following at December 31:

                                                                  1998                1997
                                                               ------------        ------------
                  Due to CNL Securities Corp.:
                       Commissions                                 $66,063            $100,709
                       Marketing support and due diligence
                          expense reimbursement fee                  4,404               7,268
                                                               ------------        ------------
                                                                    70,467             107,977
                                                               ------------        ------------

                  Due to the Advisor:
                          Expenditures incurred on behalf
                             of the Company and for
                             accounting, administrative and
                             acquisition services                  110,496              39,105
                          Acquisition fees                         137,974              46,172
                                                               ------------        ------------
                                                                   248,470              85,277
                                                               ============        ============
                                                                  $318,937            $193,254
                                                               ============        ============


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


9.       Concentration of Credit Risk:

         All of the Company's rental income for the year ended December 31, 1998 was earned from one lessee, STC Leasing Associates, LLC, which operates each of the two Properties as a Residence Inn by Marriott. Although the Company intends to acquire Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of this Hotel Chain or lessee could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the ongoing operations of the lessee.

         It is expected that the percentage of total rental income contributed by this lessee will decrease as additional Properties are acquired and leased in subsequent years.

10.      Commitments:

         In July 1998, the Company entered into agreements to acquire three additional hotel Properties for an anticipated aggregate purchase price of approximately $100 million. In connection with these agreements, the Company was required by the seller to obtain a letter of credit. The letter of credit is collateralized by a $5,000,000 certificate of deposit.

11.      Subsequent Events:

         During the period January 1, 1999 through January 19, 1999, the Company
         received   subscription  proceeds  for  an  additional  561,565  shares
         ($5,615,647) of common stock.

         On January 1, 1999, the Company declared distributions totalling $251,967 or $0.0583 per share of common stock, payable in March 1999, to stockholders of record on January 1, 1999.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                                December 31, 1998

                                                                                                         Costs Capitalized
                                                                                                              Subsequent
                                                                             Initial Cost                   To Acquisition
                                                               ---------------------------------        -------------------
                                                Encum-                                                  Improve-   Carrying
                                               brances          Land       Buildings    Equipment        ments       Costs
                                               -------          ----       ---------    ---------        -----     --------
Properties the Company
  has Invested in Under
  Operating Leases:

    Residence Inns by Marriott(R):
         Atlanta, Georgia                        (b)        $1,907,479      $13,459,040   $1,234,689     $     -     $    -
         Duluth, Georgia                         (c)         1,019,497       10,017,402    1,114,442           -          -
                                                            ----------      -----------   ----------     -------     -------

                                                           $ 2,926,976      $23,476,442   $2,349,131     $     -     $    -
                                                           ===========      ===========   ==========     ========    =======








                                                                                                         Life
                                                                                                       on Which
                                                                                                     Depreciation
                                                                                                       in Latest
    Gross Amount at Which Carried                                           Date                        Income
       at Close of Period (d)                          Accumulated         of Con-        Date       Statement is
  Land       Buildings      Equipment       Total     Depreciation        struction     Acquired       Computed
  ----       ---------      ---------       -----     ------------        ---------     --------     -------------

$1,907,479  $13,459,040    $1,234,689    $16,601,208    $213,483             1997         07/98           (e)
 1,019,497   10,017,402     1,114,442     12,151,341     170,683             1997         07/98           (e)
----------  -----------    ----------    -----------    --------

$2,926,976  $23,476,442    $2,349,131    $28,752,549    $384,166
==========  ===========    ==========    ===========    ========


                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                                December 31, 1998

(a) Transactions in real estate and accumulated depreciation during 1998 and 1997 are summarized as follows:

                                                                   Accumulated
                                                     Cost (d)      Depreciation
                                                   ----------      ------------

            Properties the Company
              has Invested in Under
              Operating Leases:

                Balance, December 31, 1997         $         -      $      -
                Acquisitions                        28,752,549        384,166
                                                   -----------       --------

                Balance, December 31, 1998         $28,752,549       $384,166
                                                   ===========       ========


(b) In connection with the purchase of this Property, the Company has obtained a loan in the amount of $6,000,000 collateralized by the assignment of the rents and leases related to the Property.

(c) In connection with the purchase of this Property, the Company has obtained a loan in the amount of $3,600,000 collateralized by the assignment of the rents and leases related to the Property.

(d) As of December 31, 1998, the aggregate cost of the Properties owned by the Company and its subsidiaries for federal income tax purposes is $28,752,549. All of the leases are treated as operating leases for federal income tax purposes.

(e) Depreciation expense is computed for buildings and equipment based upon estimated lives of 40 and seven years, respectively.

(f) During the years ended December 31, 1998 and 1997, the Company incurred acquisition fees totalling $1,426,216 and $509,643, respectively, paid to the Advisor. Acquisition fees are included in land and buildings on operating leases and other assets at December 31, 1998 and 1997.



                       INDEX TO OTHER FINANCIAL STATEMENTS


The following financial information is provided in connection with the Company's acquisition of the Buckhead (Lenox Park) and the Gwinnett Place Properties. Due to the fact that the tenant of the Company is a newly formed entity, the information presented represents the historical financial performance of the hotel businesses. The Buckhead (Lenox Park) Property and the Gwinnett Place Property became operational on August 7, 1997 and July 29, 1997, respectively. This information was obtained from the seller of the Properties. The Company has acquired the hotel Properties and does not own any interest in the hotel businesses. For information on the Properties and the long-term, triple-net leases in which the Company has entered, see "Business -- Property Acquisitions."

BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.

   Updated Financial Statements (unaudited):

      Balance Sheet as of June 30, 1998                               B-27
      Statement of Loss for the six months ended June 30, 1998        B-28

   Audited Financial Statements:

      Report of Independent Public Accountants                        B-29
      Balance Sheet as of December 31, 1997                           B-30
      Statement of Loss for the year ended December 31, 1997          B-31
      Statement of Member's Equity for the year ended December
        31, 1997                                                      B-32
      Statement of Cash Flows for the year ended December 31,
        1997                                                          B-33
      Notes to Financial Statement for the year ended December
        31, 1997                                                      B-34

GWINNETT RESIDENCE ASSOCIATES, L.L.C.

   Updated Financial Statements (unaudited):

      Balance Sheet as of June 30, 1998                               B-39
      Statement of Loss for the six months ended June 30, 1998        B-40

   Audited Financial Statements:

      Report of Independent Public Accountants                        B-41
      Balance Sheet as of December 31, 1997                           B-42
      Statement of Loss for the year ended December 31, 1997          B-43
      Statement of Member's Deficit for the year ended December
        31, 1997                                                      B-44
      Statement of Cash Flows for the year ended December 31,
        1997                                                          B-45
      Notes to Financial Statement for the year ended December 31,
        1997                                                          B-46

                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                                  BALANCE SHEET

                                  JUNE 30, 1998



                      ASSETS                                                    LIABILITIES AND MEMBERS' EQUITY
                      ------                                                    -------------------------------
CURRENT ASSETS:                                                 CURRENT LIABILITIES:
   Cash                                     $  1,229,955             Accounts payable                             $   711,974
   Accounts receivable, net                      173,287             Accrued liabilities                              427,306
                                                                                                                  -----------
   Prepaid expenses                               18,080
                                            ------------                   Total current liabilities                1,139,280
         Total current assets                  1,421,322
                                            ------------
PROPERTY, at cost:                                              FIRST MORTGAGE LOAN                                10,634,958
   Land                                        1,505,591
   Buildings                                   8,842,642
   Furniture, fixtures, and equipment          1,470,899        MEZZANINE LOAN                                      1,601,152
                                            ------------                                                          -----------
                                              11,819,132                   Total liabilities                       13,375,390
   Less accumulated depreciation                (467,063)
                                            ------------
         Net property                         11,352,069
                                            ------------
LOAN COSTS, net of accumulated                                  MEMBERS' EQUITY                                        62,078
   amortization of $109,395                      377,910                                                          -----------
                                            ------------
ORGANIZATION COSTS, net of                                                 Total liabilities and members'
   accumulated amortization of                                               equity                               $13,437,468
   $38,269                                        43,272                                                          ===========
                                            ------------
FRANCHISE COSTS, net of
   accumulated amortization of
   $2,750                                         57,250
                                            ------------
DEVELOPMENT IN PROGRESS                          185,645
                                            ------------
         Total assets                       $ 13,437,468
                                            ============


                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                                STATEMENT OF LOSS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998


REVENUES:
     Rooms                                                   $  2,007,424
     Telephone                                                     79,188
     Other                                                         50,203
                                                            -------------
         Total revenues                                         2,136,815
                                                            -------------
EXPENSES:
     Rooms                                                        453,769
     Telephone                                                     18,730
     Other operating departments                                    9,368
     Administrative and general                                   158,036
     Credit card commissions                                       44,111
     Franchise fees                                                80,337
     Advertising, marketing, and promotion                        141,041
     Repairs and maintenance                                       66,750
     Utilities                                                     52,275
     Property insurance and taxes                                 117,165
     Management fees                                               64,098
     Other                                                          5,134
     Interest                                                     604,186
     Depreciation and amortization                                337,891
                                                            -------------
         Total expenses                                         2,152,891
                                                            -------------

NET LOSS                                                    $     (16,076)
                                                            =============

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Members of
Buckhead Residence Associates, L.L.C.:

We have audited the accompanying balance sheet of BUCKHEAD RESIDENCE ASSOCIATES, L.L.C. as of December 31, 1997 and the related statement of loss, members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buckhead Residence Associates, L.L.C. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Atlanta, Georgia
February 27, 1998

                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                                  BALANCE SHEET

                                DECEMBER 31, 1997



                                 ASSETS                                             LIABILITIES AND MEMBERS' EQUITY
                                 ------                                             -------------------------------
CURRENT ASSETS:                                                          CURRENT LIABILITIES:
   Cash and short-term investments, including                              Accounts payable                          $   285,134
     restricted cash of $18,387                         $    225,703       Accrued liabilities                           140,911
   Accounts receivable, net of allowance for doubtful                      Current portion of mortgage loan               38,522
     accounts of $1,973                                      114,685                                                 -----------
   Prepaid expenses                                           12,398            Total current liabilities                464,567
                                                        ------------
         Total current assets                                352,786
                                                        ------------
PROPERTY, at cost:                                                       DEFERRED DEVELOPMENT FEE                        619,000
   Land                                                    1,505,591
   Buildings                                               8,969,838
   Furniture, fixtures, and equipment                      1,470,899     FIRST MORTGAGE LOAN, less current portion     9,949,319
                                                        ------------       (Note 2)
                                                          11,946,328
   Less accumulated depreciation                            (211,216)
         Net property                                     11,735,112     MEZZANINE LOAN (Note 2)                       1,533,202
                                                        ------------                                                 -----------
LOAN COSTS, net of accumulated amortization of $49,725       437,580            Total liabilities                     12,566,088
                                                        ------------
ORGANIZATION COSTS, net of accumulated amortization of
   $17,395                                                    64,146     COMMITMENTS AND CONTINGENCIES (Note 2)
                                                        ------------
FRANCHISE COSTS, net of accumulated amortization of
   $1,250                                                     58,750     MEMBERS' EQUITY                                 82,286
                                                        ------------                                                -----------
         Total assets                                   $ 12,648,374            Total liabilities and members'
                                                        ============              equity                            $12,648,374
                                                                                                                    ===========



                 The accompanying notes are an integral part of
                              this balance sheet.

                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                                STATEMENT OF LOSS

                      FOR THE YEAR ENDED DECEMBER 31, 1997


REVENUES:
     Rooms                                                  $  862,815
     Telephone                                                  40,832
     Other                                                      15,684
                                                            ----------
         Total revenues                                        919,331
                                                            ----------
EXPENSES:
     Rooms                                                     280,204
     Telephone                                                   8,603
     Other operating departments                                 2,725
     Administrative and general                                103,471
     Credit card commissions                                    19,124
     Franchise fees                                             34,513
     Advertising, marketing, and promotion                      88,954
     Repairs and maintenance                                    46,188
     Utilities                                                  37,097
     Property insurance and taxes                               18,758
     Management fees                                            27,580
     Other                                                      34,541
     Interest                                                  447,026
     Depreciation and amortization                             279,586
                                                            ----------
         Total expenses                                      1,428,370
                                                            ----------

NET LOSS                                                    $ (509,039)
                                                            ==========






         The accompanying notes are an integral part of this statement.

                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                          STATEMENT OF MEMBERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1997










                                Stormont
                                 Trice
                              Development       RI           HWE
                              Corporation    Partners         IV       Total
                              -----------    --------        ---       -----


BALANCE, December 31, 1996    $ 193,800    $ 193,800     $ 203,725   $ 591,325

   Net loss                    (193,800)    (193,800)     (121,439)   (509,039)
                              ----------   ----------    ---------   ---------
BALANCE, December 31, 1997    $        0   $        0    $  82,286   $  82,286
                              ==========   ==========    =========   =========





         The accompanying notes are an integral part of this statement.

                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                    $  (509,039)
     Adjustments to reconcile net loss to net cash provided
       by operating activities:
         Depreciation and amortization                               279,586
         Changes in assets and liabilities:
              Accounts receivable, net                              (114,685)
              Prepaid expenses                                       (12,398)
              Accounts payable                                       285,134
              Accrued liabilities                                    130,196
                                                                 -----------
                  Total adjustments                                  567,833
                                                                 -----------
                  Net cash provided by operating activities           58,794
                                                                 -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                         (8,627,218)
     Organization costs                                               (7,361)
                                                                 -----------
                  Net cash used in investing  activities          (8,634,579)
                                                                 -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal received from loans payable                         8,715,244
     Loan costs                                                       (7,362)
                                                                 -----------
                  Net cash provided by financing activities        8,707,882
                                                                 -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                            132,097
                                                                 -----------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                        93,606
                                                                 -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                         $   225,703
                                                                 ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest during the year                      $        0
                                                                 ===========




         The accompanying notes are an integral part of this statement.

                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Operations

     Buckhead Residence Associates, L.L.C. (the "Company") is a Georgia limited liability company that was organized for the purpose of constructing, operating, and owning the Residence Inn Lenox Park (the "Hotel") in Atlanta, Georgia. The Hotel is comprised of 150 suites and became operational on August 7, 1997.

     The members of the Company (the"Members"), their ownership percentages, and their initial capital contributions are as follows:

                                                                     Initial
                                                   Ownership         Capital
                                                   Percentage     Contribution
                                                   ----------     ------------

     Members:
         Stormont Trice Development
                  Corporation ("STDC" or the
                   "Manager ")                       40.74%         $212,000
         RI Partners ( "RI ")                        40.74           212,000
         HWE IV                                      18.52           212,000

     The operating agreement provides for allocation of profits, losses, and cash distributions, as follows:

         Profits

         o To the Members in proportion to their respective ownership percentage interests, as defined in the agreement

         Losses

         o First, to the Members in proportion to their respective ownership percentage interests until any Member's capital account is reduced to zero

         o Second, to the Member, if any, to the extent of its remaining positive capital account balance (as adjusted to reflect any prior allocation of loss)

         o Third, to the partners in proportion to their respective ownership percentage interests

         Notwithstanding the above loss allocations, to the extent losses allocated to a Member would cause a Member to have an adjusted capital account deficit, such losses shall not be allocated to such Member but instead shall be allocated to other Members in proportion to, and to the extent that, the amounts in which losses may be allocated to the other Members without causing the other Members to have an adjusted capital account deficit and then to the Members in proportion to their respective contribution percentage interests.

         Cash Distributions

         o First, to the repayment or prepayment of such debts or liabilities, other than any debts of the Company to any of the Members, as the Manager shall determine to be in the best interest of the Company

         o Second, to the establishment of such reserves as the Manager deems appropriate

         o Third, to the repayment or prepayment of any back-up loans, as defined in the agreement

         o    Fourth, to the repayment or prepayment of any Member loans

         o Fifth, to the Members in equal shares until such time as $63,600 has been distributed to the Members

         o Sixth, in equal amounts to the Manager and RI until such time as $50,871 has been distributed to the Members

         o Seventh, the balance available to the Members in proportion to their respective ownership percentage interests

     Allocation of profits, losses, and cash distributions from the sale or refinancing of the property are allocated in a different manner and will be affected by the terms of notes payable agreements discussed in Note 2.

     Cash and Cash Equivalents

     For purposes of reporting cash flows, the Company considers cash on hand, deposits in banks, and short-term investments with original maturities of 90 days or less to be cash and cash equivalents.

     The first mortgage, mezzanine loan, and management agreements require the Hotel to establish a furniture, fixtures, and equipment reserve, as follows: 0% in year one, 2% in year two, 3% in year three, 4% in year four, and 5% in year five of gross revenues, as defined in the loan agreement. As of December 31, 1997, $18,387 of cash and cash equivalents was designated as the furniture, fixtures, and equipment reserve.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Franchise and Organization Expenses

     A franchise application fee has been capitalized and is being amortized over the 20-year life of the franchise agreement. Organization costs have been capitalized and are being amortized over 5 years.

     Property

     Property is recorded at cost, including capitalized interest, and is depreciated using the straight-line method over the estimated useful lives of the assets, which are 30 years for buildings and 3 to 7 years for furniture, fixtures, and equipment. Expenditures for replacements and betterments are capitalized, while expenditures for maintenance and repairs are expensed as incurred.

     Income Taxes

     No provisions for income taxes have been made in the accounts of the Company, since the Members report their respective shares of taxable income and loss in their individual tax returns.

2.   NOTES PAYABLE

     First Mortgage Loan

     On August 29, 1996, the Company entered into a loan agreement with Ocwen Federal Bank FSB ("Ocwen"), formerly Berkeley Federal Bank & Trust FSB, for a total available amount of $11,262,500 to fund costs of developing and operating the Hotel. The note bears 10.25% interest until its maturity date of August 31, 2001. The loan is collateralized by the Company's interest in the Hotel. Interest accrues monthly and is added to the outstanding balance until the budgeted interest reserve is depleted or September 1, 1998, whichever is earlier. Beginning October 1, 1998, interest and principal are due monthly, with all remaining repaid principal and interest being due on August 31, 2001. The principal outstanding at December 31, 1997 is repayable as follows:

                   1998                    $    38,522
                   1999                        164,304
                   2000                        181,960
                   2001                      9,603,055
                                           -----------
                                           $ 9,987,841
                                           ===========

     In addition, Ocwen receives noncumulative participating interest based on a percentage of the Company's excess cash flow, as defined in the loan agreement. These percentages are as follows: 22.5% in year one, 25% in years two and three, and 30% in years four and five. No amounts were payable in 1997.

     In the event the Company sells the Hotel or refinances the loan, an amount shall be due to Ocwen as follows: in year one, the greater of $525,000 or 22.5% of the greater of the net proceeds or net economic value, as defined in the loan; in years two or three, the greater of $525,000 or 25% of the greater of the net proceeds or net economic value; in year four, the greater of $800,000 or 30% of the greater of the net proceeds or net economic value; in year five, the greater of $1,300,000 or 30% of the greater of the net proceeds or net economic value.

     Mezzanine Loan

     On August 29, 1996, the Company entered into a loan agreement with Heller Financial, Inc. ("Heller") for a total available amount of $1,621,800. At December 31, 1997, $1,533,202 is outstanding, including $181,702 of accrued interest. The note bears an interest rate of 10% and is interest only until its maturity date of August 31, 2001. Interest is due monthly, commencing when the accrued interest exceeds $270,300 or 20% of the outstanding principal amount of the loan or when distributable cash flow, as defined, is available. In addition, Heller receives quarterly, as additional consideration, the excess of the percentage of the Company's excess cash flow, as defined in the loan agreement, over the amount of interest accrued during the previous quarter. These percentages are as follows: 42.625% in year one, 41.25% in years two and three, and 38.5% in years four and five (effectively, this equals 55% of the cash flow after paying Ocwen's participating interest).

     Through August 31, 2006, upon the occurrence of any participation event, as defined in the loan agreement, Heller will receive an amount calculated as follows: in year one, the greater of $800,000 or 55% of the net adjusted proceeds, as defined in the loan agreement, less $250,000 and the Company's equity (the "Participation Amount"); in year two, the greater of $1,100,000 or 55% of the Participation Amount; in year three, the greater of $1,200,000 or 55% of the Participation Amount; in year four, the greater of $1,400,000 or 55% of the Participation Amount; in year five and thereafter, the greater of $1,500,000 or 55% of the Participation Amount. In no event may Heller's participation exceed 49.9% of the total profit of the participation event.

3.   FRANCHISE AND MANAGEMENT AGREEMENTS

     The  Hotel  is  operated   under  a  franchise   agreement   with  Marriott
     International, Inc. ("Marriott"). The term of the agreement is 20 years unless otherwise extended or terminated. The Company paid Marriott an application fee of $60,000. This has been capitalized as franchise costs in the accompanying balance sheet. Amortization began when the Hotel became operational, and the cost is being amortized over the life of the franchise agreement. The agreement provides for the Hotel to reimburse Marriott for certain common expenses, including, but not limited to, the use of Marriott's national reservation system. The Hotel also pays Marriott certain fees, as follows:

         o Royalty Fee. Percent of the gross sales, as defined in the agreement. Royalty fees for the year ended December 31, 1997 were $34,513.

         o Marketing Fund Fee. Percent of gross sales. Marketing fund fees for the year ended December 31, 1997 were $21,571 and are included in advertising, marketing, and promotion expenses in the accompanying statement of loss.

     The Hotel is operated under a management agreement with Stormont Trice Management Corporation ("STMC"), an affiliate of STDC. The term of the management agreement is ten years. Under the terms of the agreement, the Company pays STMC 3% of gross revenues, as defined in the agreement. At December 31, 1997, $6,907 in management fees were payable to STMC. Management fee expense for 1997 was $27,580.

4.   RELATED-PARTY TRANSACTIONS

     In  addition  to  the  management   agreement   (Note  3),  Stormont  Trice
     Corporation, an affiliate of STDC, provides workers' compensation, group insurance, and certain employee benefits to all of the Stormont Trice Corporation group of hotels, and a pro rata portion of the total insurance and certain employee benefits expense is allocated to each hotel. The amount allocated to the Company for the year ended December 31, 1997 was $11,493.

     Stormont Trice Corporation also provides property, umbrella, and casualty insurance to all of the Stormont Trice Corporation group of hotels, and a pro rata portion of the total insurance expense is allocated to each hotel. The amount allocated to the Company for the year ended December 31, 1997 was $15,925.

     STDC provided development management services to the Company in construction of the Hotel. The costs for these services in 1997 were $619,000 and are included in buildings in the accompanying balance sheet. Amounts due to STDC for these services are $619,000 at December 31, 1997. In accordance with the terms of the agreement, the fee will not be payable until the Company repays all of the Ocwen loan obligation and a portion of the Heller loan obligation, as defined.

     STDC also provided the director of design and development for the Hotel. The cost for these services in 1997 was $34,082 and is included in buildings in the accompanying balance sheet. Amounts due to STDC for these services were approximately $14,000 at December 31, 1997 and are included in accounts payable in the accompanying balance sheet.

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                                  BALANCE SHEET

                                  JUNE 30, 1998



                       ASSETS                                              LIABILITIES AND MEMBERS' DEFICIT
                       ------                                              --------------------------------
CURRENT ASSETS:                                               CURRENT LIABILITIES:
   Cash                                  $   768,261               Accounts payable                         $   459,653
   Accounts receivable, net                  106,194               Accrued liabilities                          292,461
                                                                                                            -----------
   Prepaid expenses                           18,985
                                         -----------                     Total current liabilities              752,114
         Total current assets                893,440
                                         -----------
PROPERTY, at cost:                                            FIRST MORTGAGE LOAN                             7,691,138
   Land                                      800,000
   Buildings                               6,509,423
   Furniture, fixtures, and equipment      1,311,137          MEZZANINE LOAN                                  1,204,270
                                         -----------                                                        -----------
                                           8,620,560                     Total liabilities                    9,647,522
   Less accumulated depreciation            (369,063)
                                         -----------
         Net property                      8,251,497
                                         -----------
LOAN COSTS, net of accumulated                                MEMBERS' DEFICIT                                  (75,739)
  amortization of $86,686                    299,461                                                        -----------
                                         -----------
ORGANIZATION COSTS, net of                                               Total liabilities and members'
  accumulated amortization of                                              deficit                          $ 9,571,783
  $39,585                                     44,664                                                        ===========
                                         -----------
FRANCHISE COSTS, net of
  accumulated amortization of
  $2,420                                      50,380
                                         -----------
DEVELOPMENT IN PROGRESS                       32,341
                                         -----------
         Total assets                    $ 9,571,783
                                         ===========



                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                                STATEMENT OF LOSS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998


REVENUES:
     Rooms                                                  $ 1,454,846
     Telephone                                                   66,129
     Other                                                       44,609
                                                           ------------
         Total revenues                                       1,565,584
                                                           ------------
EXPENSES:
     Rooms                                                      290,519
     Telephone                                                   10,900
     Other operating departments                                 14,259
     Administrative and general                                 134,926
     Credit card commissions                                     33,083
     Franchise fees                                              58,194
     Advertising, marketing, and promotion                      120,237
     Repairs and maintenance                                     64,418
     Utilities                                                   62,361
     Property insurance and taxes                                66,783
     Management fees                                             62,623
     Other                                                        4,010
     Interest                                                   439,034
     Depreciation and amortization                              272,287
                                                           ------------
         Total expenses                                       1,633,634
                                                           ------------

NET LOSS                                                   $    (68,050)
                                                           ============

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Members of
Gwinnett Residence Associates, L.L.C.:

We have audited the accompanying balance sheet of GWINNETT RESIDENCE ASSOCIATES, L.L.C. as of December 31, 1997 and the related statement of loss, members' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gwinnett Residence Associates, L.L.C. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Atlanta, Georgia
February 27, 1998

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                                  BALANCE SHEET

                                DECEMBER 31, 1997



                            ASSETS                                                   LIABILITIES AND MEMBERS' DEFICIT
                            ------                                                   --------------------------------
CURRENT ASSETS:                                                         CURRENT LIABILITIES:
   Cash and short-term investments, including                             Accounts payable                             $  311,598
     restricted cash of $15,483                         $    212,745      Accrued liabilities                             105,740
   Accounts receivable, net of allowance for                              Current portion of mortgage loan                 27,736
     doubtful accounts of $744                                51,372                                                   ----------
   Prepaid expenses                                           24,414        Total current liabilities                     445,074
                                                        ------------
         Total current assets                                288,531
                                                        ------------
PROPERTY, at cost:                                                      DEFERRED DEVELOPMENT FEE                          451,000
   Land                                                      800,000
   Buildings                                               6,509,423
   Furniture, fixtures, and equipment                      1,311,137    FIRST MORTGAGE LOAN, less current portion       7,163,684
                                                        ------------      (Note 2)
                                                           8,620,560
   Less accumulated depreciation                            (166,971)
                                                        ------------
         Net property                                      8,453,589    MEZZANINE LOAN (Note 2)                         1,153,163
                                                        -------------                                                  ----------
LOAN COSTS, net of accumulated amortization                                 Total liabilities                           9,212,921
   of $39,403                                                346,744
                                                        ------------
ORGANIZATION COSTS, net of accumulated
   amortization of $17,993                                    66,256    COMMITMENTS AND CONTINGENCIES (Note 2)
                                                        ------------
FRANCHISE COSTS, net of accumulated amortization of
   $1,100                                                     51,700    MEMBERS' DEFICIT                                   (6,101)
                                                        ------------                                                   ----------
         Total assets                                    $ 9,206,820        Total liabilities and members' deficit     $9,206,820
                                                        ============                                                   ==========



       The accompanying notes are an integral part of this balance sheet.

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                                STATEMENT OF LOSS

                      FOR THE YEAR ENDED DECEMBER 31, 1997


REVENUES:
     Rooms                                                    $ 691,864
     Telephone                                                   32,821
     Other                                                       19,473
                                                             ----------
         Total revenues                                         744,158
                                                             ----------
EXPENSES:
     Rooms                                                      226,612
     Telephone                                                    4,079
     Other operating departments                                  3,257
     Administrative and general                                 100,206
     Credit card commissions                                     15,073
     Franchise fees                                              27,675
     Advertising, marketing, and promotion                       62,531
     Repairs and maintenance                                     46,072
     Utilities                                                   46,892
     Property insurance and taxes                                17,298
     Management fees                                             29,759
     Other                                                        9,030
     Interest                                                   328,707
     Depreciation and amortization                              225,467
                                                              ---------
         Total expenses                                       1,142,658
                                                              ---------

NET LOSS                                                      $(398,500)
                                                              =========




         The accompanying notes are an integral part of this statement.

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                          STATEMENT OF MEMBERS' DEFICIT

                      FOR THE YEAR ENDED DECEMBER 31, 1997






                               Stormont
                                 Trice
                              Development       RI          HWE
                              Corporation    Partners        IV         Total
                              -----------    --------       ---         -----


BALANCE, December 31, 1996    $ 128,197     $ 128,197    $ 136,005    $ 392,399

   Net loss                    (130,703)     (130,703)    (137,094)    (398,500)
                              ---------     ---------    ---------    ---------
BALANCE, December 31, 1997    $  (2,506)    $  (2,506)   $  (1,089)   $  (6,101)
                              =========     =========    =========    =========








         The accompanying notes are an integral part of this statement.

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                    $  (398,500)
                                                                 -----------
     Adjustments to reconcile net loss to net cash provided
       by operating activities:
         Depreciation and amortization                               225,467
         Changes in assets and liabilities:
              Accounts receivable, net                               (51,372)
              Prepaid expenses                                       (24,414)
              Accounts payable                                       311,598
              Accrued liabilities                                     97,282
                                                                 -----------
                  Total adjustments                                  558,561
                                                                 -----------
                  Net cash provided by operating activities          160,061
                                                                 -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                         (6,086,029)
     Start-up costs                                                   (7,129)
                                                                 -----------
                  Net cash used in investing  activities          (6,093,158)
                                                                 -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal received from loans payable                         6,142,121
     Loan costs                                                       (7,129)
                                                                 -----------
                  Net cash provided by financing activities        6,134,992
                                                                 -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                            201,895

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                        10,850
                                                                 -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                         $   212,745
                                                                 ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest during the year                      $        0
                                                                 ===========





         The accompanying notes are an integral part of this statement.

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Operations

     Gwinnett Residence Associates, L.L.C. (the "Company") is a Georgia limited liability company that was organized for the purpose of constructing, operating, and owning the Gwinnett Residence Inn (the "Hotel") in Atlanta, Georgia. The Hotel is comprised of 132 suites and became operational on July 29, 1997.

     The members of the Company (the"Members"), their ownership percentages, and their initial capital contributions are as follows:

                                                                    Initial
                                                    Ownership       Capital
                                                    Percentage    Contribution
                                                    ----------    ------------

     Members:
         Stormont Trice Development
                  Corporation ("STDC" or the
                   "Manager ")                        41.08%        $142,000
         RI Partners ( "RI ")                         41.08          142,000
         HWE IV                                       17.84          142,000

     The operating agreement provides for allocation of profits, losses, and cash distributions, as follows:

         Profits

         o To the Members in proportion to their respective ownership percentage interests, as defined in the agreement

         Losses

         o First, to the Members in proportion to their respective ownership percentage interests until any Member's capital account is reduced to zero

         o Second, to the Member, if any, to the extent of its remaining positive capital account balance (as adjusted to reflect any prior allocation of loss)

         o Third, to the partners in proportion to their respective ownership percentage interests

         Notwithstanding the above loss allocations, to the extent losses allocated to a Member would cause a Member to have an adjusted capital account deficit, such losses shall not be allocated to such Member but instead shall be allocated to other Members in proportion to, and to the extent that, the amounts in which losses may be allocated to the other Members without causing the other Members to have an adjusted capital account deficit and then to the Members in proportion to their respective ownership percentage interests.

         Cash Distributions

         o First, to the repayment or prepayment of such debts or liabilities, other than any debts of the Company to any of the Members, as the Manager shall determine to be in the best interest of the Company

         o Second, to the establishment of such reserves as the Manager deems appropriate

         o Third, to the repayment or prepayment of any back-up loans, as defined in the agreement

         o    Fourth, to the repayment or prepayment of any Member loans

         o Fifth, to the Members in equal shares until such time as $42,600 has been distributed to the Members

         o Sixth, in equal amounts to the Manager and RI until such time as $36,996 has been distributed to the Members

         o Seventh, the balance available to the Members in proportion to their respective ownership percentage interests

     Allocation of profits, losses, and cash distributions from the sale or refinancing of the property are allocated in a different manner and will be affected by the terms of notes payable agreements discussed in Note 2.

     Cash and Cash Equivalents

     For purposes of reporting cash flows, the Company considers cash on hand, deposits in banks, and short-term investments with original maturities of 90 days or less to be cash and cash equivalents.

     The first mortgage, mezzanine loan, and management agreements require the Hotel to establish a furniture, fixtures, and equipment reserve, as follows: 0% in year one, 2% in year two, 3% in year three, 4% in year four, and 5% in year five of gross revenues, as defined in the loan agreement. As of December 31, 1997, $15,483 of cash and cash equivalents was designated as the furniture, fixtures, and equipment reserve.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Franchise and Organization Expenses

     A franchise application fee has been capitalized and is being amortized over the 20-year life of the franchise agreement. Organization costs have been capitalized and are being amortized over 5 years.

     Property

     Property is recorded at cost, including capitalized interest, and is depreciated using the straight-line method over the estimated useful lives of the assets, which are 30 years for buildings and 3 to 7 years for furniture, fixtures, and equipment. Expenditures for replacements and betterments are capitalized, while expenditures for maintenance and repairs are expensed as incurred.

     Income Taxes

     No provisions for income taxes have been made in the accounts of the Company since the Members report their respective shares of taxable income and loss in their individual tax returns.

2.   NOTES PAYABLE

     First Mortgage Loan

     On August 29, 1996, the Company entered into a loan agreement with Ocwen Federal Bank FSB ("Ocwen"), formerly Berkeley Federal Bank & Trust FSB, for a total available amount of $8,174,500 to fund costs of developing and operating the Hotel. The note bears 10.25% interest until its maturity date of August 31, 2001. The loan is collateralized by the Company's interest in the Hotel. Interest accrues monthly and is added to the outstanding balance until the budgeted interest reserve is depleted or September 1, 1998, whichever is earlier. Beginning October 1, 1998, interest and principal are due monthly, with all remaining repaid principal and interest being due on August 31, 2001. The principal outstanding at December 31, 1997 is repayable as follows:

                      1998                        $   27,736
                      1999                           118,301
                      2000                           131,014
                      2001                         6,914,369
                                                  ----------
                                                  $7,191,420
                                                  ==========

     In addition, Ocwen receives noncumulative participating interest based on a percentage of the Company's excess cash flow, as defined in the loan agreement. These percentages are as follows: 22.5% in year one, 25% in years two and three, and 30% in years four and five. No amounts were payable in 1997.

     In the event the Company sells the Hotel or refinances the loan, an amount shall be due to Ocwen as follows: in year one, the greater of $400,000 or 22.5% of the greater of the net proceeds or net economic value, as defined in the loan; in years two or three, the greater of $400,000 or 25% of the greater of the net proceeds or net economic value; in year four, the greater of $700,000 or 30% of the greater of the net proceeds or net economic value; in year five, the greater of $1,000,000 or 30% of the greater of the net proceeds or net economic value.

     Mezzanine Loan

     On August 29, 1996, the Company entered into a loan agreement with Heller Financial, Inc. ("Heller") for a total available amount of $1,219,800. At December 31, 1997, $1,153,163 is outstanding, including $136,663 of accrued interest. The note bears an interest rate of 10% and is interest only until its maturity date of August 31, 2001. Interest is due monthly, commencing when the accrued interest exceeds $203,300 or 20% of the outstanding principal amount of the loan or when distributable cash flow, as defined, is available. In addition, Heller receives quarterly, as additional consideration, the excess of the percentage of the Company's excess cash flow, as defined in the loan agreement, over the amount of interest accrued during the previous quarter. These percentages are as follows: 44.175% in year one, 42.75% in years two and three, and 39.9% in years four and five (effectively, this equals 57% of the cash flow after paying Ocwen's participating interest).

     Through August 31, 2006, upon the occurrence of any participation event, as defined in the loan agreement, Heller will receive an amount calculated as follows: in year one, the greater of $700,000 or 57% of the net adjusted proceeds, as defined in the loan agreement, less $451,000 and the Company's equity (the "Participation Amount"); in year two, the greater of $1,000,000 or 57% of the Participation Amount; in year three, the greater of $1,100,000 or 57% of the Participation Amount; in year four, the greater of $1,200,000 or 57% of the Participation Amount; in year five and thereafter, the greater of $1,300,000 or 57% of the Participation Amount. In no event may Heller's participation exceed 49.9% of the total profit of the participation event.

3.   FRANCHISE AND MANAGEMENT AGREEMENTS

     The  Hotel  is  operated   under  a  franchise   agreement   with  Marriott
     International, Inc. ("Marriott"). The term of the agreement is 20 years unless otherwise extended or terminated. The Company paid Marriott an application fee of $52,800. This has been capitalized as franchise costs in the accompanying balance sheet. Amortization began when the Hotel became operational, and the cost is being amortized over the life of the franchise agreement. The agreement provides for the Hotel to reimburse Marriott for certain common expenses, including, but not limited to, the use of Marriott's national reservation system. The Hotel also pays Marriott certain fees, as follows:

         o Royalty Fee. Percent of the gross sales, as defined in the agreement. Royalty fees for the year ended December 31, 1997 were $27,675.

         o Marketing Fund Fee. Percent of gross sales. Marketing fund fees for the year ended December 31, 1997 were $17,296 and are included in advertising, marketing, and promotion expenses in the accompanying statement of loss.

     The Hotel is operated under a management agreement with Stormont Trice Management Corporation ("STMC"), an affiliate of STDC. The term of the management agreement is ten years. Under the terms of the agreement, the Company pays STMC 4% of gross revenues, as defined in the agreement. At December 31, 1997, $6,622 in management fees were payable to STMC. Management fee expense for 1997 was $29,759.

4.   RELATED-PARTY TRANSACTIONS

     Julian LeCraw & Co, Inc. ("LeCraw"), which is related to one of the Members through common ownership, provided general contracting services to the Company in construction of the Hotel. The costs for these services in 1997 were approximately $3,682,183 and are included in buildings in the accompanying balance sheet. Amounts due to LeCraw for these services are approximately $20,000 at December 31, 1997 and are included in accounts payable in the accompanying balance sheet.

     In  addition  to  the  management   agreement   (Note  3),  Stormont  Trice
     Corporation, an affiliate of STDC, provides workers' compensation, group insurance, and certain employee benefits to all of the Stormont Trice Corporation group of hotels, and a pro rata portion of the total insurance and certain employee benefits expense is allocated to each hotel. The amount allocated to the Company for the year ended December 31, 1997 was $9,388.

     Stormont Trice Corporation also provides property, umbrella, and casualty insurance to all of the Stormont Trice Corporation group of hotels, and a pro rata portion of the total insurance expense is allocated to each hotel. The amount allocated to the Company for the year ended December 31, 1997 was $14,379.

     STDC provided development management services to the Company in construction of the Hotel. The costs for these services in 1997 were $451,000 and are included in buildings in the accompanying balance sheet. Amounts due to STDC for these services are approximately $451,000 at December 31, 1997. In accordance with the terms of the agreement, the fee will not be payable until the Company repays all of the Ocwen loan obligation and a portion of the Heller loan obligation, as defined.

     STDC also provided the director of design and development for the Hotel. The cost for these services in 1997 was $40,982 and is included in buildings in the accompanying balance sheet. Amounts due to STDC for these services were $20,900 at December 31, 1997 and are included in accounts payable in the accompanying balance sheet.

                                   ADDENDUM TO
                                    EXHIBIT C

                            PRIOR PERFORMANCE TABLES


                 ----------------------------------------------
                 | THE FOLLOWING INFORMATION UPDATES AND | | REPLACES THE CORRESPONDING INFORMATION IN | | EXHIBIT C TO THE ATTACHED PROSPECTUS, |
                 | DATED OCTOBER 6, 1998.                     |
                 ----------------------------------------------

                                    EXHIBIT C

                            PRIOR PERFORMANCE TABLES


         The information in this Exhibit C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Health Care Properties, Inc., to invest in health care properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in hotel properties leased on a triple-net basis to operators of national and regional limited-service, extended-stay and full-service hotel chains.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Health Care Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 1998. The following is a brief description of the Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1994 and December 1998.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1994 and December 1998. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 1998.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through December 31, 1998, of the Prior Public Programs, the offerings of which became fully subscribed between January 1994 and December 1998.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is  omitted  from this  Exhibit  C  because  none of the Prior
Public  Programs  have  completed   operations  (meaning  they  no  longer  hold
properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 1994 and December 1998.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS


                                     CNL Income      CNL Income      CNL Income           CNL American
                                      Fund XIV,       Fund XV,        Fund XVI,          Properties Fund,
                                        Ltd.            Ltd.            Ltd.                  Inc.
                                     -----------     -----------     -----------        -----------------
                                                                                            (Note 1)

Dollar amount offered                 $45,000,000     $40,000,000     $45,000,000          $745,000,000
                                      ===========     ===========     ===========          ============


Dollar amount raised                        100.0%          100.0%          100.0%                100.0%
                                      -----------     -----------     -----------          ------------

Less offering expenses:

  Selling commissions
    and discounts                           (8.5)           (8.5)           (8.5)                 (7.5)
  Organizational expenses                   (3.0)           (3.0)           (3.0)                 (2.2)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                               (0.5)           (0.5)           (0.5)                 (0.5)
                                     -----------     -----------     -----------           -----------
                                           (12.0)          (12.0)          (12.0)                (10.2)
                                     -----------     -----------     -----------           -----------
Reserve for operations                        --              --              --                    --
                                     -----------     -----------     -----------           -----------

Percent available for

  investment                                88.0%           88.0%           88.0%                 89.8%
                                     ===========     ===========     ===========           ===========


Acquisition costs:

  Cash down payment                         82.5%          82.5%           82.5%                85.3%
  Acquisition fees paid
    to affiliates                            5.5            5.5             5.5                  4.5
  Loan costs                                  --             --              --                   --
                                     -----------    -----------     -----------           -----------


Total acquisition costs                     88.0%          88.0%           88.0%                89.8%
                                     ===========    ===========     ===========          ===========


Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                         --             --             --                    --

Date offering began                      8/27/93        2/23/94        9/02/94      4/19/95, 2/06/97
                                                                                         and 3/02/98
Length of offering (in
  months)                                      6              6              9         22, 13 and 9,
                                                                                        respectively

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                       11             10             11        23, 16 and 11,
                                                                                        respectively

                                   CNL Income        CNL Income       CNL Health Care
                                   Fund XVII,        Fund XVIII,        Properties,
                                      Ltd.              Ltd.               Inc.
                                  -----------       -----------      ----------------
                                                                         (Note 2)


Dollar amount offered             $30,000,000       $35,000,000



Dollar amount raised                    100.0%            100.0%
                                  -----------       -----------

Less offering expenses:

  Selling commissions
    and discounts                        (8.5)             (8.5)
  Organizational expenses                (3.0)             (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                            (0.5)             (0.5)
                                  -----------       -----------
                                        (12.0)            (12.0)
                                  -----------       -----------
Reserve for operations                    --                --
                                  -----------       -----------

Percent available for
  investment                             88.0%             88.0%
                                  ===========       ===========


Acquisition costs:

  Cash down payment                      83.5%             83.5%
  Acquisition fees paid
    to affiliates                         4.5               4.5
  Loan costs                              --                --
                                  -----------       -----------


Total acquisition costs                  88.0%             88.0%
                                  ===========       ===========


Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                      --                --

Date offering began                   9/02/95           9/20/96

Length of offering (in
  months)                                  12                17


Months to invest 90% of
  amount available for
  investment measured
  from date of offering                    15                17


Note 1:  Pursuant to a Registration Statement on Form S-11 under the
         Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering". The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of December 31, 1998, APF had received subscriptions totalling approximately $345,000,000 from the 1998 Offering, including $3,107,848 issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Health Care Properties, Inc. registered for sale $155,000,000 of shares of common stock, including $5,000,000 available only to stockholders participating in the company's reinvestment plan. The offering of shares of CNL Health Care Properties, Inc. commenced September 18, 1998.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                               CNL Income    CNL Income    CNL Income        CNL American
                                                Fund XIV,     Fund XV,      Fund XVI,      Properties Fund,
                                                  Ltd.          Ltd.          Ltd.               Inc.
                                              -----------   -----------   -----------     -------------------
                                                                                               (Note 1)
Date offering commenced                           8/27/93       2/23/94       9/02/94      4/19/95, 2/06/97
                                                                                                and 3/02/98


Dollar amount raised                          $45,000,000   $40,000,000   $45,000,000          $747,253,675
                                              ===========   ===========   ===========          ============
Amount paid to sponsor from

  proceeds of offering:
    Selling commissions and
      discounts                                 3,825,000     3,400,000     3,825,000            56,044,026
    Real estate commissions                            -             -             -                     -
    Acquisition fees                            2,475,000     2,200,000     2,475,000            33,595,134
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to

      unaffiliated entities)                      225,000       200,000       225,000             3,736,268
                                              -----------   -----------   -----------          ------------
Total amount paid to sponsor                    6,525,000     5,800,000     6,525,000            93,375,428
                                              ===========   ===========   ===========          ============
Dollar amount of cash generated

  from operations before
  deducting payments to
  sponsor:
    1998                                        3,662,593     3,343,292     3,765,104            42,216,874
    1997                                        3,734,726     3,419,967     3,909,781            18,514,122
    1996                                        3,841,163     3,557,073     3,911,609             6,096,045
    1995                                        3,823,939     3,361,477     2,619,840               594,425
    1994                                        2,897,432     1,154,454       212,171                    -
    1993                                          329,957            -             -                     -
Amount paid to sponsor from
  operations (administrative,
  accounting and management
  fees):
    1998                                          148,049       126,564       141,410             3,100,599
    1997                                          128,536       113,372       129,357             1,437,908
    1996                                          134,867       122,391       157,883               613,505
    1995                                          114,095       122,107       138,445                95,966
    1994                                           84,801        37,620         7,023                    -
    1993                                            8,220            -             -                     -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash (Note 3)                               5,168,000     3,312,297     1,385,384             9,046,652
    Notes                                              -             -             -                     -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                            -             -             -                     -
    Incentive fees                                     -             -             -                     -
    Other (Note 2)                                     -             -             -                     -


                                   CNL Income    CNL Income       CNL Health Care
                                   Fund XVII,    Fund XVIII,         Properties,
                                      Ltd.          Ltd.               Inc.
                                  -----------    -----------      ----------------
                                                                     (Note 4)
Date offering commenced             9/02/95        9/20/96


Dollar amount raised              $30,000,000    $35,000,000
                                  ===========    ===========
Amount paid to sponsor from

  proceeds of offering:
    Selling commissions and
      discounts                     2,550,000      2,975,000
    Real estate commissions                -              -
    Acquisition fees                1,350,000      1,575,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to

      unaffiliated entities)          150,000        175,000
                                  -----------    -----------
Total amount paid to sponsor        4,050,000      4,725,000
                                  ===========    ===========
Dollar amount of cash generated

  from operations before
  deducting payments to
  sponsor:
    1998                            2,638,733      2,964,628
    1997                            2,611,191      1,459,963
    1996                            1,340,159         30,126
    1995                               11,671             -
    1994                                   -              -
    1993                                   -              -
Amount paid to sponsor from
  operations (administrative,
  accounting and management
  fees):
    1998                              117,814        132,890
    1997                              116,077         98,207
    1996                              107,211          2,980
    1995                                2,659             -
    1994                                   -              -
    1993                                   -              -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash (Note 3)                          -              -
    Notes                                  -              -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                -              -
    Incentive fees                         -              -
    Other (Note 2)                         -              -



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of December 31, 1998, APF had received subscriptions totalling approximately $345,000,000 from the 1998 Offering, including $3,107,848 issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. The amounts shown represent the combined results of the Initial Offering, the 1997 Offering and the 1998 Offering as of December 31, 1998, including shares issued pursuant to the company's reinvestment plans.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF is entitled to receive a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease. During the years ended December 31, 1998, 1997 and 1996, APF incurred $54,998, $87,665 and $70,070, respectively, in secured equipment lease servicing fees.

Note 3: Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Health Care Properties, Inc. registered for sale $155,000,000 of shares of common stock, including $5,000,000 available only to stockholders participating in the company's reinvestment plan. The offering of shares of CNL Health Care Properties, Inc. commenced September 18, 1998. As of December 31, 1998, CNL Health Care Properties, Inc. had received subscription proceeds of $25,500 (2,550 shares) from the offering. Until subscription proceeds totalling $2,500,000 are received, the proceeds will be held in escrow.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XIV, LTD.

                                                           1992
                                                          (Note 1)       1993            1994            1995
                                                        ------------ ------------    ------------    ------------
Gross revenue                                        $          0    $    256,234    $  3,135,716    $  4,017,266
Equity in earnings of joint ventures                            0           1,305          35,480         338,717
Profit (Loss) from sale of properties
  (Notes 4, 6, 7, 8 and 9)                                      0               0               0         (66,518)
Provision for loss on building (Note 10)                        0               0               0               0
Interest income                                                 0          27,874         200,499          50,724
Less: Operating expenses                                        0         (14,049)       (181,980)       (248,840)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (28,918)       (257,640)       (340,112)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0         242,446       2,932,075       3,751,237
                                                     ============    ============    ============    ============

Taxable income

  - from operations                                             0         278,845       2,482,240       3,162,165
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                               0         321,737       2,812,631       3,709,844
Cash generated from sales (Notes 4, 6,
  7, 8 and 9)                                                   0               0               0         696,012
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         321,737       2,812,631       4,405,856
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0          (9,050)     (2,229,952)     (3,543,751)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         312,687         582,679         862,105
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      28,785,100      16,214,900               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (2,771,892)     (1,618,477)              0
    Acquisition of land and buildings                           0     (13,758,004)    (11,859,237)       (964,073)
    Investment in direct financing leases                       0      (4,187,268)     (5,561,748)        (75,352)
    Investment in joint ventures                                0        (315,209)     (1,561,988)     (1,087,218)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0        (706,215)       (376,738)           (577)
    Increase in other assets                                    0        (444,267)              0               0
    Increase (decrease) in restricted cash                      0               0               0               0
    Other                                                       0               0               0           5,530
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                           1,000       6,914,932      (4,180,609)     (1,259,585)
                                                     ============    ============    ============    ============

TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                             0              16              56              70
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============

Capital gain (loss) (Notes 4, 6, 7,

  8 and 9)                                                      0               0               0               0
                                                     ============    ============    ============    ============


                                                 1996            1997           1998
                                             ------------    ------------   ------------
Gross revenue                                $  3,999,813    $  3,918,582   $  3,440,910
Equity in earnings of joint ventures              459,137         309,879        317,654
Profit (Loss) from sale of properties
  (Notes 4, 6, 7, 8 and 9)                              0               0        112,206
Provision for loss on building (Note 10)                0               0        (37,155)
Interest income                                    44,089          40,232         73,246
Less: Operating expenses                         (246,621)       (262,592)      (326,960)
      Interest expense                                  0               0              0
      Depreciation and amortization              (340,089)       (340,161)      (380,814)
                                             ------------    ------------   ------------

Net income - GAAP basis                         3,916,329       3,665,940      3,199,087
                                             ============    ============   ============

Taxable income

  - from operations                             3,236,329       3,048,675      3,230,884
                                             ============    ============   ============
  - from gain (loss) on sale                            0          47,256         53,034
                                             ============    ============   ============

Cash generated from operations
  (Notes 2 and 3)                               3,706,296       3,606,190      3,514,544
Cash generated from sales (Notes 4, 6,
  7, 8 and 9)                                           0         318,592      1,648,110
Cash generated from refinancing                         0               0              0
                                             ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                               3,706,296       3,924,782      5,162,654
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                 (3,706,296)     (3,606,190)    (3,514,544)
    - from sale of properties                           0               0              0
    - from cash flow from prior period             (6,226)       (106,330)      (197,976)
                                             ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                    (6,226)        212,262      1,450,134
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                     0               0              0
    General partners' capital
      contributions                                     0               0              0
    Syndication costs                                   0               0              0
    Acquisition of land and buildings                   0               0       (605,712)
    Investment in direct financing leases               0               0       (931,237)
    Investment in joint ventures                   (7,500)       (121,855)      (568,498)
    Return of capital from joint venture                0          51,950              0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                      0               0              0
    Increase in other assets                            0               0              0
    Increase (decrease) in restricted cash              0        (318,592)       318,592
    Other                                               0               0              0
                                             ------------    ------------   ------------
Cash generated (deficiency) after cash

  distributions and special items                 (13,726)       (176,235)      (336,721)
                                             ============    ============  =============

TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                    71              67             71
                                             ============    ============   ============
  - from recapture                                      0               0              0
                                             ============    ============   ============

Capital gain (loss) (Notes 4, 6, 7,
  8 and 9)                                              0               1              1
                                             ============    ============   ============

                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              51              79
  - from capital gain                                           0               0               0               0
  - from return of capital                                      0               0               0               0
  - from investment income from prior

      period                                                    0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============

  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from operations                                             0               1              51              79
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------

Total distributions on cash basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
Total cash distributions as a percentage of

  original $1,000 investment (Note 11)                       0.00%           4.50%           6.50%           8.06%
Total cumulative cash distributions
  per $1,000 investment from inception                          0               1              52             131

Amount (in percentage terms) remaining invested
  in program properties at the end of each year
  (period) presented (original total
  acquisition cost of properties retained,
  divided by original total acquisition cost of
  all properties in program) (Notes 4, 6, 7, 8
  and 9)                                                       N/A            100%            100%            100%

                                                      1996            1997           1998
                                                  ------------    ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income
  - from capital gain                                       83              81             68
  - from return of capital                                   0               0              2
  - from investment income from prior                        0               0              0

      period
                                                             0               2             12
Total distributions on GAAP basis (Note 5)        ------------    ------------   ------------
                                                            83              83             82
                                                  ============    ============   ============
  Source (on cash basis)
  - from sales
  - from operations                                          0               0              4
  - from cash flow from prior period                        83              81             78

                                                             0               2              0
Total distributions on cash basis (Note 5)        ------------    ------------   ------------
                                                            83              83             82
Total cash distributions as a percentage of       ============    ============   ============

  original $1,000 investment (Note 11)
Total cumulative cash distributions                       8.25%           8.25%          8.25%
  per $1,000 investment from inception
                                                           214             297            379
Amount (in percentage terms) remaining invested
  in program properties at the end of each year
  (period) presented (original total
  acquisition cost of properties retained,
  divided by original total acquisition cost of
  all properties in program) (Notes 4, 6, 7, 8
  and 9)                                                   100%            100%           100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.

Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale. In addition, during 1996, Wood-Ridge Real Estate Joint Venture, in which the partnership owns a 50% interest, sold its two properties to the tenant and recognized a gain of approximately $261,100 for financial reporting purposes. As a result, the partnership's pro rata share of such gain of approximately $130,550 is included in equity in earnings of unconsolidated joint ventures for 1996.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995, 1996 and 1997, are reflected in the 1994, 1995, 1996,
         1997 and 1998 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996, 1997 and 1998, respectively. As a result of 1994, 1995, 1996, 1997 and 1998 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996, 1997 and 1998 are not included in the 1994, 1995, 1996, 1997 and 1998 totals, respectively.

Note 6: In January 1998, the partnership sold its property in Madison, Alabama, to a third party for $740,000 and received net sales proceeds of $696,486. Due to the fact that during 1997 the partnership wrote off $13,314 in accrued rental income (non-cash accounting adjustments relating to the straight-lining of future scheduled rent increases over the lease term in accordance with generally accepted accounting principles), no gain or loss was incurred for financial reporting purposes in January 1998 relating to this sale. In April 1998, the partnership reinvested a portion of the net sales proceeds from the sale of the property in Madison, Alabama in Melbourne Joint Venture, with an affiliate of the partnership which has the same general partners. The partnership intends to use the remaining proceeds to invest in an additional property or for other partnership purposes.

Note 7: In January 1998, the partnership sold one of its properties in Richmond, Virginia for $512,462 and received net sales proceeds of $512,246, resulting in a gain of $70,798 for financial reporting purposes. The partnership reinvested the net sales proceeds in a property in Fayetteville, North Carolina.

Note 8:  In April 1998, the partnership reached an agreement to accept
         $360,000 for the property in Riviera Beach, Florida, which was taken through a right of way taking in December 1997. The partnership had received preliminary sales proceeds of $318,592 as of December 31, 1997. Upon agreement and receipt of the final sales price of $360,000, the partnership recognized a gain of $41,408 for financial reporting purposes. The partnership reinvested the net sales proceeds in a property in Fayetteville, North Carolina.

Note 9: In July 1998, the Partnership sold one of its properties in Richmond, Virginia for $415,000 and received net sales proceeds of $397,970. Due to the fact that during 1998 the partnership wrote off $12,060 in accrued rental income (non-cash accounting adjustments relating to the straight-lining of future scheduled rent increases over the lease term in accordance with generally accepted accounting principles), no gain or loss was incurred for financial reporting purposes in July 1998 relating to this sale. In October 1998, the partnership reinvested the net sales proceeds from the sale of the property in Richmond, Virginia in a property in Fayetteville, North Carolina.

Note 10: At December 31, 1998, the Partnership recorded a provision for loss on building in the amount of $37,155 for financial reporting purposes relating to a Long John Silver's Property whose lease was rejected by the tenant. The tenant of this Property filed for bankruptcy and ceased payment of rents under the terms of its lease agreement. The allowance represents the difference between the carrying value of the Property at December 31, 1998 and the estimated net realizable value for the Property.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XV, LTD.

                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $  1,143,586    $  3,546,320    $  3,632,699
Equity in earnings of joint ventures                            0           8,372         280,606         392,862
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0         (71,023)              0
Provision for loss on land and buildings
  (Note 7)                                                      0               0               0               0
Interest income                                                 0         167,734          88,059          43,049
Less: Operating expenses                                        0         (62,926)       (228,319)       (235,319)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (70,848)       (243,175)       (248,232)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0       1,185,918       3,372,468       3,585,059
                                                     ============    ============    ============    ============

Taxable income

  - from operations                                             0       1,026,715       2,861,912       2,954,318
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                               0       1,116,834       3,239,370       3,434,682
Cash generated from sales (Note 4)                              0               0         811,706               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,116,834       4,051,076       3,434,682
Less: Cash distributions to investors
  (Notes 5, 6 and 9)
    - from operating cash flow                                  0        (635,944)     (2,650,003)     (3,200,000)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         480,890       1,401,073         234,682
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0      40,000,000               0               0
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Syndication costs                                           0      (3,892,003)              0               0
    Acquisition of land and buildings                           0     (22,152,379)     (1,625,601)              0
    Investment in direct financing
      leases                                                    0      (6,792,806)     (2,412,973)              0
    Investment in joint ventures                                0      (1,564,762)       (720,552)       (129,939)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                               0      (1,098,197)        (23,507)              0
    Increase in other assets                                    0        (187,757)              0               0
    Other                                                     (38)         (6,118)         25,150               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                             962       4,786,868      (3,356,410)        104,743
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                             0              33              71              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============


                                                1997            1998
                                            ------------    ------------
Gross revenue                               $  3,622,123    $  3,179,911
Equity in earnings of joint ventures             239,249         236,553
Profit (Loss) from sale of properties
  (Note 4)                                             0               0
Provision for loss on land and buildings
  (Note 7)                                             0        (280,907)
Interest income                                   46,642          54,576
Less: Operating expenses                        (224,761)       (265,748)
      Interest expense                                 0               0
      Depreciation and amortization             (248,348)       (281,888)
                                            ------------    ------------
Net income - GAAP basis                        3,434,905       2,642,497
                                            ============    ============

Taxable income

  - from operations                            2,856,893       2,847,638
                                            ============    ============
  - from gain on sale                             47,256               0
                                            ============    ============

Cash generated from operations
  (Notes 2 and 3)                              3,306,595       3,216,728
Cash generated from sales (Note 4)                     0               0
Cash generated from refinancing                        0               0

Cash generated from operations, sales
  and refinancing                              3,306,595       3,216,728
Less: Cash distributions to investors
  (Notes 5, 6 and 9)
    - from operating cash flow                (3,280,000)     (3,216,728)
    - from sale of properties                          0               0
    - from cash flow from prior period                 0        (183,272)

Cash generated (deficiency) after cash
  distributions                                   26,595        (183,272)
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                          0               0
    General partners' capital contri-
      butions                                          0               0
    Syndication costs                                  0               0
    Acquisition of land and buildings                  0               0
    Investment in direct financing
      leases                                           0               0
    Investment in joint ventures                       0        (216,992)
    Return of capital from joint venture          51,950               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                      0               0
    Increase in other assets                           0               0
    Other                                              0               0
                                            ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                 78,545        (400,264)
                                            ============    ============

TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                   71              70
                                            ============    ============
  - from recapture                                     0               0
                                            ============    ============
Capital gain (loss) (Note 4)                           1               0
                                            ============    ============

                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              21              66              80
  - from capital gain                                           0               0               0               0
  - from investment income from prior

      period                                                    0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0              21              66              80
                                                     ============    ============    ============    ============

  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              21              66              80
  - from investment income from prior period                    0               0               0               0
                                                     ------------    ------------    ------------    ------------

Total distributions on cash basis (Note 5)                      0              21              66              80
                                                     ============    ============    ============    ============
Total cash distributions as a percentage

  of original $1,000 investment (Notes 6,
  8 and 9).0.00%                                             5.00%           7.25%           8.20%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              21              87            167
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                        N/A             100%            100%           100%



Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.

Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale. In addition, during 1996, Wood-Ridge Real Estate Joint Venture, in which the partnership owns a 50% interest, sold its two properties to the tenant and recognized a gain of approximately $261,100 for financial reporting purposes. As a result, the partnership's pro rata share of such gain of approximately $130,550 is included in equity in earnings of unconsolidated joint ventures for 1996.

Note 5: Distributions declared for the quarters ended December 31, 1994, 1995, 1996 and 1997 are reflected in the 1995, 1996, 1997 and 1998 columns, respectively, due to the payment of such distributions in January 1995, 1996, 1997 and 1998, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996, 1997 and 1998 are not included in the 1994, 1995, 1996, 1997 and 1998 totals, respectively.

Note 6: On December 31, 1996, CNL Income Fund XV, Ltd. declared a special distribution of cumulative excess operating reserves equal to .20% of the total invested capital. Accordingly, the total yield for 1996 was 8.20%

Note 7. During the year ended December 31, 1998, the Partnership established an allowance for loss on land and buildings of $280,907 for financial reporting purposes relating to two of the four Long John Silver's properties whose leases were rejected by the tenant. The tenant of these properties filed for bankruptcy and ceased payment of rents under the terms of the lease agreements. The loss represents the difference between the carrying value of the Properties at December 31, 1998 and the current estimated net realizable value for these Properties.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 9: Cash distributions for 1998 include an additional amount equal to 0.50% of invested capital which was earned in 1997 or prior years, but declared payable in the first quarter of 1998.

                                                 1997            1998
                                             ------------    ------------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                             82              65
  - from capital gain                                   0               0
  - from investment income from prior

      period                                            0              20
                                             ------------    ------------
Total distributions on GAAP basis (Note 5)             82              85
                                             ============    ============

  Source (on cash basis)
  - from sales                                          0               0
  - from refinancing                                    0               0
  - from operations                                    82              80
  - from investment income from prior period            0               5
                                             ------------    ------------

Total distributions on cash basis (Note 5)             82              85
                                             ============    ============
Total cash distributions as a percentage

  of original $1,000 investment (Notes 6,
  8 and 9).0.00%                                     8.00%           8.50%
Total cumulative cash distributions per
  $1,000 investment from inception                    249             334
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                100%            100%

                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XVI, LTD.

                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $    186,257    $  2,702,504    $  4,343,390
Equity in earnings from joint venture                           0               0               0          19,668
Profit from sale of properties (Notes 4
  and 5)                                                        0               0               0         124,305
Provision for loss on building (Note 8)                         0               0               0               0
Interest income                                                 0          21,478         321,137          75,160
Less: Operating expenses                                        0         (10,700)       (274,595)       (261,878)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (9,458)       (318,205)       (552,447)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0         187,577       2,430,841       3,748,198
                                                     ============    ============    ============    ============

Taxable income

  - from operations                                             0         189,864       2,139,382       3,239,830
                                                     ============    ============    ============    ============
  - from gain on sale (Notes 4 and 5)                           0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                               0         205,148       2,481,395       3,753,726
Cash generated from sales (Notes 4 and 5)                       0               0               0         775,000
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         205,148       2,481,395       4,528,726
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0          (2,845)     (1,798,921)     (3,431,251)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         202,303         682,474       1,097,475
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0      20,174,172      24,825,828               0
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Syndication costs                                           0      (1,929,465)     (2,452,743)              0
    Acquisition of land and buildings                           0     (13,170,132)    (16,012,458)     (2,355,627)
    Investment in direct financing
      leases                                                    0        (975,853)     (5,595,236)       (405,937)
    Investment in joint ventures                                0               0               0        (775,000)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                              0        (854,154)       (405,569)         (2,494)
    Increase in other assets                                    0        (443,625)        (58,720)              0
    Increase (decrease) in restricted cash                      0               0               0               0
    Reimbursement from developer of
      construction costs                                        0               0               0               0
    Other                                                     (36)        (20,714)         20,714               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                             964       2,982,532       1,004,290      (2,441,583)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                             0              17              53              71
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Notes 4 and 5)                             0               0               0               0
                                                     ============    ============    ============    ============


                                                 1997            1998
                                             ------------    ------------

Gross revenue                                $  4,308,853    $  3,901,555
Equity in earnings from joint venture              73,507         132,002
Profit from sale of properties (Notes 4
  and 5)                                           41,148               0
Provision for loss on building (Note 8)                 0        (266,257)
Interest income                                    73,634          60,199
Less: Operating expenses                         (272,932)       (295,141)
      Interest expense                                  0               0
      Depreciation and amortization              (563,883)       (555,360)
                                             ------------    ------------

Net income - GAAP basis                         3,660,327       2,976,998
                                             ============    ============

Taxable income

  - from operations                             3,178,911       3,153,618
                                             ============    ============
  - from gain on sale (Notes 4 and 5)              64,912               0
                                             ============    ============

Cash generated from operations
  (Notes 2 and 3)                               3,780,424       3,623,694
Cash generated from sales (Notes 4 and 5)         610,384               0
Cash generated from refinancing                         0               0
                                             ------------    ------------
Cash generated from operations, sales
  and refinancing                               4,390,808       3,623,694
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                 (3,600,000)     (3,623,694)
    - from sale of properties                           0         (66,306)
                                             ------------    ------------
Cash generated (deficiency) after cash
  distributions                                   790,808         (66,306)
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                           0               0
    General partners' capital contri-
      butions                                           0               0
    Syndication costs                                   0               0
    Acquisition of land and buildings             (23,501)         (3,545)
    Investment in direct financing
      leases                                      (29,257)        (28,403)
    Investment in joint ventures                        0        (744,058)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                      0               0
    Increase in other assets                            0               0
    Increase (decrease) in restricted cash       (610,384)        610,384
    Reimbursement from developer of
      construction costs                                0         161,648
    Other                                               0               0
                                             ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                 127,666         (70,280)
                                             ============    ============

TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                    70              69
                                             ============    ============
  - from recapture                                      0               0
                                             ============    ============
Capital gain (loss) (Notes 4 and 5)                     1               0
                                             ============    ============

                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              45              76
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 6)                      0               1              45              76
                                                     ============    ============    ============    ============

  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               1              45              76
  - from prior period                                           0               0               0               0
                                                     ------------    ------------    ------------    ------------

Total distributions on cash basis (Note 6)                      0               1              45              76
                                                     ============    ============    ============    ============
Total cash distributions as a percentage

  of original $1,000 investment (Notes 7
  and 9)                                                     0.00%           4.50%           6.00%           7.88%
Total cumulative cash distributions per
  $1,000 investment from inception                              0               1              46             122
Amount (in percentage terms) remaining
  invested  in program  properties  at the
  end of each year  (period)  presented
  (original total acquisition cost of
  properties  retained,  divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                                 N/A             100%            100%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.

Note 4: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $775,000, resulting in a gain of $124,305 for financial reporting purposes. In October 1996, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 5: In March 1997, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $610,384, resulting in a gain of $41,148 for financial reporting purposes. In January 1998, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 6: Distributions declared for the quarters ended December 31, 1994, 1995, 1996 and 1997 are reflected in the 1995, 1996, 1997 and 1998 columns, respectively, due to the payment of such distributions in January 1995, 1996, 1997 and 1998, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996, 1997 and 1998 are not included in the 1994, 1995, 1996, 1997 and 1998 totals, respectively.

Note 7: Cash distributions for 1998 include an additional amount equal to 0.20% of invested capital which was earned in 1997 but declared payable in the first quarter of 1998.

Note 8: During the year ended December 31, 1998, the Partnership recorded a provision for loss on building of $266,257 for financial reporting purposes relating to a Long John Silver's property in Celina, Ohio. The tenant of this property filed for bankruptcy and ceased payment of rents under the terms of its lease agreement. The allowance represents the difference between the Property's carrying value at December 31, 1998 and the estimated net realizable value for this Property.

Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

                                                 1997            1998
                                             ------------    ------------

Cash distributions to investors
  Source (on GAAP basis)                               80              65
  - from investment income                              0               0
  - from capital gain
  - from investment income from
      prior period                                      0              17
                                             ------------    ------------
Total distributions on GAAP basis (Note 6)             80              82
                                             ============    ============

  Source (on cash basis)
  - from sales                                          0               0
  - from refinancing                                    0               0
  - from operations                                    80              81
  - from prior period                                   0               1
                                              -----------    ------------

Total distributions on cash basis (Note 6)             80              82
                                             ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Notes 7
  and 9)                                             8.00%           8.20%
Total cumulative cash distributions per
  $1,000 investment from inception                    202             284
Amount (in percentage terms) remaining
  invested  in program  properties  at the
  end of each year  (period)  presented
  (original total acquisition cost of
  properties  retained,  divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                         100%            100%

                           TABLE III Operating Results
                         of Prior Programs CNL AMERICAN
                              PROPERTIES FUND, INC.

                                                         1994                                            1997
                                                       (Note 1)          1995            1996          (Note 2)
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $    539,776    $  4,363,456    $ 15,516,102
Equity in earnings of joint venture                             0               0               0               0
Provision for loss on land and buildings
  (Note 12)                                                     0               0               0               0
Interest income                                                 0         119,355       1,843,228       3,941,831
Less: Operating expenses                                        0        (186,145)       (908,924)     (2,066,962)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (104,131)       (521,871)     (1,795,062)
      Minority interest in income of
        consolidated joint venture                              0             (76)        (29,927)        (31,453)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0         368,779       4,745,962      15,564,456
                                                     ============    ============    ============    ============

Taxable income

  - from operations (Note 8)                                    0         379,935       4,894,262      15,727,311
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0         (41,115)
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 4 and 5)                                               0         498,459       5,482,540      17,076,214
Cash generated from sales (Note 7)                              0               0               0       6,289,236
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         498,459       5,482,540      23,365,450
Less: Cash distributions to investors
  (Note 9)
    - from operating cash flow                                  0        (498,459)     (5,439,404)    (16,854,297)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
    - from return of capital (Note 10)                          0        (136,827)              0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0        (136,827)         43,136       6,511,153
Special items (not including sales of
  real estate and refinancing):
    Subscriptions received from
      stockholders                                              0      38,454,158     100,792,991     222,482,560
    Sale of common stock to CNL Fund
      Advisors, Inc.                                      200,000               0               0               0
    Retirement of shares of common stock
      (Note 13)                                                 0               0               0               0
    Contributions from minority interest                        0         200,000          97,419               0
    Distributions to holder of minority
      interest                                                  0               0         (39,121)        (34,020)
    Stock issuance costs                                      (19)     (3,680,704)     (8,486,188)    (19,542,862)
    Acquisition of land and buildings                           0     (18,835,969)    (36,104,148)   (143,542,667)
    Investment in direct financing
      leases                                                    0      (1,364,960)    (13,372,621)    (39,155,974)
    Proceeds from sale of equipment direct
      financing leases                                          0               0               0         962,274
    Investment in joint venture                                 0               0               0               0
    Purchase of other investments                               0               0               0               0
    Investment in mortgage notes
      receivable                                                0               0     (13,547,264)     (4,401,982)
    Collections on mortgage notes
      receivable                                                0               0         133,850         250,732
    Investment in equipment notes receivable                    0               0               0     (12,521,401)
    Collections on equipment notes receivable                   0               0               0               0
    Investment in certificate of deposit                        0               0               0      (2,000,000)
    Proceeds of borrowing on line of
      credit                                                    0               0       3,666,896      19,721,804
    Payment on line of credit                                   0               0        (145,080)    (20,784,577)
    Reimbursement of organization,
      acquisition, and deferred offering
      and stock issuance costs paid on
      behalf of CNL American Properties
      Fund, Inc. by related parties                      (199,036)     (2,500,056)       (939,798)     (2,857,352)
    Increase in intangibles and other assets                    0        (628,142)     (1,103,896)              0
    Other                                                       0               0         (54,533)         49,001
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                             945      11,507,500      30,941,643       5,136,689
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Note 11)

  - from operations (Note 8)                                    0              20              61              67
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============


                                                    1998
                                                  (Note 3)
                                               --------------
Gross revenue                                    $ 33,202,491
Equity in earnings of joint venture                    16,018
Provision for loss on land and buildings
  (Note 12)                                          (611,534)
Interest income                                     8,984,546
Less: Operating expenses                           (5,354,859)
      Interest expense                                      0
      Depreciation and amortization                (4,054,098)
      Minority interest in income of
        consolidated joint venture                    (30,156)
                                                --------------
Net income - GAAP basis                            32,152,408
                                                ==============

Taxable income

  - from operations (Note 8)                       33,553,390
                                                ==============
  - from gain (loss) on sale                         (149,948)
                                                ==============

Cash generated from operations
  (Notes 4 and 5)                                  39,116,275
Cash generated from sales (Note 7)                  2,385,941
Cash generated from refinancing                             0
                                                 -------------
Cash generated from operations, sales
  and refinancing                                  41,502,216
Less: Cash distributions to investors
  (Note 9)
    - from operating cash flow                    (39,116,275)
    - from sale of properties                               0
    - from cash flow from prior period               (265,053)
    - from return of capital (Note 10)                (67,821)
                                                  ------------
Cash generated (deficiency) after cash
  distributions                                     2,053,067
Special items (not including sales of
  real estate and refinancing):
    Subscriptions received from
      stockholders                                385,523,966
    Sale of common stock to CNL Fund
      Advisors, Inc.                                        0
    Retirement of shares of common stock
      (Note 13)                                      (639,528)
    Contributions from minority interest                    0
    Distributions to holder of minority
      interest                                        (34,073)
    Stock issuance costs                          (34,579,650)
    Acquisition of land and buildings            (200,101,667)
    Investment in direct financing
      leases                                      (47,115,435)
    Proceeds from sale of equipment direct
      financing leases                                      0
    Investment in joint venture                      (974,696)
    Purchase of other investments                 (16,083,055)
    Investment in mortgage notes
      receivable                                   (2,886,648)
    Collections on mortgage notes
      receivable                                      291,990
    Investment in equipment notes receivable       (7,837,750)
    Collections on equipment notes receivable       1,263,633
    Investment in certificate of deposit                    0
    Proceeds of borrowing on line of
      credit                                        7,692,040
    Payment on line of credit                          (8,039)
    Reimbursement of organization,
      acquisition, and deferred offering
      and stock issuance costs paid on
      behalf of CNL American Properties
      Fund, Inc. by related parties                (4,574,925)
    Increase in intangibles and other assets       (6,281,069)
    Other                                             (95,101)
                                                --------------
Cash generated (deficiency) after cash
  distributions and special items                  75,613,060
                                                ==============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Note 11)

  - from operations (Note 8)                               63
                                                ==============
  - from recapture                                          0
                                                ==============
Capital gain (loss)                                         0
                                                ==============

                                                         1994                                            1997
                                                       (Note 1)          1995            1996          (Note 2)
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              19              59              66
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 10)                            0              14               8               6
                                                     ------------    ------------    ------------    ------------

Total distributions on GAAP basis (Note 11)                     0              33              67              72
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              26              67              72
  - from cash flow from prior period                            0               0               0               0
  - from return of capital (Note 10)                            0               7               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 11)                     0              33              67              72
                                                     ============    ============    ============    ============
Total cash distributions as a percentage

  of original $1,000 investment (Note 6 and 9)               0.00%           5.34%           7.06%           7.45%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              33             100             172

Amount (in percentage terms) remaining invested in
  program properties at the end of each year
  (period) presented (original total acquisition
  cost of properties retained, divided by original
  total acquisition cost of all properties in
  program) (Note 7)                                            N/A            100%            100%            100%



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of December 31, 1998, APF had received subscriptions totalling approximately $345,000,000 from the 1998 Offering, including $3,107,848 issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively, (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale) which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes. The company reinvested the proceeds from the sale of properties in additional properties.

Note 8:  Taxable income presented is before the dividends paid deduction.

Note 9: For the years ended December 31, 1998, 1997, 1996 and 1995, 84.87%, 93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

                                                         1998
                                                       (Note 3)
                                                    --------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                     60
  - from capital gain                                           0
  - from investment income from
      prior period                                              0
  - from return of capital (Note 10)                           14
                                                    --------------
Total distributions on GAAP basis (Note 11)                    74
                                                    ==============
  Source (on cash basis)
  - from sales                                                  0
  - from refinancing                                            0
  - from operations                                            73
  - from cash flow from prior period                            1
  - from return of capital (Note 10)                            0
                                                    --------------
Total distributions on cash basis (Note 11)                    74
                                                    ==============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6 and 9)               7.62%
Total cumulative cash distributions per
  $1,000 investment from inception                            246

Amount (in percentage terms) remaining invested in
  program properties at the end of each year
  (period) presented (original total acquisition
  cost of properties retained, divided by original
  total acquisition cost of all properties in
  program) (Note 7)                                           100%


Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose.

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market Properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the Properties at December 31, 1998 and the estimated net realizable value for these Properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations.
             During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                             INCOME FUND XVII, LTD.

                                                         1995
                                                       (Note 1)          1996            1997            1998
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $  1,195,263    $  2,643,871    $  2,816,845
Equity in earnings of unconsolidated
  joint ventures                                                0           4,834         100,918         140,595
Interest income                                            12,153         244,406          69,779          51,240
Less: Operating expenses                                   (3,493)       (169,536)       (181,865)       (182,681)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                          (309)       (179,208)       (387,292)       (369,209)
      Minority interest in income of
        consolidated joint venture                                              0         (41,854)        (62,632)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                     8,351       1,095,759       2,203,557       2,394,158
                                                     ============    ============    ============    ============

Taxable income

  - from operations                                        12,153       1,114,964       2,058,601       2,114,039
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                           9,012       1,232,948       2,495,114       2,520,919
Cash generated from sales                                       0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                           9,012       1,232,948       2,495,114       2,520,919
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                             (1,199)       (703,681)     (2,177,584)     (2,400,000)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                             7,813         529,267         317,530         120,919
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                           5,696,921      24,303,079               0               0
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Contributions from minority interest                        0         140,676         278,170               0
    Distribution to holder of minority
      interest                                                  0               0         (41,507)        (49,023)
    Syndication costs                                    (604,348)     (2,407,317)              0               0
    Acquisition of land and buildings                    (332,928)    (19,735,346)     (1,740,491)              0
    Investment in direct financing
      leases                                                    0      (1,784,925)     (1,130,497)              0
    Investment in joint ventures                                0        (201,501)     (1,135,681)       (124,452)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVII, Ltd. by related parties                      (347,907)       (326,483)        (25,444)              0
    Increase in other assets                             (221,282)              0               0               0
    Reimbursement from developer of
      construction costs                                        0               0               0         306,100
    Other                                                    (410)            410               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                       4,198,859         517,860      (3,477,920)        253,544
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                            36              37              69              70
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============


                                                         1995
                                                       (Note 1)          1996            1997            1998
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      4              23              73              79
  - from capital gain                                           0               0               0               0
  - from investment income from

      prior period                                              0               0               0               1
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 4)                      0              23              73              80
                                                     ============    ============    ============    ============

  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             4              23              73              80
                                                     ------------    ------------    ------------    ------------

Total distributions on cash basis (Note 4)                      4              23              73              80
                                                     ============    ============    ============    ============
Total cash distributions as a percentage

  of original $1,000 investment (Note 5)                     5.00%           5.50%          7.625%           8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                              4              27             100             180
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties  retained,  divided by original
  total acquisition cost of all properties
  in program) (Note 6)                                        N/A              98%            100%             98%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.

Note 4: Distributions declared for the quarters ended December 31, 1995, 1996 and 1997 are reflected in the 1996, 1997 and 1998 columns, respectively, due to the payment of such distributions in January 1996, 1997 and 1998, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997 and 1998 are not included in the 1996, 1997 and 1998 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: During 1998, CNL Income Fund XVII, Ltd. received approximately $306,100 in reimbursements from the developer upon final reconciliation of total construction costs relating to the properties in Aiken, South Carolina and Weatherford, Texas, in accordance with the related development agreements. The partnership intends to reinvest the funds in additional properties.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                             INCOME FUND XVIII, LTD.

                                                         1995
                                                       (Note 1)          1996            1997            1998
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $      1,373    $  1,291,416    $  2,956,349
Equity in earnings of joint venture                             0               0               0               0
Provision for loss on land (Note 5)                             0               0               0        (197,466)
Interest income                                                 0          30,241         161,826         141,408
Less: Operating expenses                                        0          (3,992)       (156,403)       (223,496)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0            (712)       (142,079)       (374,473)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0          26,910       1,154,760       2,302,322
                                                     ============    ============    ============    ============

Taxable income

  - from operations                                             0          30,223       1,318,750       2,324,746
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                               0          27,146       1,361,756       2,831,738
Cash generated from sales                                       0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0          27,146       1,361,756       2,831,738
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                                  0          (2,138)       (855,957)     (2,468,400)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0          25,008         505,799         363,338
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0       8,498,815      25,723,944         854,241
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Contributions from minority interest                        0               0               0               0
    Syndication costs                                           0        (845,657)     (2,450,214)       (161,142)
    Acquisition of land and buildings                           0      (1,533,446)    (18,581,999)     (3,134,046)
    Investment in direct financing leases                       0               0      (5,962,087)        (12,945)
    Investment in joint venture                                 0               0               0        (166,025)
    Increase in restricted cash                                 0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVIII, Ltd. by related parties                            0        (497,420)       (396,548)        (37,135)
    Increase in other assets                                    0        (276,848)              0               0
    Other                                                     (20)           (107)        (66,893)        (10,000)
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                             980       5,370,345      (1,227,998)     (2,303,714)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                             0               6              57              66
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============


                                                         1995
                                                       (Note 1)          1996            1997            1998
                                                     ------------    ------------    ------------    ------------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               0              38              65
  - from capital gain                                           0               0               0               0
  - from investment income from prior

      period                                                    0               0               0               6
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 4)                      0               0              38              71
                                                     ============    ============    ============    ============

  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               0              38              71
                                                     ------------    ------------    ------------    ------------

Total distributions on cash basis (Note 4)                      0               0              38              71
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment from
  inception                                                  0.00%           5.00%           5.75%           7.63%
Total cumulative cash distributions per
  $1,000 investment (Note 6)                                    0               0              38             109
Amount (in percentage terms) remaining
  invested  in program  properties  at the
  end of each year (period) presented
  (original total acquisition cost of
  properties  retained,  divided by original
  total acquisition cost of all properties
  in program)                                                 N/A              83%             95%             96%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4: Distributions declared for the quarters ended December 1996 and 1997 are reflected in the 1997 and 1998 columns, respectively, due to the payment of such distributions in January 1997 and 1998, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1997 and 1998 are not included in the 1997 and 1998 totals, respectively.

Note 5: During the year ended December 31, 1998, the partnership established an allowance for loss on land of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The loss represents the difference between the Property's carrying value at December 31, 1998 and the current estimate of net realizable value.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

================================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
================================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA (14)           02/05/87  06/12/92 $1,169,021         0        0            0       $1,169,021
  Wendy's -
    Fairfield, CA (14)           07/01/87  10/03/94  1,018,490         0        0            0        1,018,490
  Wendy's -
    Casa Grande, AZ              12/10/86  08/19/97    795,700         0        0            0          795,700
  Wendy's -
    North Miami, FL (9)          02/18/86  08/21/97    473,713         0        0            0          473,713
  Popeye's -
    Kissimmee, FL (14)           12/31/86  04/30/98    661,300         0        0            0          661,300

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                05/29/87  07/21/93    746,800         0        0            0          746,800
  Pizza Hut -
    Graham, TX                   08/24/87  07/28/94    261,628         0        0            0          261,628
  Golden Corral -
    Medina, OH (11)              11/18/87  11/30/94    825,000         0        0            0          825,000
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    620,800         0        0            0          620,800
  KFC -
    Eagan, MN                    06/01/87  06/02/97    623,882         0   42,000            0          665,882
  KFC -
    Jacksonville, FL             09/01/87  09/09/97    639,363         0        0            0          639,363
  Wendy's -
    Farmington Hills, MI (12)    05/18/87  10/09/97    833,031         0        0            0          833,031
  Wendy's -
    Farmington Hills, MI (13)    05/18/87  10/09/97  1,085,259         0        0            0        1,085,259
  Denny's -
    Plant City, FL               11/23/87  10/24/97    910,061         0        0            0          910,061
  Pizza Hut -
    Mathis, TX                   12/17/87  12/04/97    297,938         0        0            0          297,938
  KFC -
    Avon Park, FL                09/02/87  12/10/97    501,975         0        0            0          501,975

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL (14)             06/02/88  01/10/97    496,418         0        0            0          496,418
  Perkins -
    Bradenton, FL                06/30/88  03/14/97  1,310,001         0        0            0        1,310,001
  Pizza Hut -
    Kissimmee, FL                02/23/88  04/08/97    673,159         0        0            0          673,159

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------     Excess
                                                 Total                    (deficiency)
                                               acquisition                 of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA (14)                 0          $955,000      $955,000       $214,021
  Wendy's -
    Fairfield, CA (14)                 0           861,500       861,500        156,990
  Wendy's -
    Casa Grande, AZ                    0           667,255       667,255        128,445
  Wendy's -
    North Miami, FL (9)                0           385,000       385,000         88,713
  Popeye's -
    Kissimmee, FL (14)                 0           475,360       475,360        185,940

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                      0           642,800       642,800        104,000
  Pizza Hut -
    Graham, TX                         0           205,500       205,500         56,128
  Golden Corral -
    Medina, OH (11)                    0           743,000       743,000         82,000
  Denny's -
    Show Low, AZ (8)                   0           484,185       484,185        136,615
  KFC -
    Eagan, MN                          0           601,100       601,100         64,782
  KFC -
    Jacksonville, FL                   0           405,000       405,000        234,363
  Wendy's -
    Farmington Hills, MI (12)          0           679,000       679,000        154,031
  Wendy's -
    Farmington Hills, MI (13)          0           887,000       887,000        198,259
  Denny's -
    Plant City, FL                     0           820,717       820,717         89,344
  Pizza Hut -
    Mathis, TX                         0           202,100       202,100         95,838
  KFC -
    Avon Park, FL                      0           345,000       345,000        156,975

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL (14)                   0           591,362       591,362        (94,944)
  Perkins -
    Bradenton, FL                      0         1,080,500      1,080,500       229,501
  Pizza Hut -
    Kissimmee, FL                      0           474,755       474,755        198,404

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

================================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
================================================================================================================
  Burger King -
    Roswell, GA                  06/08/88  06/20/97    257,981         0  685,000            0         942,981
  Wendy's -
    Mason City, IA               02/29/88  10/24/97    217,040         0        0            0         217,040
  Taco Bell -
    Fernandina Beach, FL (14)    04/09/88  01/15/98    721,655         0        0            0         721,655
  Denny's -
    Daytona Beach, FL (14)       07/12/88  01/23/98  1,008,976         0        0            0       1,008,976
  Wendy's -
    Punta Gorda, FL              02/03/88  02/20/98    665,973         0        0            0         665,973
  Po Folks -
    Hagerstown, MD               06/21/88  06/10/98    788,884         0        0            0         788,884
  Denny's -
   Hazard, KY                    02/01/88  12/23/98    432,625         0        0            0         432,625

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                     03/22/89  04/27/94    712,000         0        0            0         712,000
  Burger King -
    Hastings, MI                 08/12/88  12/15/95    518,650         0        0            0         518,650
  Wendy's -
    Tampa, FL                    12/30/88  09/20/96  1,049,550         0        0            0       1,049,550
  Checkers -
    Douglasville, GA             12/08/94  11/07/97    380,695         0        0            0         380,695
  Taco Bell -
    Fort Myers, FL (14)          12/22/88  03/02/98    794,690         0        0            0         794,690
  Denny's -
    Union Township, OH (14)      11/01/88  03/31/98    674,135         0        0            0         674,135
  Perkins -
    Leesburg, FL                 01/11/89  07/09/98    529,288         0        0            0         529,288
  Taco Bell -
    Naples, FL                   12/22/88  09/03/98    533,127         0        0            0         533,127

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)         02/28/90  08/25/95          0         0 1,040,000           0       1,040,000
  Ponderosa -
    St. Cloud, FL (6) (14)       06/01/89  10/24/96     73,713         0 1,057,299           0       1,131,012
  Franklin National Bank -
    Franklin, TN                 06/26/89  01/07/97    960,741         0        0            0         960,741
  Shoney's -
    Smyrna, TN                   03/22/89  05/13/97    636,788         0        0            0         636,788
  KFC -
    Salem, NH                    05/31/89  09/22/97  1,272,137         0        0            0       1,272,137

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------     Excess
                                                 Total                    (deficiency)
                                               acquisition                 of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
  Burger King -
    Roswell, GA                       0            775,226       775,226        167,755
  Wendy's -
    Mason City, IA                    0            190,252       190,252         26,788
  Taco Bell -
    Fernandina Beach, FL (14)         0            559,570       559,570        162,085
  Denny's -
    Daytona Beach, FL (14)            0            918,777       918,777         90,799
  Wendy's -
    Punta Gorda, FL                   0            684,342       684,342        (18,369)
  Po Folks -
    Hagerstown, MD                    0          1,188,315      1,188,315      (399,431)
  Denny's -
   Hazard, KY                         0            647,622       647,622       (214,997)

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                          0            616,501       616,501         95,499
  Burger King -
    Hastings, MI                      0            419,936       419,936         98,714
  Wendy's -
    Tampa, FL                         0            828,350       828,350        221,200
  Checkers -
    Douglasville, GA                  0            363,768       363,768         16,927
  Taco Bell -
    Fort Myers, FL (14)               0            597,998       597,998        196,692
  Denny's -
    Union Township, OH (14)           0            872,850       872,850       (198,715)
  Perkins -
    Leesburg, FL                      0            737,260       737,260       (207,972)
  Taco Bell -
    Naples, FL                        0            410,546       410,546        122,581

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)              0            986,418       986,418         53,582
  Ponderosa -
    St. Cloud, FL (6) (14)            0            996,769       996,769        134,243
  Franklin National Bank -
    Franklin, TN                      0          1,138,164      1,138,164      (177,423)
  Shoney's -
    Smyrna, TN                        0            554,200       554,200         82,588
  KFC -
    Salem, NH                         0          1,079,310      1,079,310       192,827

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

================================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
================================================================================================================
  Perkins -
    Port St. Lucie, FL           11/14/89  09/23/97  1,216,750         0        0            0       1,216,750
  Hardee's -
    Richmond, VA                 02/17/89  11/07/97    397,785         0        0            0         397,785
  Wendy's -
    Tampa, FL                    02/16/89  12/29/97    805,175         0        0            0         805,175
  Denny's -
    Port Orange, FL (14)         07/10/89  01/23/98  1,283,096         0        0            0       1,283,096
  Shoney's -
    Tyler, TX                    03/20/89  02/17/98    844,229         0        0            0         894,229

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR               11/02/89  05/24/94    791,211         0        0            0         791,211
  Hardee's -
    Heber Springs, AR            02/13/90  05/24/94    638,270         0        0            0         638,270
  Hardee's -
    Little Canada, MN            11/28/89  06/29/95    899,503         0        0            0         899,503
  Jack in the Box -
    Dallas, TX                   06/28/94  12/09/96    982,980         0        0            0         982,980
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    349,200         0        0            0         349,200
  KFC -
    Whitehall Township, MI       02/26/90  07/09/97    629,888         0        0            0         629,888
  Perkins -
    Naples, FL                   12/26/89  07/09/97  1,487,725         0        0            0       1,487,725
  Burger King -
    Plattsmouth, NE              01/19/90  07/18/97    699,400         0        0            0         699,400
  Shoney's -
    Venice, FL                   08/03/89  09/17/97  1,206,696         0        0            0       1,206,696
  Jack in the Box -
    Yuma, AZ (10)                07/14/94  10/31/97    510,653         0        0            0         510,653
  Denny's -
    Deland, FL                   03/22/90  01/23/98  1,236,971         0        0            0       1,236,971
  Wendy's -
    Liverpool, NY                12/08/89  02/09/98    145,221         0        0            0         145,221
  Perkin's -
    Melbourne, FL                02/03/90  02/12/98    552,910         0        0            0         552,910
  Hardee's
    Bellevue, NE                 05/03/90  06/05/98    900,000         0        0            0         900,000

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------     Excess
                                                 Total                    (deficiency)
                                               acquisition                 of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
  Perkins -
    Port St. Lucie, FL                0          1,203,207      1,203,207        13,543
  Hardee's -
    Richmond, VA                      0            695,464       695,464       (297,679)
  Wendy's -
    Tampa, FL                         0            657,800       657,800        147,375
  Denny's -
    Port Orange, FL (14)              0          1,021,000      1,021,000       262,096
  Shoney's -
    Tyler, TX                         0            770,300       770,300         73,929

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR                    0            605,500       605,500        185,711
  Hardee's -
    Heber Springs, AR                 0            532,893       532,893        105,377
  Hardee's -
    Little Canada, MN                 0            821,692       821,692         77,811
  Jack in the Box -
    Dallas, TX                        0            964,437       964,437         18,543
  Denny's -
    Show Low, AZ (8)                  0            272,354       272,354         76,846
  KFC -
    Whitehall Township, MI            0            725,604       725,604        (95,716)
  Perkins -
    Naples, FL                        0          1,083,869      1,083,869       403,856
  Burger King -
    Plattsmouth, NE                   0            561,000       561,000        138,400
  Shoney's -
    Venice, FL                        0          1,032,435      1,032,435       174,261
  Jack in the Box -
    Yuma, AZ (10)                     0            448,082       448,082         62,571
  Denny's -
    Deland, FL                        0          1,000,000      1,000,000       236,971
  Wendy's -
    Liverpool, NY                     0            341,440       341,440       (196,219)
  Perkin's -
    Melbourne, FL                     0            692,850       692,850       (139,940)
  Hardee's
    Bellevue, NE                      0            899,512       899,512            488

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

================================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
================================================================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   06/14/90  05/19/92    700,000         0          0            0        700,000
  Hardee's -
    St. Paul, MN                 08/09/90  05/24/94    869,036         0          0            0        869,036
  Perkins -
    Florence, SC (3)             08/28/90  08/25/95          0         0   1,160,000           0      1,160,000
  Church's Fried Chicken -
    Jacksonville, FL (4) (14)    04/30/90  12/01/95          0         0    240,000            0        240,000
  Shoney's -
    Colorado Springs, CO         07/03/90  07/24/96  1,044,909         0          0            0      1,044,909
  Hardee's -
    Hartland, MI                 07/10/90  10/23/96    617,035         0          0            0        617,035
  Hardee's -
    Columbus, IN                 09/04/90  05/30/97    223,590         0          0            0        223,590
  KFC -
    Dunnellon, FL                08/02/90  10/07/97    757,800         0          0            0        757,800
  Jack in the Box -
    Yuma, AZ (10)                07/14/94  10/31/97    471,372         0          0            0        471,372

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                    03/16/91  07/31/95  1,184,865         0          0            0      1,184,865
  Church's Fried Chicken -
    Jacksonville, FL (4) (14)    09/28/90  12/01/95          0         0    240,000            0        240,000
  Church's Fried Chicken -
    Jacksonville, FL (5) (14)    09/28/90  12/01/95          0         0    220,000            0        220,000
  Ponderosa -
    Orlando, FL (6) (14)         12/17/90  10/24/96          0         0   1,353,775           0      1,353,775

CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH (15)            05/31/91  12/12/96    918,445         0          0            0        918,445
  Burger King -
    Alpharetta, GA               09/20/91  06/30/97  1,053,571         0          0            0      1,053,571

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                   03/04/92  08/11/95  1,050,186         0          0            0      1,050,186
  Jack in the Box -
    Freemont, CA                 03/26/92  09/23/97  1,366,550         0          0            0      1,366,550

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------     Excess
                                                 Total                    (deficiency)
                                               acquisition                 of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                         0           560,202        560,202        139,798
  Hardee's -
    St. Paul, MN                       0           742,333        742,333        126,703
  Perkins -
    Florence, SC (3)                   0         1,084,905       1,084,905        75,095
  Church's Fried Chicken -
    Jacksonville, FL (4) (14)          0           233,728        233,728          6,272
  Shoney's -
    Colorado Springs, CO               0           893,739        893,739        151,170
  Hardee's -
    Hartland, MI                       0           841,642        841,642       (224,607)
  Hardee's -
    Columbus, IN                       0           219,676        219,676          3,914
  KFC -
    Dunnellon, FL                      0           546,333        546,333        211,467
  Jack in the Box -
    Yuma, AZ (10)                      0           413,614        413,614         57,758

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                          0           949,199        949,199        235,666
  Church's Fried Chicken -
    Jacksonville, FL (4) (14)          0           238,153        238,153          1,847
  Church's Fried Chicken -
    Jacksonville, FL (5) (14)          0           215,845        215,845          4,155
  Ponderosa -
    Orlando, FL (6) (14)               0         1,179,210       1,179,210       174,565

CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH (15)                  0           918,445        918,445              0
  Burger King -
    Alpharetta, GA                     0           713,866        713,866        339,705

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                         0           987,679        987,679         62,507
  Jack in the Box -
    Freemont, CA                       0         1,102,766       1,102,766       263,784

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

===============================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
===============================================================================================================
  Jack in the Box -
    Sacramento, CA               12/19/91  01/20/98  1,234,175         0        0            0       1,234,175
  Pizza Hut -
    Billings, MT                 04/16/92  10/07/98    359,990         0        0            0         359,990

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA             09/29/92  11/07/96  1,044,750         0        0            0       1,044,750
  Burger King -
    Columbus, OH (19)            06/29/92  09/30/98    795,264         0        0            0         795,264
  Burger King -
    Nashua, NH                   06/29/92  10/07/98  1,630,296         0        0            0       1,630,296

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                  12/28/92  04/10/96  1,640,000         0        0            0       1,640,000
  Long John Silver's -
    Monroe, NC                   06/30/93  12/31/98    483,550         0        0            0         483,550

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                  03/31/94  04/24/95    286,411         0        0            0         286,411
  Checkers -
    Richmond, VA                 03/31/94  11/21/96    550,000         0        0            0         550,000
  Denny's -
    Orlando, FL                  09/01/93  10/24/97    932,849         0        0            0         932,849

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                03/31/94  03/01/95    339,031         0        0            0         339,031
  Checkers -
    Dallas, TX                   03/31/94  03/01/95    356,981         0        0            0         356,981
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0       1,753,533
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0         747,058
  Hardee's -
    Madison, AL                  12/14/93  01/08/98    700,950         0        0            0         700,950
  Checkers -
    Richmond, VA (#548)          03/31/94  01/29/98    512,462         0        0            0         512,462
  Checkers -
    Riviera Beach, FL            03/31/94  04/14/98    360,000         0        0            0         360,000
  Checkers -
    Richmond, VA (#486)          03/31/94  07/27/98    397,985         0        0            0         397,985

==========================================================================================
                                           Cost of Properties
                                         Including Closing and
                                               Soft Costs
                                  ---------------------------------------     Excess
                                                  Total                    (deficiency)
                                                acquisition                 of property
                                               cost, capital               operating cash
                                   Original     improvements                receipts over
                                   mortgage     closing and                     cash
       Property                   financing    soft costs (1)      Total     expenditures
===========================================================================================
  Jack in the Box -
    Sacramento, CA                     0           969,423         969,423        264,752
  Pizza Hut -
    Billings, MT                       0           302,000         302,000         57,990

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA                   0           818,850         818,850        225,900
  Burger King -
    Columbus, OH (19)                  0           795,264         795,264              0
  Burger King -
    Nashua, NH                         0         1,217,015        1,217,015       413,281

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                        0         1,636,643        1,636,643         3,357
  Long John Silver's -
    Monroe, NC                         0           239,788         239,788        243,762

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                        0           286,411         286,411              0
  Checkers -
    Richmond, VA                       0           413,288         413,288        136,712
  Denny's -
    Orlando, FL                        0           934,120         934,120         (1,271)

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                      0           339,031         339,031              0
  Checkers -
    Dallas, TX                         0           356,981         356,981              0
  TGI Friday's -
    Woodridge, NJ (7)                  0         1,510,245        1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)                  0           672,746         672,746         74,312
  Hardee's -
    Madison, AL                        0           658,977         658,977         41,973
  Checkers -
    Richmond, VA (#548)                0           382,435         382,435        130,027
  Checkers -
    Riviera Beach, FL                  0           276,409         276,409         83,591
  Checkers -
    Richmond, VA (#486)                0           352,034         352,034         45,951

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

===============================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
===============================================================================================================
CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                05/27/94  03/01/95    263,221         0        0            0         263,221
  Checkers -
    Leavenworth, KS              06/22/94  03/01/95    259,600         0        0            0         259,600
  Checkers -
    Knoxville, TN                07/08/94  03/01/95    288,885         0        0            0         288,885
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0       1,753,533
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0         747,058

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                 06/24/95  04/24/96    775,000         0        0            0         775,000
  Checker's -
    Oviedo, FL                   11/14/94  02/28/97    610,384         0        0            0         610,384
  Boston Market -
    Madison, TN (16)             05/05/95  05/08/98    774,851         0        0            0         774,851
  Boston Market -
    Chattanooga, TN (17)         05/05/95  06/16/98    713,386         0        0            0         713,386

CNL Income Fund XVII, Ltd.:
  Boston Market -
    Troy, OH (18)                07/24/96  06/16/98    857,487         0        0            0         857,487

CNL American Properties Fund, Inc.:
  TGI Friday's -
    Orange, CT                   10/30/95  05/08/97  1,312,799         0        0            0       1,312,799
  TGI Friday's -
    Hazlet, NJ                   07/15/96  05/08/97  1,324,109         0        0            0       1,324,109
  TGI Friday's -
    Marlboro, NJ                 08/01/96  05/08/97  1,372,075         0        0            0       1,372,075
  TGI Friday's -
    Hamden, CT                   08/26/96  05/08/97  1,245,100         0        0            0       1,245,100
  Boston Market -
    Southlake, TX                07/02/97  07/21/97  1,035,153         0        0            0       1,035,135
  Boston Market -
    Franklin, TN (20)            08/18/95  04/14/98    950,361         0        0            0         950,361
  Boston Market -
    Grand Island, NE (21)        09/19/95  04/14/98    837,656         0        0            0         837,656
  Burger King -
    Indian Head Park, IL         04/03/96  05/05/98    674,320         0        0            0         674,320

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------     Excess
                                                 Total                    (deficiency)
                                               acquisition                 of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                     0           263,221        263,221           0
  Checkers -
    Leavenworth, KS                   0           259,600        259,600           0
  Checkers -
    Knoxville, TN                     0           288,885        288,885           0
  TGI Friday's -
    Woodridge, NJ (7)                 0         1,510,245       1,510,245    243,288
  Wendy's -
    Woodridge, NJ (7)                 0           672,746        672,746      74,312

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                      0           613,838        613,838     161,162
  Checker's -
    Oviedo, FL                        0           506,311        506,311     104,073
  Boston Market -
    Madison, TN (16)                  0           774,851        774,851           0
  Boston Market -
    Chattanooga, TN (17)              0           713,386        713,386           0

CNL Income Fund XVII, Ltd.:
  Boston Market -
    Troy, OH (18)                     0           857,487        857,487           0

CNL American Properties Fund, Inc
  TGI Friday's -
    Orange, CT                        0         1,310,980       1,310,980      1,819
  TGI Friday's -
    Hazlet, NJ                        0         1,294,237       1,294,237     29,872
  TGI Friday's -
    Marlboro, NJ                      0         1,324,288       1,324,288     47,787
  TGI Friday's -
    Hamden, CT                        0         1,203,136       1,203,136     41,964
  Boston Market -
    Southlake, TX                     0         1,035,135       1,035,135          0
  Boston Market -
    Franklin, TN (20)                 0           950,361        950,361           0
  Boston Market -
    Grand Island, NE (21)             0           837,656        837,656           0
  Burger King -
    Indian Head Park, IL              0           670,867        670,867       3,453

                                                       C-32

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

===============================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
===============================================================================================================
  Boston Market -
    Dubuque, IA (22)             10/04/95  05/08/98    969,159         0        0            0        969,159
  Boston Market -
    Merced, CA (23)              10/06/96  05/08/98    930,834         0        0            0        930,834
  Boston Market -
    Arvada, CO (24)              07/21/97  07/28/98  1,152,262         0        0            0      1,152,262

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------      Excess
                                                 Total                     (deficiency)
                                               acquisition                  of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
  Boston Market -
    Dubuque, IA (22)                 0             969,159       969,159          0
  Boston Market -
    Merced, CA (23)                  0             930,834       930,834          0
  Boston Market -
    Arvada, CO (24)                  0           1,152,262     1,152,262          0


(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.
(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.
(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.
(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.
(6) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest.
(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.
(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.
(9) CNL Income Fund, Ltd. owns a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.
(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.
(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.
(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.
(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.
(14) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors or its affiliates.
(15) The Burger King property in Woodmere, Ohio was exchanged on December 12, 1996 for a Burger King property in Carrboro, NC at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Carrboro, NC is being leased under the same lease as the Burger King property in Woodmere, OH.
(16) The Boston Market property in Madison, TN was exchanged on May 8, 1998 for a Boston Market property in Lawrence, KS at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Lawrence, KS is being leased under the same lease as the Boston Market property in Madison, TN.
(17) The Boston Market property in Chattanooga, TN was exchanged on June 16, 1998 for a Boston Market property in Indianapolis, IN at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Indianapolis, IN is being leased under the same lease as the Boston Market property in Chattanooga, TN.
(18) The Boston Market property in Troy, OH was exchanged on June 16, 1998 for a Boston Market property in Inglewood, CA at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Inglewood, CA is being leased under the same lease as the Boston Market property in Troy, OH.
(19) The Burger King property in Columbus, OH was exchanged on September 30, 1998 for a Burger King property in Danbury, CT at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Danbury, CT is being leased under the same lease as the Burger King property in Columbus, OH.

(20) The Boston Market property in Franklin, TN was exchanged on April 14, 1998 for a Boston Market property in Glendale, AZ at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Glendale, AZ is being leased under the same lease as the Boston Market property in Franklin, TN.
(21) The Boston Market property in Grand Island, NE was exchanged on April 14, 1998 for a Boston Market property in Warwick, RI at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Warwick, RI is being leased under the same lease as the Boston Market property in Grand Island, NE.
(22) The Boston Market property in Dubuque, IA was exchanged on May 8, 1998 for a Boston Market property in Columbus, OH at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Columbus, OH is being leased under the same lease as the Boston Market property in Dubuque, IA.
(23) Cash received net of closing costs includes $362,949 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(24) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

                                    EXHIBIT E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

              ----------------------------------------------------
              |  THE FOLLOWING INFORMATION UPDATES AND REPLACES  |
              | THE CORRESPONDING INFORMATION IN EXHIBIT E TO | | THE ATTACHED PROSPECTUS, DATED OCTOBER 6, 1998. |
              ----------------------------------------------------

                        CNL HOSPITALITY PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       PROPERTIES ACQUIRED FROM INCEPTION
                            THROUGH FEBRUARY 26, 1999
                For the Year Ended December 31, 1998 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired directly by the Company from inception through February 26, 1999. The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property had been acquired and operational on January 1, 1998 through December 31, 1998. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.



                                         Residence Inn by Marriott     Residence Inn by Marriott
                                         Buckhead (Lenox Park) (6)         Gwinnett Place (6)                 Total
                                         -------------------------     -------------------------           -----------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental Income (1)                              $1,651,798                     $1,208,983                     $2,860,781

Asset Management Fees (2)                         (94,388)                       (69,085)                      (163,473)

Interest Expense (3)                             (440,000)                      (316,800)                      (756,800)

General and Administrative
  Expenses (4)                                   (132,144)                       (96,719)                      (228,863)
                                               ----------                     ----------                     ----------

Estimated Cash Available from
  Operations                                      985,266                        726,379                      1,711,645

Depreciation Expense (5)                         (738,159)                      (612,656)                    (1,350,815)
                                               ----------                     ----------                     ----------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                               $  247,107                     $  113,723                     $  360,830
                                               ==========                     ==========                     ==========


----------------------
FOOTNOTES:

(1) Rental income does not include percentage rents which will become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Hospitality Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 8.8% per annum based on the bank's base rate as of July 31, 1998, plus 30 basis points assuming $5 million was borrowed on the Company's line of credit to acquire the Buckhead (Lenox Park) Property and $3.6 million for the Gwinnett Place Property. The Company repaid, in February 1999, amounts it had borrowed to acquire these Properties.

(4) Estimated at 8% of gross rental income, based on the previous experience of an Affiliate of the Advisor with another public REIT. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(5) The estimated federal tax basis of the depreciable portion of each Property and the number of years the assets have been depreciated on the straight-line method is as follows:

                                                             Furniture and
                                                 Buildings      Fixtures
                                                (39 years)    (5-15 years)
                                                ----------    ------------

         Buckhead (Lenox Park) Property        $13,459,000       $1,235,000
         Gwinnett Place Property                10,017,000        1,114,000

(6) The lessee of the Buckhead (Lenox Park) and the Gwinnett Place Properties is the same unaffiliated lessee.

                                       E-2